                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY


                              HUNTSMAN COMPANY LLC

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      WITH

                           DEUTSCHE BANK TRUST COMPANY

                     AMERICAS (F/K/A BANKERS TRUST COMPANY),

                            AS ADMINISTRATIVE AGENT,

                                       AND

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                         DATED AS OF SEPTEMBER 30, 2002

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS...............................................................2

              1.1     Definitions............................................................................2
              1.2     Accounting Terms; Financial Statements................................................34

ARTICLE II    AMOUNT AND TERMS OF CREDIT....................................................................35

              2.1     The Term Loans........................................................................35
              2.2     Term Notes............................................................................36
              2.3     Conversion and Continuation Elections for Eurodollar Loans and Base Rate Loans........36

ARTICLE III   INTEREST AND FEES.............................................................................37

              3.1     Interest..............................................................................37
              3.2     Fees..................................................................................38
              3.3     Computation of Interest and Fees......................................................39
              3.4     Compensation For Funding Losses.......................................................39
              3.5     Increased Costs, Illegality, Etc......................................................40
              3.6     Replacement of Lenders................................................................42
              3.7     Change of Lending Office..............................................................43

ARTICLE IV    PAYMENTS AND PREPAYMENTS......................................................................43

              4.1     Voluntary Prepayments.................................................................43
              4.2     Mandatory Prepayments.................................................................44
              4.3     Application of Prepayments............................................................47
              4.4     Method and Place of Payment by Borrower...............................................48
              4.5     Net Payments..........................................................................49
              4.6     Sharing of Payments; etc..............................................................52

ARTICLE V     CONDITIONS OF CREDIT..........................................................................53

              5.1     Conditions Precedent to the Effectiveness of the Agreement............................53
              5.2     Extension of Forbearance and Interim Maturity.........................................60

ARTICLE VI    REPRESENTATIONS AND WARRANTIES................................................................61

              6.1     Corporate Status......................................................................61
              6.2     Corporate Power and Authority.........................................................61
              6.3     No Violation..........................................................................61
              6.4     Governmental and Other Approvals......................................................62
              6.5     Financial Statements; Financial Condition; Undisclosed Liabilities; etc...............62
              6.6     Litigation............................................................................63
              6.7     True and Complete Disclosure..........................................................64
              6.8     Margin Regulations....................................................................64
              6.9     Tax Returns and Payments..............................................................64

              6.10    Compliance With ERISA.................................................................65
              6.11    Ownership of Property.................................................................65
              6.12    Capitalization of Borrower............................................................65
              6.13    Subsidiaries..........................................................................66
              6.14    Compliance With Law, etc..............................................................66
              6.15    Investment Company Act................................................................67
              6.16    Public Utility Holding Company Act....................................................67
              6.17    Environmental Matters.................................................................67
              6.18    Labor Relations.......................................................................68
              6.19    Intellectual Property.................................................................68
              6.20    Certain Fees..........................................................................68
              6.21    Security Documents....................................................................69
              6.22    Charitable Contributions..............................................................70
              6.23    Asbestos Matters......................................................................70

ARTICLE VII   AFFIRMATIVE COVENANTS.........................................................................70

              7.1     Financial Statements..................................................................70
              7.2     Certificates; Other Information.......................................................71
              7.3     Notices...............................................................................72
              7.4     Maintenance of Existence..............................................................74
              7.5     Payment of Obligations................................................................74
              7.6     Inspection of Property, Books and Records.............................................74
              7.7     ERISA.................................................................................75
              7.8     Maintenance of Property; Insurance....................................................76
              7.9     Environmental Laws....................................................................77
              7.10    Additional Security; Further Assurances...............................................77
              7.11    End of Fiscal Years; Fiscal Quarters..................................................80
              7.12    Operating Accounts....................................................................80
              7.13    Polymers Notes........................................................................80
              7.14    Compensation..........................................................................80

ARTICLE VIII  NEGATIVE COVENANTS............................................................................80

              8.1     Liens.................................................................................80
              8.2     Indebtedness..........................................................................82
              8.3     Fundamental Changes...................................................................84
              8.4     Dividends or Other Distributions......................................................84
              8.5     Issuance of Stock.....................................................................85
              8.6     Disposition of Assets.................................................................85
              8.7     Loans and Investments.................................................................86
              8.8     Transactions with Affiliates..........................................................87
              8.9     Sale-Leasebacks.......................................................................87
              8.10    Lines of Business.....................................................................88
              8.11    Fiscal Year...........................................................................88
              8.12    Amendments to Organizational and Other Documents......................................88
              8.13    Limitation on Certain Restrictions on Subsidiaries....................................88
              8.14    Accounting Changes....................................................................89

              8.15    Restrictions on Certain Unrestricted Subsidiaries.....................................90
              8.16    Amendments, Modifications or Supplements to Priority Credit Agreement.................90
              8.17    Charitable Contributions..............................................................90
              8.18    Collateral Account Agreements.........................................................90
              8.19    Borrowings Under Priority Credit Agreement............................................91

ARTICLE IX    FINANCIAL COVENANTS...........................................................................91

              9.1     Leverage Ratio........................................................................91
              9.2     Interest Coverage Ratio...............................................................91
              9.3     Fixed Charge Coverage Ratio...........................................................92
              9.4     Capital Expenditures..................................................................92

ARTICLE X     EVENTS OF DEFAULT.............................................................................92

              10.1    Events of Default.....................................................................92
              10.2    Rights Not Exclusive..................................................................95

ARTICLE XI    ADMINISTRATIVE AGENT..........................................................................96

              11.1    Appointment...........................................................................96
              11.2    Nature of Duties......................................................................96
              11.3    Rights, Exculpation, Etc..............................................................96
              11.4    Reliance..............................................................................97
              11.5    Indemnification.......................................................................97
              11.6    Administrative Agent in its Individual Capacity.......................................98
              11.7    Notice of Defaults....................................................................98
              11.8    Holders of Obligations................................................................98
              11.9    Resignation by Administrative Agent...................................................98

ARTICLE XII   MISCELLANEOUS.................................................................................99

              12.1    No Waiver; Modifications in Writing...................................................99
              12.2    Further Assurances...................................................................101
              12.3    Notices, Etc.........................................................................102
              12.4    Costs, Expenses and Taxes............................................................102
              12.5    Confirmations........................................................................104
              12.6    Adjustment...........................................................................104
              12.7    Execution in Counterparts............................................................105
              12.8    Binding Effect; Assignment; Addition and Substitution of Lenders.....................105
              12.9    CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.................................108
              12.10   GOVERNING LAW........................................................................109
              12.11   Severability of Provisions...........................................................109
              12.12   Transfers of Notes...................................................................109
              12.13   Registry.............................................................................109
              12.14   Headings.............................................................................110
              12.15   Termination of Agreement.............................................................110
              12.16   Confidentiality......................................................................110

              12.17   Concerning the Collateral and the Loan Documents.....................................111
              12.18   Certain Guarantee Obligations........................................................114
              12.19   Steering Committee...................................................................114
              12.20   Effectiveness........................................................................114
              12.21   Effect of Amendment and Restatement..................................................115

EXHIBITS

Exhibit 2.2(a)             Form of Term Note for Term A Loan
Exhibit 2.2(b)             Form of Term Note for Term B Loan
Exhibit 2.3(b)             Form of Notice of Conversion or Continuation
Exhibit 4.5(d)(ii)         Lender Certificate
Exhibit 5.1(b)(ii)         Form of Security Agreement
Exhibit 5.1(b)(iii)(A)     Form of Amended and Restated Subsidiary Guarantee Agreement
Exhibit 5.1(b)(iii)(B)     Form of HSCC Subsidiary Guarantee Agreement
Exhibit 5.1(b)(iv)         Form of Collateral Account Agreement
Exhibit 5.1(b)(v)          Form of Pledge Agreement
Exhibit 5.1(c)(i)          Form of GOF Restructuring Agreement
Exhibit 5.1(c)(ii)         Form of Holdco Term Sheet
Exhibit 5.1(e)(i)          Priority Credit Agreement Term Sheet
Exhibit 5.1(f)(i)          Form of Officer's Certificate Pursuant to Section 5.1(f)(i)
Exhibit 5.1(f)(ii)-1       Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit 5.1(f)(ii)-2       Form of Opinion of Stoel Rives LLP
Exhibit 5.1(g)             Form of Tax Sharing Agreement
Exhibit 5.2(a)             Form of Original Credit Forbearance Extension Agreements
Exhibit 5.2(b)             Form of Original Term Loan Forbearance Extension Agreements
Exhibit 7.2(a)             Form of Auditor's Certificate
Exhibit 7.2(b)-1           Form of Certificate of Responsible Financial Officer Pursuant to Section 7.2b)
Exhibit 7.2(b)-2           Form of Certificate of Responsible Officer pursuant to Section 7.2(b)
Exhibit 12.8(c)            Form of Assignment and Assumption Agreement


SCHEDULES

Schedule 1.1               Permitted Turnaround Capital Expenditures
Schedule 1.1(a)            Restructuring Charges
Schedule 1.1(c)            Unrestricted Subsidiaries
Schedule 4.2(b)            Asset Dispositions
Schedule 6.3               Approvals and Consents
Schedule 6.4               Governmental Approval
Schedule 6.5(a)            Historical Financial Statements
Schedule 6.5(d)            Indebtedness and Other Material Liabilities
Schedule 6.5(e)            Pro Forma Balance Sheet
Schedule 6.5(f)            Financial Projections
Schedule 6.12              Capitalization of Borrower
Schedule 6.13              Restricted Subsidiaries
Schedule 6.17              Environmental Matters
Schedule 6.21(c)           Real Property
Schedule 6.21(d)           Deposit Accounts
Schedule 8.1(a)            Existing Liens
Schedule 8.7               Investments
Schedule 8.15              Restrictions on HSCC and HSCHC

Schedule 8.18(a)           Procedures for IRIC with respect to Insurance Proceeds
Schedule 8.18(b)           Foreign Deposit Accounts

                      AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 30, 2002 and is made by and among Huntsman Company LLC, a Utah limited liability company ("BORROWER"), the financial institutions party hereto, including Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), in their capacities as lenders hereunder (collectively, the "LENDERS," and each individually, a "LENDER"), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as agent ("ADMINISTRATIVE AGENT") for the Lenders.

                              W I T N E S S E T H:

          WHEREAS, Borrower, Administrative Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) and the other financial institutions parties thereto have entered into that certain Credit Agreement dated as of January 29, 1996, as amended and restated as of February 23, 1996, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of September 27, 1996, the Second Amendment to Amended and Restated Credit Agreement dated as of July 2, 1997, the Third Amendment to Amended and Restated Credit Agreement dated as of November 4, 1998, the Fourth Amendment to Amended and Restated Credit Agreement dated as of November 20, 1998, the Fifth Amendment to Amended and Restated Credit Agreement dated as of March 26, 1999, the Second Amended and Restated Credit Agreement dated as of March 30, 2000, the First Amendment to Second Amended and Restated Credit Agreement dated as of December 8, 2000, the Second Amendment, Forbearance and Waiver Agreement to Second Amended and Restated Credit Agreement dated as of December 20, 2001, the Third Amendment to Second Amended and Restated Credit Agreement dated as of March 15, 2002, the Fourth Amendment, Forbearance and Waiver Agreement to Second Amended and Restated Credit Agreement dated as of June 28, 2002, the Original Credit Forbearance Extension Agreement dated as of August 14, 2002 and the Limited Waiver and Consent under Second Amended and Restated Credit Agreement dated as of August 19, 2002 (as amended, restated or otherwise modified, the "ORIGINAL CREDIT AGREEMENT");

          WHEREAS, Borrower, Administrative Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) and the other financial institutions parties thereto have entered into that certain Term Loan Agreement dated as of October 23, 1996, as amended by the First Amendment to the Term Loan Agreement dated as of July 2, 1997, the Second Amendment to the Term Loan Agreement dated as of November 4, 1998, the Third Amendment to the Term Loan Agreement dated as of November 20, 1998, the Fourth Amendment to the Term Loan Agreement dated as of March 26, 1999, that certain Amended and Restated Term Loan Agreement dated as of March 30, 2000, that certain First Amendment to Amended and Restated Term Loan Agreement dated as of December 8, 2000, the Second Amendment, Forbearance and Waiver Agreement to the Amended and Restated Term Loan Agreement dated as of December 20, 2001, the Third Amendment to the Amended and Restated Term Loan Agreement dated as of March 15, 2002, the Forbearance and Waiver Agreement to Amended and Restated Term Loan Agreement dated as of June 28, 2002, the Original Term Loan Forbearance Extension Agreement dated as of August 14, 2002 and the Limited Waiver and Consent under Amended and Restated Term Loan Agreement dated as of August 19, 2002 (as amended, restated or otherwise modified, the "ORIGINAL TERM LOAN AGREEMENT");

          WHEREAS, the Lenders on the Closing Date are lenders under either the Original Credit Agreement or the Original Term Loan Agreement or both (collectively, the "EXISTING LENDERS") with loans outstanding under such credit facilities and obligations under existing Hedging Agreements (collectively, the "ORIGINAL LOANS");

          WHEREAS, Borrower has requested that the Lenders enter into this Agreement in order to amend and restate the Original Credit Agreement and the Original Term Loan Agreement and reconstitute the principal Obligations (as defined in the Original Credit Agreement) and the principal Obligations (as defined in the Original Term Loan Agreement) to reflect combined Obligations hereunder of up to $1,388,067,490.87 in the aggregate to be provided by the Lenders to Borrower on the terms and conditions set forth herein; and

          WHEREAS, the Lenders are willing to, as further provided for in this Agreement, convert the Original Loans into loans hereunder and to permit the loans hereunder to remain outstanding for the purposes specified herein and only on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree that the Original Credit Agreement and the Original Term Loan Agreement are hereby amended and restated as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          1.1     DEFINITIONS.

          As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "ACQUISITION" means, with respect to Borrower or any Restricted Subsidiary, any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, the acquisition by Borrower or any Restricted Subsidiary of all or a significant part of the assets of another Person, any Investment in any Person which, after the Closing Date as a result of such Investment, becomes a Subsidiary of Borrower or, except as permitted by
SECTION 8.3(a), any merger, consolidation or amalgamation with any other Person.

          "ADDITIONAL SECURITY DOCUMENTS" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to SECTION 7.10 with respect to additional Collateral.

          "ADMINISTRATIVE AGENT" shall mean Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) in its capacity as administrative agent hereunder, and any successor agents in such capacity.

          "AFFILIATE" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and officers of such Person) or is controlled by or is under common control with such Person; PROVIDED, that neither DB nor any Affiliate of DB shall be deemed to be an Affiliate of Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or other entity.

          "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may at any time be amended, supplemented, waived or otherwise modified in accordance with the terms hereof and in effect.

          "AIRSTAR AIRCRAFT FINANCING DOCUMENTS" means Operating Leases and related documents entered into by Airstar Corporation relating to aircraft owned or acquired by it and any agreements or documents entered into by Airstar Corporation.

          "AMENDED AND RESTATED POLYMERS INDENTURE" means that certain indenture, as amended and restated dated as of June 14, 2002 by Polymers and HSBC Bank USA, a copy of which is attached as Appendix M to the Disclosure Materials.

          "AMENDED AND RESTATED SENIOR NOTES INDENTURES" means that certain indenture as amended by that certain amendment, dated as of June 14, 2002 by and between Borrower, as Issuer, each of the Guarantors named therein and Wilmington Trust Company, as Trustee and that certain indenture as amended by that certain amendment dated as of June 14, 2002 by and between Borrower, as Issuer, each of the Guarantors named therein and Wilmington Trust Company, as Trustee, a copy of which is attached as Appendix M to the Disclosure Materials.

          "AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT" has the meaning assigned to that term in SECTION 5.1(b)(iii)(A).

          "APPLICABLE BASE RATE MARGIN" means at any date (i) with respect to Term A Loans, 3.5%; PROVIDED, HOWEVER, that to the extent that a Minimum Term B Prepayment is made on or prior to December 31, 2004, the Applicable Base Rate Margin applicable to Term A Loans shall be 2.75% beginning on the first Business Day after such prepayment, and (ii) with respect to Term B Loans, 5.0% and shall without further action increase by .50% on the first Business Day after the 6-month anniversary of the Closing Date if this Agreement becomes effective pursuant to SECTION 12.20(a) (or, if this Agreement becomes effective pursuant to SECTION 12.20(b) the first Business Day after the 12-month anniversary of the Closing Date) and, in each case, on each 3-month anniversary thereafter up to a maximum of 8.0%.

          "APPLICABLE EURODOLLAR MARGIN" means at any date (i) with respect to Term A Loans, 4.5%; PROVIDED, HOWEVER, that to the extent that a Minimum Term B Prepayment is made on or prior to December 31, 2004, the Applicable Eurodollar Margin applicable to Term A Loans shall be 3.75% beginning on the first Business Day after such prepayment, and (ii) with respect to Term B Loans, 6.0% and shall without further action increase by .50% on the first Business

Day after the 6-month anniversary of the Closing Date if this Agreement becomes effective pursuant to SECTION 12.20(a) (or, if this Agreement becomes effective pursuant to SECTION 12.20(b), the first Business Day after the 12-month anniversary of the Closing Date) and, in each case, on each 3-month anniversary thereafter up to a maximum of 9.0%.

          "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Restricted Subsidiary of Borrower (other than directors' qualifying shares and similar arrangements required by applicable law with respect to any Foreign Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition" or any variation thereof) by Borrower or any of its Restricted Subsidiaries; PROVIDED, THAT (i) any disposition by Borrower or a Subsidiary to the Borrower or a Wholly-Owned Subsidiary which is not an Unrestricted Subsidiary, (ii) the disposition of equipment the proceeds of which are used to purchase other equipment used in Borrower's or any of its Restricted Subsidiaries' business within 180 days from the date of sale (provided that pending any such purchase the Net Sale Proceeds thereof are used to repay Loans (as defined in the Priority Credit Agreement) outstanding on the date of receipt of such proceeds) and (iii) dispositions permitted by SECTION 8.4 or SECTIONS 8.6(b), (e), (f), (g), (h) OR (i) shall not constitute an Asset Disposition for purposes of this definition.

          "ASSIGNEE" has the meaning assigned to that term in SECTION 12.8(c) of this Agreement.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of EXHIBIT 12.8(c) annexed hereto and made a part hereof by any applicable Lender, as assignor, and such Lender's assignee in accordance with SECTION 12.8 of this Agreement.

          "ATTORNEY COSTS" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

          "AUSTRALIAN JOINT VENTURES INTERESTS" means CPH's 50% equity interest in HCPH Holdings Pty Limited, 50% equity interest in Huntsman Chemical Australia Unit Trust and 20% equity interest in Huntsman Surfactants Technology Corporation.

          "AVAILABLE LIQUIDITY" means, as of any date of termination, Cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries, but excluding amounts on deposit in any Lock-Box (as defined in the Priority Credit Agreement) or Lock-Box Account (as defined in the Priority Credit Agreement) and the Master Collection Account (as defined in the Priority Credit Agreement).

          "BASE RATE" means the greater of (i) the rate most recently announced by DB at its principal office as its "prime rate", which is not necessarily the lowest rate made available by DB or (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by DB is evidenced by the recording thereof after its announcement in such internal publication or publications as DB may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by DB shall become effective without prior notice to Borrower as of 12:01 A.M. (New York City time) on the Business Day on which each change in such "prime rate" is announced by DB. DB may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

          "BASE RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Base Rate.

          "BASF NOTE" shall mean that certain Promissory Note dated March 4, 1997 of HSCC to BASF Corporation in the original principal amount of $75,000,000, as in effect on the Closing Date.

          "BOARD" means the Board of Governors of the Federal Reserve System.

          "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

          "BUSINESS DAY" as it relates to any payment, determination, funding or notice to be made or given in connection with any Loan, or otherwise to be made or given to or from Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For purposes of this Agreement (other than for purposes of determining the end of any applicable Interest Period), "Business Day" shall not include Pioneer Day as recognized in the State of Utah in any year.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

          "CAPITALIZED LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "CASH" means money, currency or the available credit balance in a Deposit Account.

          "CASH EQUIVALENTS" means any Investment in (i) a marketable obligation, maturing within one year after issuance thereof, issued or guaranteed by the USA or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the USA shall not at any time exceed 33-1/3% of all Investments described in this definition), (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-1 or better by S&P or P-1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the USA or any agency or instrumentality thereof and backed by the full faith and credit of the USA,
(v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the USA, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency and (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency.

          "CASH INTEREST EXPENSE" means Net Interest Expense but excluding, however, Interest Expense not currently payable in cash.

          "CHANGE OF CONTROL" means (i) prior to an Initial Public Offering, (x) the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "HUNTSMAN GROUP"), collectively to own and control at least 51% of the outstanding voting Capital Stock of Borrower, Holdco I and Holdco II, (y) any sale, assignment, transfer or other disposition by GOF or the Huntsman Group of any membership interests of Holdco I held by GOF or the Huntsman Group on the Closing Date, other than a Permitted Transfer or (z) the failure of Borrower to be a Wholly-Owned Direct Subsidiary of Holdco II or of Holdco II to be a Subsidiary of Holdco I (except in the case of the Borrower, in respect of (i) the preferred interests held by Huntsman Cancer Foundation on the Closing Date and (ii) the interests held by Huntsman Chemical Corporation or any other Wholly-Owned Subsidiary of Borrower on the Closing Date for so long as such interests are held by a Wholly-Owned Subsidiary of Borrower) or (ii) after an Initial Public Offering, the occurrence of the following: (x) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than GOF or one or more members of the Huntsman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting Capital Stock of Borrower or Issuer other than in a transaction having the approval of the board of directors of Borrower at least a majority of which members are Continuing Directors; or (y) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Borrower or Issuer.

          "CLOSING DATE" means September 30, 2002.

          "CODE" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

          "COLLATERAL" means, collectively, "Collateral" as such term is defined in any Security Document or any other collateral pledged by any Credit Party to secure the Obligations.

          "COLLATERAL ACCOUNT AGREEMENT" has the meaning assigned to such term in SECTION 5.1(b)(iv) of this Agreement.

          "COLLATERAL AGENT" means DB acting in the capacity of Collateral Agent as such term is defined in the Security Agreement until a successor is approved pursuant to Article XI of the Security Agreement and thereafter shall mean such successor and all successors thereto.

          "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for Borrower and its Restricted Subsidiaries, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capitalized Lease Obligations) by the Borrower and its Restricted Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower; PROVIDED that Consolidated Capital Expenditures shall not include any portion of expenditures to replace destroyed or damaged property, plant or equipment to the extent such capital expenditures are financed with casualty insurance proceeds not required to be applied to prepay the obligations hereunder.

          "CONSOLIDATED DEBT" means, without duplication, the sum of (i) Indebtedness of Borrower and its Restricted Subsidiaries (other than the Horizon Subordinated Note) to the extent reflected on a consolidated balance sheet of Borrower, determined on a consolidated basis in accordance with GAAP (but net of Cash and Cash Equivalents) and (ii) Indebtedness of Borrower and its Restricted Subsidiaries of the type referred to in clauses (x) and (xi) of the definition of such term.

          "CONSOLIDATED FIXED CHARGES" means, for any period, for Borrower and its Restricted Subsidiaries, the sum of (without duplication) (i) Cash Interest Expense, (ii) all scheduled payments of principal on Indebtedness of Borrower and its Restricted Subsidiaries (including, without limitation, principal payments in respect of Capitalized Leases), (iii) net income taxes paid in cash (excluding the effect of cash taxes on extraordinary items to the extent of cash proceeds on such items to the extent that such cash proceeds are excluded in computing EBITDA and net of tax distributions received from HIH), and (iv) Consolidated Capital Expenditures payable in cash, as each of the foregoing is made during such period of determination in accordance with GAAP on a consolidated basis.

          "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, with respect to any period, the aggregate of the net income (loss) of Borrower for such period, determined in accordance with GAAP on a consolidated basis, PLUS or MINUS, to the extent not included therein, the net income (loss) of any Restricted Subsidiary attributable to a minority interest in such Restricted Subsidiary, less the amount of cash dividends paid on any preferred stock of Borrower in such period; PROVIDED, that the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded in computing Consolidated Net Income PROVIDED FURTHER, that as used in the definition of Restricted Subsidiary Adjusted Earnings, Consolidated Net Income and Consolidated Net Loss shall be determined without giving effect to non-cash adjustments (whether positive or negative) (the "Equity Deferral Plan Non-Cash Adjustments") attributable (without duplication) to changes in employees' accounts due to (i) the matching amount in any "Employer Credit Accounts" (as defined in the Equity Deferral Plan) and matching associated with Expatriate Credits (as defined in the Equity Deferral
Plan), (ii) changes in the value of employees' "Deferral Accounts" (as defined in the Equity Deferral Plan) resulting from changes in the value of the Employer Stock (as defined in the Equity Deferral Plan) and (iii) changes in the value of the vested portion of such "Employer Credit Accounts" (as defined in the Equity Deferral Plan) and the vested portion of Expatriate Credits (as defined in the Equity Deferral Plan) resulting from changes in the value of the Employer Stock (as defined in the Equity Deferral Plan), PROVIDED STILL FURTHER, that any amounts paid or distributed in cash (the "Equity Deferral Plan Cash Adjustments") pursuant to the Equity Deferral Plan attributable to such changes in employees' accounts described in CLAUSES (i), (ii) AND (iii) above shall, to the extent not otherwise deducted in determining Consolidated Net Income or Consolidated Net Loss, be deemed to be expenses at the time of payment thereof and shall, for such period, be deducted in determining Consolidated Net Income and Consolidated Net Loss as used in the definition of Restricted Subsidiary Adjusted Earnings.

          "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person, the book value, determined on a consolidated basis in accordance with GAAP, of all assets of such Person and its Subsidiaries.

          "CONTAMINANT" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C.
Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

          "CONTINUATION DATE" shall mean, with respect to Eurodollar Loans, the day, which shall be the last day of an Interest Period with respect thereto, on which a Eurodollar Loan has been continued pursuant to SECTIONS 2.3(a) or 2.3(c) of this Agreement.

          "CONTINUING DIRECTORS" means, as of any date, the collective reference to (i) all members of the board of directors of Borrower or Issuer who have held office continuously since a date no later than twelve months prior to the Initial Public Offering, and (ii) all members of the board of directors of Borrower or Issuer who assumed office after such date and whose appointment or nomination for election by shareholders of Borrower or Issuer was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION DATE" shall mean with respect to Eurodollar Loans, the day, which shall be the last day of an Interest Period, on which Borrower has elected to convert its Eurodollar Loans into Base Rate Loans pursuant to SECTION 2.3(a)(ii) of this Agreement.

          "CPH" means Consolidated Press Holdings Limited, an Australian corporation.

          "CREDIT EXPOSURE" has the meaning set forth in SECTION 12.8(b).

          "CREDIT PARTY" shall mean Borrower and any Subsidiary Guarantor.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

          "CUSTOMARY PERMITTED LIENS" means:

          (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

          (ii) mechanics', processor's, materialmen's, carriers', warehousemen's, landlord's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued; provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

          (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

          (iv) (A) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Leases and (B) Liens securing surety, indemnity, performance, appeal and release bonds, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

          (v) such imperfections of title, covenants, restrictions, easements and other encumbrances on real property (except for such which are specifically insured for in a lender's title policy delivered pursuant to the terms of this Agreement) which in each case do not arise out of the incurrence of any Indebtedness and which as to Mortgaged Properties, do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed and, as to all other properties, do not impair the value or marketability of such properties, taken as a whole;

          (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $15,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

          (vii) leases or subleases granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement; and

          (viii) Environmental Liens, to the extent that (A) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (B) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and (C) such Liens do not relate to obligations exceeding $5,000,000 in the aggregate at any one time.

          "DB" means Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors.

          "DEFAULT RATE" means a variable rate per annum which shall be the Default Rate Margin PLUS (x) the then applicable interest rate hereunder, or (y) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, in respect of the amount on which the Default Rate is being assessed, but in no event in excess of that permitted by applicable law.

          "DEFAULT RATE MARGIN" means two percent (2%) per annum.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DISCLOSURE MATERIALS" means that certain Plan of Reorganization, the Disclosure Statement to accompany the Plan of Reorganization and the Appendices thereto, each dated July 15, 2002, and each amendment or supplement thereafter to the extent posted on Intralinks at least five (5) Business Days prior to the Closing Date.

          "DOLLAR" and "$" means lawful money of the USA.

          "DOLLAR EQUIVALENT" means, at any time, (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any other currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the exchange rate at such time.

          "DOMESTIC SUBSIDIARY" means each Subsidiary of Borrower other than a Foreign Subsidiary.

          "EBITDA" means, for any applicable period, Restricted Subsidiary Adjusted Earnings plus, to the extent deducted in determining the foregoing amount (i) Net Interest Expense for such period of Borrower and its Restricted Subsidiaries, (ii) provision for taxes for such period for Borrower and its Restricted Subsidiaries, (iii) depreciation and amortization expense for such period for Borrower and its Restricted Subsidiaries, (iv) the Huntsman Polymers Non-Cash Charge and (v) Restructuring Charges.

          "ELIGIBLE ASSIGNEE" means a commercial bank, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity) or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by the Administrative Agent and Borrower, such approval not to be unreasonably withheld.

          "ENVIRONMENTAL CLAIM" means any notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by Borrower or any of its Subsidiaries (the "PREMISES"), (b) the use, handling, generation, transportation, storage, treatment or disposal of Contaminants in connection with the operation of any Premises, or (c) the violation, or alleged violation, of any statutes, ordinances, codes, orders, rules, regulations, permits, or licenses or authorizations of or from any Governmental Authority or court relating to environmental matters connected with Borrower's operations or any Premises.

          "ENVIRONMENTAL LAWS" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives or Environmental Permits and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the Federal Water Pollution Control Act, as codified in 33 U.S.C. Section 1251 et seq., the Clean Air Act, as codified in 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C.
Section 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C.Section 300f et seq. and any related regulations, as well as all state and local equivalents.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under foreign, federal, state or local environmental laws, regulations or orders of any Government Authority or court, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates, registrations and approvals of Governmental Authorities required by Environmental Laws or necessary for the business of Borrower or a Subsidiary of Borrower.

          "EQUITY DEFERRAL PLAN" means Borrower's July 1, 1999 Equity Deferral Plan, as amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

          "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a controlled group, as defined in Section 414(b) of the Code, or is a member of an affiliated service group as defined in Section 414(m) of the Code which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of Borrower or any Subsidiary.

          "EURODOLLAR LOAN" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "EURODOLLAR RATE" means the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the New York interbank market by DB for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan to be made or continued by DB for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York City time) on the applicable Interest Rate Determination Date. The determination of the

Eurodollar Rate by Administrative Agent shall be conclusive and binding on Borrower absent manifest error.

          "EURODOLLAR RESERVE RATE" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                      Eurodollar Rate
          ---------------------------------------
          1.00 - Eurodollar Reserve Requirements

          "EURODOLLAR RESERVE REQUIREMENTS" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurodollar funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board).

          "EVENT OF DEFAULT" has the meaning assigned to that term in SECTION
10.1 of this Agreement.

          "EXCESS CASH FLOW" means, for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2002), an amount not less than zero calculated by April 30 of such year, equal to (i) the sum of (x) the average daily Unused Revolver Availability during the period of February 15 through and including April 15 of such year PLUS (y) the average daily balance of cash, Cash Equivalents and the amount of Foreign Cash Equivalents (calculated using the applicable exchange rate used by the Company in its internal financial statements), held during such period of such year (after giving pro forma effect to the amount of the Scheduled Term Loan Principal Payments, if any, made during such period as if such payments were made on February 15), but in any event excluding any cash from time to time in a Recovery Event Escrow Account in accordance with SECTION 4.2(h)), MINUS (ii) $200,000,000.

          "EXISTING FORBEARANCE AGREEMENTS" means that certain Fourth Amendment, Forbearance and Waiver to Second Amended and Restated Credit Agreement dated as of June 28, 2002, by and among the Borrower, Administrative Agent and the financial institutions party thereto and that certain Forbearance and Waiver to the Amended and Restated Term Loan Agreement dated as of June 28, 2002, by and among the Borrower, Administrative Agent and the financial institutions party thereto.

          "EXISTING L/C OBLIGATIONS" shall mean all LC Obligations (as defined in the Original Credit Agreement) under the Original Credit Agreement, immediately prior to the Closing Date.

          "EXISTING LENDERS" shall have the meaning assigned to that term in the third recitals to this Agreement.

          "EXISTING OBLIGATIONS" shall have the meaning assigned to that term in
SECTION 6.5(d) of this Agreement.

          "FACILITY" means any of the credit facilities established under this Agreement.

          "FEDERAL FUNDS RATE" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by DB.

          "FINANCE SUBSIDIARY" means any Restricted Subsidiary existing on the date of this Agreement or subsequently formed in accordance with the terms of this Agreement, (i) which is a special purpose entity which does not engage in any business other than borrowing funds from Borrower and lending funds to Restricted Subsidiaries pursuant to Pledged Intercompany Notes pursuant to documentation satisfactory to Administrative Agent with all rights of the Finance Subsidiary under such documentation pledged to the Collateral Agent in a manner satisfactory to Administrative Agent, (ii) which has provisions in its articles of incorporation satisfactory to Administrative Agent and (iii) all of the Capital Stock of which is pledged by the applicable Credit Party to the Collateral Agent on behalf of the Lenders, pursuant to the Security Documents.

          "FIRST MORTGAGE NOTES" means all of the outstanding 11% First Mortgage Notes due 2004 of Huntsman Petrochemical, issued pursuant to that certain Indenture between the Borrower and the United States Trust Company of New York, a New York corporation, as trustee, dated as of April 15, 1994, as amended, supplemented, restated or otherwise modified.

          "FISCAL QUARTER" has the meaning assigned to such term in SECTION 7.11 of this Agreement.

          "FISCAL YEAR" has the meaning assigned to such term in SECTION 7.11 of this Agreement.

          "FORBEARANCE EXTENSION AGREEMENT" means either the Original Credit Forbearance Extension Agreement, the Original Term Loan Forbearance Extension Agreement or both, as the context may require.

          "FOREIGN CASH EQUIVALENT" means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or Aa2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either)(each such jurisdiction, an "APPROVED JURISDICTION"), or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction and (ii) debt securities in an aggregate principal amount not to exceed the Dollar Equivalent of $2,000,000 with a maturity of 365 days or less issued by any nation in which the Borrower or its Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

          "FOREIGN OVERDRAFT FACILITY" means one or more foreign overdraft lines of credit in a maximum aggregate principal amount of $5,000,000 at any time outstanding.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of Borrower that
(A) is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory or possession of the U.S. and
(B) maintains a majority of its assets outside the U.S.; PROVIDED, HOWEVER, that Huntsman International Sales Corporation shall be a Foreign Subsidiary for so long as it is treated as a foreign subsidiary under Section 956 of the Code.

          "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

          "GOF" means Matlin Patterson Global Opportunities Partners L.P. (f/k/a CSFB Global Opportunities Partners L.P.) by its investment advisor Matlin Patterson Global Advisers LLC (f/k/a CSFB Global Advisers LLC)

          "GOF BONDS" means Senior Subordinated Notes and Polymers Senior Notes held from time to time by gof immediately prior to the Closing Date. For purpose of this Agreement, all Senior Subordinated Notes and Polymers Senior Notes held from time to time by CPH or its Affiliate shall be deemed to be GOF Bonds.

          "GOF RESTRUCTURING AGREEMENT" has the meaning assigned to that term in
SECTION 5.1(c)(i).

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GUARANTEE OBLIGATIONS" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, dividend, Capitalized Lease or Operating Lease, any other lease or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof PROVIDED, HOWEVER, that the term Guarantee Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "HEADQUARTERS MORTGAGE LOAN DOCUMENTS" means a mortgage or deed of trust, assignment of rents and leases and other customary mortgage loan documents entered into by Huntsman Headquarters Corporation, a Utah corporation, in connection with the mortgaging of the building located at 500 Huntsman Way, Salt Lake City, Utah and any agreements or documents entered into by Huntsman Headquarters Corporation evidencing the renewal, replacement or refinancing of the Indebtedness governed thereby to the extent such Indebtedness is permitted by SECTION 8.2(e).

          "HEDGING AGREEMENT" means any Interest Rate Agreement, Currency Agreement, commodity purchase or option agreement or commodity price hedging agreement or other hedging arrangement.

          "HIH" means Huntsman International Holdings, LLC, a Delaware limited liability company.

          "HIH UNIT TRANSFER" shall mean (a) the dividend of one common unit of HIH (the "TRANSFERRED UNIT") by HSCC to HSCHC, the dividend of the Transferred Unit from HSCHC to the Borrower, and the dividend of the Transferred Unit from the Borrower to Holdco II or (b) the transfer of the Transferred Unit from HSCC to Holdco II; provided, however, that (i) such dividends or transfer shall only take place on the Business Day prior to the payment of the Alta Interest Purchase Price (as defined in the ICI Agreement) pursuant to the ICI Agreement,
(ii) the Transferred Unit shall at all times remain subject to the pledge in favor of the Collateral Agent and (iii) the Transferred Unit shall, promptly (a) be contributed from Holdco II to Borrower, from Borrower to HSCHC, and from HSCHC to HSCC or (b) transferred from Holdco II to HSCC, in each case pursuant to such documentation as may be satisfactory in form and substance to Administrative Agent.

          "HISTORICAL FINANCIAL STATEMENTS" means each of the financial statements of Borrower or its Subsidiaries set forth on SCHEDULE 6.5(a) hereto.

          "HOLDCO AGREEMENT" has the meaning assigned to such term in SECTION 5.1(b)(viii) of this Agreement.

          "HOLDCO I" means Huntsman Holdings, LLC, a Delaware limited liability company.

          "HOLDCO II" means HMP Equity Holdings Corporation, a Delaware corporation.

          "HORIZON SUBORDINATION AGREEMENT" has the meaning given thereto in
SECTION 5.1(b)(ix) of this Agreement.

          "HORIZON SUBORDINATED NOTE" means that certain Amended and Restated Subordinated Promissory Note dated July 2, 2001 made by Borrower and payable to the order of

Horizon Ventures, L.C., a Utah limited liability company, as amended or modified in accordance with the terms hereof.

          "HSCC" means Huntsman Specialty Chemicals Corporation, a Delaware corporation.

          "HSCC AGREEMENT" means that certain letter agreement dated as of the date hereof by and among Borrower, HSCC, the Collateral Agent and the Priority Collateral Agent, as amended, modified or supplemented from to time.

          "HSCHC" means Huntsman Specialty Chemicals Holdings Corporation, a Utah corporation.

          "HSCC SUBSIDIARY GUARANTEE AGREEMENT" has the meaning given thereto in
SECTION 5.1(b)(iii)(B).

          "HUNTSMAN GROUP" has the meaning given thereto in the definition of Change of Control in SECTION 1.1.

          "HUNTSMAN PETROCHEMICAL" means Huntsman Petrochemical Corporation, a Delaware corporation.

          "HUNTSMAN POLYMERS NON-CASH CHARGE" means, for any period of four consecutive Fiscal Quarters that includes the last Fiscal Quarter of 2001, the one time, actual non-cash write down charge incurred in the last Fiscal Quarter of 2001 in connection with Polymers asset write-downs.

          "ICI" means ICI Alta, Inc., a Delaware corporation.

          "ICI AGREEMENT" means the Sale and Purchase Agreement dated as of June 14, 2002 by and among Imperial Chemical Industries PLC, ICI Americas Inc., ICI, ICI Finance PLC, BNAC Inc. and GOF, as the same may be amended in accordance with the terms of this Agreement.

          "INDEBTEDNESS" means, as applied to any Person (without duplication):

          (i)     all indebtedness of such Person for borrowed money;

          (ii) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is
     (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar instrument;

          (iii)   all Capitalized Lease Obligations;

          (iv) all indebtedness secured by any Lien (other than Customary Permitted Liens) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

          (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

          (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar instruments;

          (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

          (viii)  all obligations of such Person under Hedging Agreements;

          (ix)    Guarantee Obligations of such Person;

          (x) the aggregate outstanding amount of Receivables Facility Attributed Indebtedness or the gross proceeds from any similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner that would not otherwise be reflected as a liability on a balance sheet of such Person in accordance with GAAP; and

          (xi) the principal balance outstanding under any synthetic lease, tax retention, operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

PROVIDED, HOWEVER, notwithstanding the foregoing, "Indebtedness" shall not include deferred taxes or unsecured indebtedness of Borrower and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by Borrower and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

          "INITIAL PRO-RATA SHARE" means, for any Lender, subject to any adjustments provided pursuant to SECTION 2.1(a), (x) the sum of such Lender's Original Loans on the Closing Date, immediately prior to giving effect to the Transactions DIVIDED BY (y) the sum of the total Original Loans of all Lenders outstanding on the Closing Date, immediately prior to giving effect to the Transactions.

          "INITIAL PUBLIC OFFERING" means the initial public offering of the common equity of Borrower or an entity ("Issuer") of which Borrower is a Wholly-Owned Subsidiary.

          "INTERCOMPANY INDEBTEDNESS" means, Indebtedness of Borrower or any of its Restricted Subsidiaries which, in the case of Borrower, is owing to any Subsidiary of Borrower and which, in the case of any Subsidiary of Borrower, is owing to Borrower or any of its other Subsidiaries.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated the date hereof, by and among the Collateral Agent, the Priority Collateral Agent and Borrower, in the form of Exhibit 1.3 to the Security Agreement, as amended, modified or supplemented in accordance with the terms thereof.

          "INTEREST COVERAGE RATIO" has the meaning assigned to that term in
SECTION 9.2 of this Agreement.

          "INTEREST EXPENSE" means, for Borrower and its Restricted Subsidiaries with respect to any period, the sum of (x) total interest expense for Borrower and its Restricted Subsidiaries to the extent reflected on a consolidated financial statement of Borrower, determined on a consolidated basis in accordance with GAAP and (y) total cash dividends paid on any preferred Capital Stock of Borrower and its Restricted Subsidiaries to a Person other than Borrower or any of its Restricted Subsidiaries. As used in this definition, the term "interest" shall include, without limitation, all interest and fees payable with respect to the Obligations under this Agreement (other than fees which may be capitalized as transaction costs in accordance with GAAP), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease Obligations during such period, all as determined in accordance with GAAP.

          "INTEREST PAYMENT DATE" means (a) as to any Base Rate Loan, (x) the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (y) the date on which all of the Loans hereunder are paid in full and (z) if the Closing Date shall not have occurred prior to September 30, 2002, no later than the tenth Business Day following the Closing Date, (b) as to any Eurodollar Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurodollar Loan having an Interest Period longer than three months, at the end of each three month anniversary of the first day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, the date upon which any of the Term Loans have been paid in full shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder for such Loans.

          "INTEREST PERIOD" means with respect to any Eurodollar Loan, the period commencing on the Business Day such Loan is disbursed or continued (or on the date on which any Base Rate Loan is converted to a Eurodollar Loan) and ending on the date one (or such shorter period as may be agreeable to the Administrative Agent), two, three or six months thereafter, as selected by Borrower in its Notice of Borrowing, Notice of Continuation or Notice of Conversion or Continuation;

PROVIDED that:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

          (iii) no Interest Period for any Term Loan shall extend beyond the final maturity date for such loan.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which Borrower or any Restricted Subsidiary is a party, designed to protect Borrower or any of its Restricted Subsidiaries against fluctuations in interest rates.

          "INTEREST RATE DETERMINATION DATE" means the date for calculating the Eurodollar Rate for an Interest Period, which date shall be the second Business Day prior to the first day of the related Interest Period for such Loan.

          "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or accounts receivable created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business or (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person (including by way of merger, consolidation or amalgamation). The amount of any Investment by any Person on any date of determination shall be the acquisition price of the gross assets acquired (including any liability assumed by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) PLUS all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment MINUS the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Borrower or another Subsidiary of Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

          "IRIC" means International Risk Insurance Company, a Vermont corporation.

          "IRS" means the United States Internal Revenue Service, or any successor or analogous organization.

          "ISSUER" has the meaning assigned to that term within the definition of Initial Public Offering in this SECTION 1.1.

          "LENDER" and "LENDERS" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any other Person which becomes a Lender pursuant to SECTION 12.8; PROVIDED, HOWEVER, that each Participant shall be deemed to be a Lender for purposes of SECTION 4.5 of this Agreement.

          "LENDING OFFICE" means, with respect to each Lender, the office specified under such Lender' name on the signature page hereto, or on the signature page to any Assignment and Assumption Agreement, with respect to each Type of Loan, as the case may be, or such other office as such Lender may designate in writing from time to time to Borrower and Administrative Agent with respect thereto.

          "LEVERAGE RATIO" has the meaning as defined in SECTION 9.1 of this Agreement.

          "LIEN" means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement or authorization to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than (x) filings for which an agreement to release such statement has been obtained and delivered to Administrative Agent, (y) filings improperly made against the Borrower or any of its Subsidiaries without their consent or (z) filings to reflect ownership by a third party of property leased or consigned to Borrower or any of its Subsidiaries under a lease or consignment agreement which is not in the nature of a conditional sale or title retention agreement, or any sale of receivables with recourse against the seller or any Affiliate of the seller).

          "LOAN" means an extension of credit by a Lender to Borrower pursuant to Article II, and "Loans" means all of such Loans by all Lenders collectively.

          "LOAN DOCUMENTS" means, collectively, this Agreement, the Subsidiary Guarantee Agreements, the Notes, each Security Document, the Holdco Agreement, the HSCC Agreement and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

          "MAJORITY LENDERS" as of any date and with respect to any Facility, means those Lenders that would constitute the Required Lenders under, and as defined in, this Agreement assuming all outstanding Obligations of the other Facilities under this Agreement were repaid in full.

          "MANAGEMENT FEES" means for any period, all management fees or similar compensation, excluding amounts representing reimbursement of out-of-pocket expenses incurred in the ordinary course of business in connection with the performance of management services.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its respective obligations under any Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement or any of the Security Documents or the rights or remedies of Administrative Agent and the Lenders hereunder or thereunder.

          "MATERIAL AGREEMENT" means (i) any Contractual Obligation, the breach of which or the failure to maintain would be reasonably likely to result in a Material Adverse Effect and (ii) any material Contractual Obligation entered into in connection with an Acquisition.

          "MATERIAL SUBSIDIARY" means any Restricted Subsidiary of Borrower, the Consolidated Total Assets of which were more than 2% of Borrower's Consolidated Total Assets as of the end of the most recently completed Fiscal Year of Borrower for which audited financial statements are available; PROVIDED that, in the event the aggregate of the Consolidated Total Assets of all Restricted Subsidiaries that do not constitute Material Subsidiaries exceeds 5% of Borrower's Consolidated Total Assets as of such date, Borrower (or Administrative Agent, in the event Borrower has failed to do so within 10 days of request therefor by Administrative Agent) shall, to the extent necessary, designate sufficient Restricted Subsidiaries to be deemed to be "Material Subsidiaries" to eliminate such excess, and such designated Restricted Subsidiaries shall thereafter constitute Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of Borrower included in such audited financial statements.

          "MATURITY DATE" means March 31, 2007, or such earlier date as the outstanding Term Loans shall have been reduced to $0 pursuant to this Agreement.

          "MAXIMUM ICI SETTLEMENT AMOUNT" means an amount equal to the sum of the "B Note Completion Payment" plus the "Alta Interest Purchase Price", as each such term is defined in the ICI Agreement, minus cash and Cash Equivalents held by Holdco I and Holdco II (other than the proceeds of the Mezzanine Financing) as of the date on which any such amounts are paid to ICI.

          "MEMBERSHIP INTERESTS" shall mean the Membership Interests of Borrower.

          "MEZZANINE FINANCING" means (i) a debt offering at Holdco II consisting of the incurrence or issuance of Indebtedness or (ii) an equity offering at Holdco I or Holdco II consisting of the issuance of Capital Stock.

          "MINIMUM ICI SETTLEMENT AMOUNT" means an amount equal to the sum of the remaining "B Note Completion Payment" plus the remaining "Alta Interest Partial Payment", as each such term is defined in the ICI Agreement, minus cash and Cash Equivalents held by

Holdco I and Holdco II (other than the proceeds of the Mezzanine Financing) as of the date on which any such amounts are paid to ICI.

          "MINIMUM TERM B PREPAYMENT" shall mean one or more prepayments of the principal amount of outstanding Term B Loans which individually or in the aggregate equal at least $350,000,000 made with the net proceeds of equity or Permitted Junior Debt of Borrower.

          "MIOA" means the Membership Interest Option Agreement by and among Imperial Chemical Industries PLC, ICI and HSCC dated as of November 2, 2001, as amended and restated as of December 20, 2001, as the same may be amended in accordance with the terms of this Agreement.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "MORTGAGE SUPPLEMENTS" has the meaning assigned to such term in
SECTION 5.1(b)(vi).

          "MORTGAGED PROPERTY" means, collectively, all of the properties of Borrower and the Subsidiaries of Borrower defined as "Mortgaged Property" in each of the respective Mortgages including, without limitation, the properties listed on SCHEDULE 6.21(c) identified as Mortgaged Property and any other property which becomes Mortgaged Property pursuant to SECTION 7.10.

          "MORTGAGES" means, collectively, (i) the mortgage and leasehold mortgages in form and substance satisfactory to Administrative Agent each dated as of the Closing Date or a date prior thereto and executed by Borrower or any Restricted Subsidiary of Borrower, as mortgagor, in favor of the Collateral Agent (or its designee) for the benefit of the Lenders, as mortgagee, relating to the Mortgaged Property, and (ii) any other mortgage, deed of trust or similar agreement executed by Borrower or a Subsidiary of Borrower pursuant to which such Person shall have granted a mortgage to Administrative Agent (or its designee) for the benefit of the Lenders, as each such agreement may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

          "MULTIEMPLOYER PLAN" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by Borrower or any of its ERISA Affiliates or any Subsidiary of Borrower or ERISA Affiliates to such Subsidiary.

          "NET INTEREST EXPENSE" means, for Borrower and its Restricted Subsidiaries with respect to any period, Interest Expense net of interest income on Cash and Cash Equivalents, net of amounts received under Interest Rate Agreements, to the extent permitted hereunder.

          "NET OFFERING PROCEEDS" means the proceeds received from the issuance of any Capital Stock (other than Capital Stock issued in connection with the exercise of stock options granted pursuant to the stock option plan described in
SCHEDULE 6.12 hereof) or from any contribution to capital with respect to existing Capital Stock net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

          "NET SALE PROCEEDS" means, with respect to any Asset Disposition the aggregate cash payments received by Borrower, HSCC, HSCHC or any Restricted Subsidiary from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) MINUS the direct costs and expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition), and any provision for taxes in respect thereof made in accordance with GAAP PROVIDED that such expenses shall only include taxes to the extent that taxes are payable in cash in the current year or the following year as a result of such Asset Disposition. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by Borrower or any Restricted Subsidiary of Borrower.

          "NOTICE OF CONVERSION OR CONTINUATION" or "NOTICE OF BORROWING" has the meaning assigned to that term in SECTION 2.3(b) of this Agreement.

          "NOTICE OFFICE" means the office of the Administrative Agent located at 31 West 52nd Street, New York, NY 10022 or such other office as the Administrative Agent may designate to Borrower and the Lenders from time to time.

          "OBLIGATIONS" means all liabilities and obligations of Borrower and any Subsidiary of Borrower now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "OPERATING LEASE" of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

          "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, such Person's articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

          "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "ORIGINAL CREDIT FORBEARANCE EXTENSION AGREEMENT" means the provisions of the agreements set forth on EXHIBIT 5.2(a) hereto.

          "ORIGINAL LOANS" has the meaning set forth in the recitals to this Agreement.

          "ORIGINAL TERM LOAN AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "ORIGINAL TERM LOAN FORBEARANCE EXTENSION AGREEMENT" means the provisions of the agreements set forth on EXHIBIT 5.2(b) hereto.

          "PARTICIPANTS" has the meaning assigned to that term in SECTION 12.8(b) of this Agreement.

          "PAYMENT OFFICE" means, with respect to Administrative Agent, 31 West 52nd Street, New York, NY 10022 or such other address as Administrative Agent may from time to time specify in accordance with SECTION 12.3 of this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

          "PERMITTED JUNIOR DEBT" means Indebtedness which is structured so as to be junior to the obligations under the Senior Secured Credit Facilities (including the Obligations) in that it is either (i) unsecured and subordinated to the Obligations, (ii) unsecured or (iii) secured with Liens that are expressly subordinated to the Liens securing the Obligations, in each case on terms and conditions and in form and substance satisfactory to Administrative Agent; PROVIDED, that such terms and conditions shall not be more restrictive to Borrower than those set forth herein and shall be at or below a market interest rate for comparable instruments and, in no event shall any scheduled principal payments be required to be made prior to the Maturity Date.

          "PERMITTED LIENS" has the meaning assigned to that term in SECTION 8.1 of this Agreement.

          "PERMITTED MEZZANINE PROCEEDS" means (a) net cash proceeds of Mezzanine Financing in an aggregate amount not less than the Minimum ICI Settlement Amount or more than the Maximum ICI Settlement Amount, in each case, to the extent that such net cash proceeds are used to satisfy the options or obligations of Holdco II under the ICI Agreement in one or more transactions where on or before the date of receipt of such cash proceeds by Holdco I or Holdco II, (i) ICI shall have released (or caused to be released) 210 membership units of HIH as collateral for the obligations of HSCC under the MIOA and such released units shall have been pledged to the Collateral Agent in accordance with SECTION 7.10(f) hereof such that an aggregate of not less than 51% of the equity interests of HIH shall have been pledged to the Lenders as Collateral and
(ii) the "Completion Payment" (as defined in the MIOA) shall have been reduced by the Completion Payment Deduction (as defined in the ICI Agreement); PROVIDED, HOWEVER, that if such net cash proceeds equal or exceed the Maximum ICI Settlement Amount, (y) the obligations of HSCC under the MIOA (including the obligation to purchase additional equity interests in HIH and the related pledge of 300 membership units of HIH as collateral) shall have been terminated and (z) ICI shall have released (or caused to be released) such 300 membership units of HIH as collateral and such released units shall have been pledged to the Collateral Agent in accordance with SECTION 7.10(f) hereof, such that an aggregate of not less than 60% of the equity interests of HIH shall have been pledged to the Lenders as Collateral, (b) Reinvestment Mezzanine Proceeds and (c) Permitted Mezzanine Refinancing Proceeds.

          "PERMITTED MEZZANINE REFINANCING PROCEEDS" means net proceeds of a Mezzanine Financing to the extent that such proceeds are used to refinance, repay or purchase Indebtedness (and instruments which were issued with such Indebtedness) the proceeds of which were used solely (i) to make a payment to ICI under or relating to the ICI Agreement or (ii) for the purposes described in the definition of "Reinvestment Mezzanine Proceeds", so long as (x) at the time of such Mezzanine Financing ICI shall have released (or caused to be released) 210 membership units of HIH pledged as collateral for the obligations of HSCC under the MIOA and such released units shall have been pledged to the Collateral Agent in accordance with Section 7.10(f) hereof such that an aggregate of not less than 51% of the equity interests of HIH shall have been pledged to the Lenders as Collateral and (y) the "Completion Payment" (as defined in the MIOA) shall have been reduced by the Completion Payment Deduction (as defined in the ICI Agreement); provided that if the Mezzanine Financing constitutes Indebtedness, the net proceeds of such Mezzanine Financing shall not exceed the principal amount of Indebtedness which has been refinanced, repaid or purchased thereby.

          "PERMITTED POLYMERS NOTES REPURCHASE AMOUNT" has the meaning assigned to that term in SECTION 4.2(e).

          "PERMITTED TRANSFER" means from and after the date that the Term B Loan has been pre-paid in full, the sale or transfer by, GOF or the Huntsman Group of up to 5% of the Capital Stock of Holdings I held by such party as of the Closing Date and thereafter, upon the pledge by HSCC of an additional 30% of Huntsman International Holdings, LLC pursuant to SECTION 7.10(f) hereof, the sale or transfer by GOF or the Huntsman Group of up to 15% in the aggregate of the Capital Stock of Holdings I held by each such party as of the Closing Date.

          "PERMITTED TURNAROUND CAPITAL EXPENDITURES" means capital expenditures incurred on or prior to December 31, 2003 not exceeding the amount specified on
SCHEDULE 1.1 for the specific turnaround project identified on such Schedule.

          "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "PIK B NOTE" has the meaning assigned to such term in SECTION 3.2(b) of this Agreement.

          "PLAN" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by Borrower or any of its ERISA Affiliates or any Subsidiary of Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

          "PLAN ADMINISTRATOR" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

          "PLAN OF REORGANIZATION" means that certain Debtors' Joint Prepackaged Plan of Reorganization dated as of July 15, 2002, as modified, supplemented or amended.

          "PLAN SPONSOR" has the meaning assigned to the term "plan sponsor" in
Section 3(16)(B) of ERISA.

          "PLEDGE AGREEMENT" means, once executed and delivered, the pledge agreement delivered pursuant to SECTION 5.1(b)(v).

          "PLEDGED INTERCOMPANY NOTES" means, collectively, the "Pledged Intercompany Notes" as defined in the Security Agreement.

          "PLEDGED SECURITIES" means, collectively, "Pledged Securities" as defined in the Security Agreement or any other pledged securities under any Security Document.

          "POLYMERS" means Huntsman Polymers Corporation, a Delaware corporation, formerly known as Rexene Corporation.

          "POLYMERS SENIOR NOTES" means those certain 11.75% Senior Notes due 2004 of Polymers issued pursuant to the Amended and Restated Polymers Indenture.

          "PREFERRED STOCK" means preferred Capital Stock of Borrower which (i) is not convertible or exchangeable into Indebtedness, (ii) may not, upon the occurrence of any event or circumstance or otherwise by its terms, be required to be redeemed by Borrower or be redeemable at the option of the holder thereof, in each case, at any time prior to the first anniversary of the Term B Loan Maturity Date and (iii) does not contain other terms (other than customary market terms for preferred stock of similar companies) which could reasonably be expected to adversely affect the interests of the Lenders.

          "PRIORITY COLLATERAL AGENT" means the Collateral Agent (as defined in the Priority Credit Agreement).

          "PRIORITY CREDIT AGREEMENT" means that certain Revolving Credit Agreement entered into on the Closing Date by and among Borrower, Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions and other parties thereto, together with any agreement or agreements from time to time executed by the Borrower to evidence any refinancings or successive refinancings of all or any part of the Priority Loans, together with any amendments, modifications or supplements to, or restatements of, any of the foregoing providing on the Closing Date for commitments of the Lenders thereunder to make Priority Loans in an aggregate principal amount of not more than $275,000,000 on terms and conditions substantially as set forth on EXHIBIT 1.1-a in conformance with the terms hereof.

          "PRIORITY LOAN DOCUMENTS" means "Loan Documents" as that term is defined in the Priority Credit Agreement.

          "PRIORITY LOANS" means the loans and extensions of credit made or to be made pursuant to the Priority Credit Agreement.

          "PRO RATA SHARE" means, when used with reference to any Lender and any Facility, and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Loans under such Facility and the denominator of which shall be the aggregate Loans outstanding under such Facility for all Lenders, and when used with reference to any Lender's percentage interest, such fraction.

          "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" at any time shall mean the aggregate net outstanding amount theretofore paid in respect of the accounts receivable sold or transferred as part of a bulk sale or financing of accounts receivable by it.

          "RECOVERY EVENT" means the receipt by Borrower (or any of its Restricted Subsidiaries) of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Borrower or any of its Restricted Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Borrower or any of its Restricted Subsidiaries and (iii) under any policy of insurance required to be maintained under SECTION 7.8; PROVIDED, HOWEVER, that in no event shall payments made under business interruption insurance constitute a Recovery Event.

          "RECOVERY EVENT ESCROW ACCOUNT" has the meaning ascribed to such term in SECTION 4.2(h).

          "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "REINVESTMENT MEZZANINE PROCEEDS" means net cash proceeds of a Mezzanine Financing which (i) are in a net aggregate amount not in excess of $25 million, (ii) are reinvested by Holdco I or Holdco II, directly or indirectly into HSCC or Huntsman International Holdings in a transaction where such investment is pledged to the Administrative Agent as Collateral for the Lenders in a manner satisfactory to the Administrative Agent and (iii) on or before the date of receipt by Holdco I or Holdco II of such Proceeds, Holdco I or Holdco II has received Permitted Mezzanine proceeds in an amount equal to the Maximum ICI Settlement Amount and the Obligations of HSCC under the MIOA shall have been terminated.

          "RELATED FUND" means, with respect to any Lender which is a fund, any other fund that invests in bank loans and is administered or managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

          "RELEASE" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of Borrower or its Subsidiaries, or at any other location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of Borrower or its Subsidiaries or at any other location, including any location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or substantial threat of a material Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial or post-remedial studies and investigations and post-remedial monitoring and care.

          "REPORTABLE EVENT" means a "reportable event" described in Section 4043(b) of ERISA or in the regulations thereunder with respect to a Plan other than a reportable event for which the 30-day notice requirement to the PBGC has been waived, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to
Section 4242 or 4245 of ERISA.

          "REQUIRED LENDERS" means as of any date of determination thereof Lenders having more than 50% of the sum of the unpaid principal amount of the Loans at such date.

          "REQUIREMENT OF LAW" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE FINANCIAL OFFICER" means the Chief Financial Officer, principal accounting officer, a financial vice president, Controller, Treasurer or Assistant Treasurer of Borrower.

          "RESPONSIBLE OFFICER" means any of the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, the Controller, Chief Financial Officer, Chief Restructuring Officer, any Vice President, the Treasurer, or the Secretary or any other similar officer or position.

          "RESTRICTED DOMESTIC SUBSIDIARY" means any Restricted Subsidiary which is also a Domestic Subsidiary.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

          "RESTRICTED SUBSIDIARY ADJUSTED EARNINGS" means, for any applicable period, Consolidated Net Income or Consolidated Net Loss of Borrower and its Restricted Subsidiaries plus, to the extent not included therein, and to the extent paid out of retained or current earnings (and not constituting a return of capital), the amount of cash dividends or distributions paid to Borrower or a Restricted Subsidiary from any Unrestricted Subsidiary or from any Person which is not a Subsidiary during such period; PROVIDED that in computing Consolidated Net Income or Consolidated Net Loss for purposes of this definition, extraordinary gains or losses shall be excluded.

          "RESTRUCTURING CHARGES" means (a) non-recurring non-cash restructuring charges pertaining to the Transactions incurred on or prior to the Closing Date,
(b) non-recurring cash restructuring charges pertaining to the Transactions incurred on or prior to the Closing Date in an aggregate amount not to exceed $20,000,000, and (c) non-recurring restructuring charges incurred after the Closing Date pertaining to the contemplated restructurings described in
SCHEDULE 1.1(a) in an aggregate amount not to exceed the amounts set forth on
SCHEDULE 1.1(a) for such restructuring.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

          "SALE AND LEASEBACK TRANSACTION" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property; PROVIDED, HOWEVER, that a sale and leaseback by the Borrower or any Restricted Subsidiary of railcars acquired after the date hereof shall not constitute a "Sale and Leaseback Transaction" for purposes of this Agreement.

          "SCHEDULED TERM A LOANS PRINCIPAL PAYMENTS" means, with respect to the principal payments on the Term A Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.1 and 4.2 of this Agreement:

                                                     SCHEDULED TERM A
                 DATE                            LOANS PRINCIPAL PAYMENT
          ------------------             ---------------------------------------
          September 30, 2003                           $    7.5 million
          December 31, 2003                            $    7.5 million
            March 31, 2004                             $   12.5 million
            June 30, 2004                              $   12.5 million
          September 30, 2004                           $   15.0 million
          December 31, 2004                            $   15.0 million
            March 31, 2005                             $   17.5 million
            June 30, 2005                              $   17.5 million
          September 30, 2005                           $   25.0 million
          December 31, 2005                            $   25.0 million
            March 31, 2006                             $   37.5 million
            June 30, 2006                              $   37.5 million
          September 30, 2006                           $   37.5 million
          December 31, 2006                            $   37.5 million
            March 31, 2007               $ 633,067,490.87, or the then remaining
                                                       principal balance

          "SCHEDULED TERM LOAN PRINCIPAL PAYMENTS" means Scheduled Term A Loan Principal Payments.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "SECTION 4.5(d)(ii) CERTIFICATE" has the meaning ascribed to such term in SECTION 4.5(d)(ii) of this Agreement.

          "SECURED PARTY" has the meaning assigned to that term in the Security Agreement.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITY AGREEMENT" has the meaning assigned to that term in SECTION 5.1(b)(ii) of this Agreement.

          "SECURITY DOCUMENTS" means, collectively the Pledged Intercompany Notes, the Security Agreement, the Subsidiary Guarantee Agreements, the Mortgages and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, including, without limitation, all pledge agreements, charges and other instruments and documents executed in connection with the granting of a security interest to the Collateral Agent in the Capital Stock of any Foreign Subsidiary, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Security Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by Borrower or any Subsidiary of Borrower after the date of this Agreement in favor of the Collateral Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

          "SENIOR SECURED CREDIT FACILITIES" means the Priority Credit Agreement and this Agreement.

          "SENIOR SUBORDINATED NOTES" means those certain (i) 9-1/2% Senior Subordinated Notes of the Borrower due 2007 and Senior Subordinated Floating Rate Notes of the Borrower due 2007, each issued pursuant to the applicable Amended and Restated Senior Notes Indenture, and (ii) 9-1/2% Senior Subordinated Notes of the Borrower due 2007 issued pursuant to the Amended and Restated Senior Notes Indentures, in each case, as outstanding after giving effect to the Transactions.

          "SUBSIDIARY" of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

          "SUBSIDIARY GUARANTEE AGREEMENTS" has the meaning assigned to that term in SECTION 5.1(b)(iii) of this Agreement.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of Borrower that becomes a party to a Subsidiary Guarantee Agreement.

          "SUPERMAJORITY LENDERS" means as of any date of determination thereof, Lenders holding 75% or more of the sum of the unpaid principal amount of the Loans as of such date.

          "TAX SHARING AGREEMENT" means that certain tax sharing agreement dated as of the date hereof by and between Borrower and Holdco II, initially substantially in the form of EXHIBIT 5.1(g), as amended or otherwise modified from time to time.

          "TAXES" has the meaning assigned to that term in SECTION 4.5(a)(v) of this Agreement.

          "TERM A LENDER" means any Lender which is owed a Term A Loan (or a portion thereof).

          "TERM A LOAN" and "TERM A LOANS" have the meanings assigned to those terms in SECTION 2.1(a) of this Agreement.

          "TERM A LOAN MATURITY DATE" means March 31, 2007, or such earlier date as the outstanding Term A Loans are required to be reduced to $0 pursuant to this Agreement.

          "TERM B LENDER" means any Lender which is owed a Term B Loan (or a portion thereof).

          "TERM B LOAN" and "TERM B LOANS" have the meanings assigned to those terms in SECTION 2.1(a) of this Agreement.

          "TERM B LOAN MATURITY DATE" means March 31, 2007, or such earlier date as the outstanding Term B Loans are required to be reduced to $0 pursuant to this Agreement.

          "TERM B NOTE" means a note issued in accordance with SECTION 2.2 of this Agreement to a Term B Lender, evidencing a Lender's Term B Loan and shall include any PIK B Note.

          "TERM LENDERS" means those Lenders providing Term Loans hereunder and shall include any Person which becomes a Term Lender as contemplated by
SECTION 12.8 of this Agreement.

          "TERM LOANS" means a Term A Loan or a Term B Loan, and "Term Loans" means all of such Term Loans by all Lenders, collectively.

          "TERM NOTE" and "TERM NOTES" have the meanings assigned to those terms in SECTION 2.2 of this Agreement.

          "TRANCHE" means a group of Loans of a single Type as in effect on the Closing Date or thereafter converted or continued by the Lenders on a single date and in the case of Loans other than Base Rate Loans, as to which a single Interest Period is in effect.

          "TRANSACTION" shall mean and include the transactions contemplated hereby.

          "TRANSFEREE" has the meaning assigned to that term in SECTION 12.8(d) of this Agreement.

          "TYPE" means as to any Loan its nature as a Base Rate Loan or a Eurodollar Loan.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "UNMATURED EVENT OF DEFAULT" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary listed on SCHEDULE 1.1(c) of this Agreement and any Subsidiary thereof, any Subsidiary of Huntsman International Holdings, LLC, or any Subsidiary of Borrower that at the time of formation shall be designated an Unrestricted Subsidiary in an officer's certificate signed by two Responsible Financial Officers of the Borrower and into which, within ten (10) Business Days after such formation, an existing Unrestricted Subsidiary is merged or combined; PROVIDED, HOWEVER, that, for purposes of this Agreement, HCPH Holdings Pty Limited and Huntsman Chemical Australia Unit Trust shall be deemed to be Unrestricted Subsidiaries of the Borrower.

          "UNUSED REVOLVER AVAILABILITY" means (i) the lesser of (x) the sum of the Commitments (as defined in the Priority Credit Agreement) and (y) the then current Borrowing Base (as defined in the Priority Credit Agreement) LESS (ii) the then outstanding balance of the Loans (as defined in the Priority Credit Agreement) LESS (iii) the LC Obligations (as defined in the Priority Credit Agreement).

          "USA" means the United States of America.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "WHOLLY-OWNED DIRECT SUBSIDIARY" means with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors, or similar de minimis issuances of Capital Stock to comply with Requirements of
Law) are at the time owned directly by such Person.

          "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means any Wholly-Owned Subsidiary which is also a Domestic Subsidiary.

          "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors, or similar de minimis issuances of Capital Stock to comply with Requirements of Law) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person; PROVIDED, HOWEVER, that for purposes of this Agreement, Nitroil Vegyipari Termelo-Fejlesztro Resvenytatsag and its Wholly-Owned Subsidiaries shall be deemed to be "Wholly-Owned Subsidiaries" of Borrower.

          "WRITTEN" or "IN WRITING" means any form of written communication or a communication by means of telecopier device, or authenticated telex, telegraph or cable.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

          1.2     ACCOUNTING TERMS; FINANCIAL STATEMENTS.

          (a) All accounting terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP as applied in effect on the date hereof in the USA. Except as otherwise expressly provided herein (including without limitation, any modification to the terms hereof pursuant to SECTION 8.14), all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the USA on the date hereof and on a basis consistent with the presentation of the financial statements delivered pursuant to, or otherwise referred to in,
SECTION 6.5. Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to SECTION 7.1 shall be prepared in accordance with GAAP in the USA as in effect on the respective dates of their preparation. For purposes of the financial terms set forth herein, whenever reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for Borrower and its Restricted Subsidiaries or for Borrower and its Subsidiaries (other than Unrestricted Subsidiaries), such determination shall be made as if each Unrestricted Subsidiary were wholly-owned by a Person not an Affiliate of Borrower.

          (b) For purposes of computing the ratios in the financial covenants in SECTIONS 9.2 AND 9.3 for any portion of any period prior to the Closing Date, (i) Cash Interest Expense shall be calculated on a pro forma basis giving effect to the Transactions occurring on the Closing Date as if such events occurred on the first day of the applicable four fiscal quarter period with interest rates in effect as of the Closing Date and (ii) fourth quarter 2001 EBITDA and Consolidated Capital Expenditures shall be the respective amounts set forth on or derived from a Compliance Certificate delivered under the Original Credit Agreement, giving effect to the Forbearance Agreements.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

          2.1     THE TERM LOANS.

          (a) TERM LOAN A; TERM LOAN B. Each Existing Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, that, effective on the Closing Date, its Original Loans are hereby converted into (i) term loans in an amount equal to such Existing Lender's Initial Pro-Rata Share of the aggregate outstanding Term A Loans on the Closing Date (each such loan, a "TERM A LOAN" and collectively, the "TERM A LOANS") and (ii) term loans in an amount equal to such Existing Lender's Initial Pro-Rata Share of the aggregate outstanding Term B Loans on the Closing Date (each such loan, a "TERM B LOAN" and collectively, the "TERM B LOANS"). No amount of a Term Loan which is repaid or prepaid by Borrower may be reborrowed hereunder. If this Agreement has become effective pursuant to SECTION 12.20(b), obligations that are currently due under any of the Borrower's or any Restricted Subsidiary's Interest Rate Agreements that have been terminated (and are not reinstated or otherwise effective) may, at the Borrower's option, be converted into Term A Loans and Term B Loans. For the purpose of determining the amounts of such Term A Loans and Term B Loans: (a) the provider(s) of such Interest Rate Agreements shall be treated as Existing Lenders for purposes of the first sentence of this SECTION 2.1(a) and as Lenders hereunder, and (b) the obligations under such Interest Rate Agreements shall be Original Loans for purposes of the definition of "Initial Pro-Rata Share." On or prior to the Closing Date, Administrative Agent shall advise each Lender of such Lender's Initial Pro-Rata Share of the outstanding Term A Loans and Term B Loans.

          (b) EXISTING L/C OBLIGATIONS. From and after the Effective Date, no Lender shall have any obligation hereunder with respect to Existing L/C Obligations, it being understood that the Existing L/C Obligations shall be on the Closing Date deemed outstanding pursuant to, and shall constitute "Letters of Credit" for all purposes of, the Priority Credit Agreement.

          (c) TERM LOANS. The Term Loans shall initially be Base Rate Loans or Eurodollar Rate Loans to the extent agreed to by the Administrative Agent and the Lenders but thereafter may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by Borrower and notified to Administrative Agent in accordance with SECTION 2.3; PROVIDED, HOWEVER, that (i) at no time shall there be outstanding more than ten (10) Interest Periods with respect to Tranches of Eurodollar Loans for each of the Term A Loans and Term B Loans and (ii) an amount of Term Loans satisfactory to Administrative Agent shall be maintained as Base Rate Loans for a time period satisfactory to Administrative Agent of up to 10 Business Days following the Closing Date.

          2.2 TERM NOTES. The Loans of each Lender shall, if requested by such Lender, be evidenced by a promissory note (each, a "TERM NOTE" and, collectively, the "TERM NOTES") duly executed and delivered by Borrower, substantially in the form of EXHIBIT 2.2(a) for the Term Note evidencing the Term A Loan or in the form of EXHIBIT 2.2(b) for the Term Note evidencing the Term B Loan, with appropriate insertions as to type of Term Loan, payee, date and principal amount, payable to the order of such Lender. Each Lender is hereby authorized to record the initial type and amount of each portion of such Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note (or otherwise on the records of such Lender), and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of a Lender to make any such recordation (or any error in such recordation) on its records or on its Term Note shall not affect the obligations of Borrower thereunder or under this Agreement. Each Term Note shall (x) be dated the Closing Date, (y) be stated to mature on the Maturity Date and (z) provide for the payment of interest in accordance with SECTION 3.1 and the payment of principal on the Maturity Date.

          2.3 CONVERSION AND CONTINUATION ELECTIONS FOR EURODOLLAR LOANS AND BASE RATE LOANS.

          (a) Borrower may upon notice to Administrative Agent in accordance with SECTION 2.3(b):

                  (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000)) into Eurodollar Loans; or

                  (ii) elect to convert on a Conversion Date any Eurodollar Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000)) into Base Rate Loans; or

                  (iii) elect to continue on a Continuation Date any Eurodollar Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000));

     PROVIDED, that any conversion or continuation of Term A Loans shall be to other Term A Loans and any conversion or continuation of Term B Loans shall be to other Term B Loans.

          (b) If Borrower desires to convert or continue any Eurodollar Loan or Base Rate Loan pursuant to SECTION 2.3(a), it shall irrevocably request a conversion or continuation (if by telephone, to be confirmed promptly in writing) in a Notice of Conversion or Continuation in the form of EXHIBIT 2.3(b) (a "NOTICE OF CONVERSION OR CONTINUATION") to be received by Administrative Agent not later than 12:00 Noon (New York City time) at least (i) three Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans; and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

          (A)     the proposed Conversion Date or Continuation Date;

          (B) the aggregate amount of Eurodollar Loans or Base Rate Loans to be converted or continued;

          (C)     the nature of the proposed conversion or continuation;

          (D) the duration of the requested Interest Period, if the Loans are to be converted into or continued as Eurodollar Loans; and

          (E) whether such Loans are a part of the Term A Loans or the Term B Loans.

          (c) If prior to the time set forth in SECTION 2.3(b), (i) Borrower has failed to give a timely Notice of Conversion or Continuation with respect to a Eurodollar Loan, or (ii) Borrower has failed to select a new Interest Period to be applicable to a Eurodollar Loan, Borrower shall be deemed to have elected to continue such loan as a Eurodollar Loan with an Interest Period of one month.

          (d) Upon receipt of a Notice of Conversion or Continuation, Administrative Agent will promptly notify each applicable Lender thereof, or, if no timely notice is provided, Administrative Agent will promptly notify each applicable Lender of the details of any automatic conversion or continuation. Each conversion or continuation of Term Loans shall be allocated among Term Loans of the Term Lenders, in accordance with their Pro Rata Shares.

          (e) Notwithstanding the foregoing, Borrower shall not be entitled to specify or elect in any Notice of Borrowing or Notice of Conversion or Continuation that any Loans shall be or become Eurodollar Loans if an Event of Default shall have occurred and be continuing unless the Required Lenders shall have notified Administrative Agent that additional Eurodollar Loans shall be made available while such Event of Default is continuing. If an Event of Default shall occur then, unless Administrative Agent shall receive such notice from the Required Lenders or all Events of Default have been cured or waived, each outstanding Eurodollar Loan shall be converted to a Base Rate Loan on the last day of its Interest Period. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

                                   ARTICLE III

                                INTEREST AND FEES

          3.1     INTEREST.

          (a) RATE OF INTEREST. Subject to SECTION 3.1(e), each Term Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due or is prepaid in full at a rate per annum equal to (i) in the case of Base Rate Loans, the Base Rate PLUS the Applicable Base Rate Margin or (ii) in the case of Eurodollar Loans, the Eurodollar Rate PLUS the Applicable Eurodollar Margin.

          (b) PAYMENT OF INTEREST. Interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED, HOWEVER, that interest accruing pursuant to SECTION 3.1(d) shall be payable from time to time on demand. Interest shall also be payable on the date of any prepayment of the Term Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full of all of the Loans.

          (c) NOTIFICATION OF RATE. Administrative Agent, upon determining the interest rate for any Tranche of Eurodollar Loans for any Interest Period, shall promptly notify Borrower and the applicable Lenders thereof. Such determination shall, absent manifest error and subject to SECTION 3.5, be final, conclusive and binding upon all parties hereto.

          (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified herein, effective on the date 30 days after the occurrence and continuance during such 30 day period of any Event of Default (other than the failure to pay Obligations when due) and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable, shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the Default Rate.

          (e) MAXIMUM INTEREST. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

          (f) WAIVER OF ACCRUED DEFAULT INTEREST. Each Lender hereby waives and discharges the obligation of Borrower to pay to such Lender that portion of interest representing the Default Rate Margin accrued and payable to such Lender under the Original Credit Agreement and the Original Term Loan Agreement through and including the Closing Date.

          3.2     FEES

          (a) UPFRONT FEES. In the event that this Agreement becomes effective pursuant to SECTION 12.20(a), Borrower shall pay to Administrative Agent on the Closing Date for the account of each Lender a commitment fee equal to 1.0 % of such Lender's Term Loans as of the Closing Date. In the event that this Agreement becomes effective pursuant to and in accordance with
SECTION 12.20(b), Borrower shall pay to Administrative Agent on the Closing Date for the account of each Lender a commitment fee equal to .25% of such Lender's Term Loans as of the Closing Date.

          (b) TERM B LOAN SUPPLEMENTAL FEE. If (i) this Agreement becomes effective pursuant to SECTION 12.20(a) and the Minimum Term B Prepayment is not made on or before May 31, 2003 or (ii) this Agreement becomes effective pursuant to SECTION 12.20(b) and the Minimum Term B Prepayment is not made on or before the date which is one year after the Closing Date, then no later than the first Business Day after May 31, 2003, or the first Business Day after the date which is one year after the Closing Date, as the case may be (the

"SUPPLEMENTAL FEE PAYMENT DATE"), the Borrower shall pay to each Term B Lender a fee equal to two percent (2%) of the principal amount of such Lender's Term B Loan on such date by adding such amount to the then outstanding principal balance of such Lender's Term B Loan. On the Supplemental Fee Payment Date the principal amount of each Term B Lender's Term B Loan shall without further action by the Borrower or such Lender increase by two percent (2%) and thereafter all references hereunder to the Term B Loan of such Lender shall, unless the context clearly requires otherwise, mean the principal amount as so adjusted. At the request of any Term B Lender, the Borrower will deliver a Term B Note (the "PIK B Note") which Note will be identical to the Term B Note attached hereto as EXHIBIT 2.2(b), except that such Note will be dated the Supplemental Fee Payment Date.

          3.3     COMPUTATION OF INTEREST AND FEES.

          (a) Interest on all Eurodollar Loans and all fees hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Interest on all Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. Administrative Agent shall, at any time and from time to time upon request of Borrower or any Lender, deliver to Borrower or any Lender a statement showing the quotations used by Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement.

          3.4     COMPENSATION FOR FUNDING LOSSES.

          Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts, showing the calculation thereof in reasonable detail), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Loans to the extent not recovered by the Lender in connection with the liquidation or reemployment of such funds and including the compensation payable by such Lender to a Person to which the Lender has participated all or a portion of such Loan) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Loan remained outstanding until the last day of the Interest Period applicable to such Loans) which the Lender may sustain as a result of:
(i) for any reason (other than a default by such Lender or Administrative Agent) a continuation of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurodollar Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurodollar Loans not being made on the date specified in a notice of payment given by Borrower; or (iv)(A) any other failure by Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or
(B) an election made by Borrower pursuant to SECTION 3.6. Each Lender shall submit its written request as to additional amounts owed such Lender under this
SECTION 3.4 to Borrower and Administrative Agent within ten Business Days of the event giving rise to such request, which request shall, absent manifest error, be final, conclusive and binding for all purposes.

          3.5     INCREASED COSTS, ILLEGALITY, ETC.

          (a) GENERALLY. Except as otherwise provided in SECTION 4.5, in the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Administrative Agent):

                  (i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate applicable to such Loan for the applicable Interest Period, then, the obligation of the Lenders to convert, continue or maintain Eurodollar Loans hereunder shall be suspended until Administrative Agent revokes such notice thereof in writing;

                  (ii) at any time that any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) USA withholding taxes, which shall be governed by the provisions of SECTION 4.5) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of Administrative Agent which are solely the result of credit differences between such Lender and Administrative Agent); or

                  (iii) at any time that continuance of or conversion to any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or
     (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone, telefax or telecopier confirmed in writing) to Borrower and, except in the case of clause
(i) above, to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (A) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist, and any Notice of Conversion or Continuation given by Borrower with respect to Eurodollar Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by Borrower, (B) in the case of clause (ii) above, Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however the failure to give any such notice shall not release or diminish Borrower's obligations to pay additional amounts pursuant to this SECTION 3.5(a); PROVIDED, HOWEVER, if the respective Lender has intentionally withheld or delayed such notice, the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.5(a) for periods occurring prior to the 180th day before the giving of such written demand) and (C) in the case of clause (iii) above, Borrower shall take one of the actions specified in SECTION 3.5(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (B) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this SECTION 3.5(a).

          (b) EURODOLLAR LOANS. At any time that any Eurodollar Loan is affected by the circumstances described in SECTION 3.5(a)(ii) or (iii), Borrower may (and, in the case of a Eurodollar Loan affected by the circumstances described in SECTION 3.5(a)(iii), shall) if any affected Loan is a Eurodollar Loan then outstanding, upon at least three Business Days' written notice to Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
SECTION 3.5(b).

          (c) CAPITAL REQUIREMENTS. If, at any time after the date hereof, any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Loans hereunder or its obligations hereunder, then Borrower shall pay to such Lender, upon its delivery of the written notice hereafter referred to, therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the obligations hereunder, cover all commitments and obligations similar to the obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this SECTION 3.5(c), and such Lender's determination of compensation owing under this SECTION 3.5(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 3.5(c) will give prompt written notice thereof to Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Borrower's obligations to pay additional amounts pursuant to this SECTION 3.5(c); PROVIDED, HOWEVER, if the respective Lender has intentionally withheld or delayed such notice, the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.5(c) for periods occurring prior to the 180th day before the giving of such notice.

          (d) EFFECT OF RESERVE REQUIREMENTS. In the event that any Governmental Authority shall impose any Eurodollar Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans, then Borrower shall thereafter pay in respect of the Term Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery by a Lender to Borrower of a notice indicating that the cost to any Lender has increased as a result of such Eurodollar Reserve Requirement, all references contained in this Agreement to the Eurodollar Rate (other than that in the definition of Eurodollar Reserve
Rate) shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

          3.6     REPLACEMENT OF LENDERS.

          If any Lender is owed increased costs under SECTION 3.5(a)(ii) or
(iii) or SECTION 3.5(c) or Borrower is required to make any payments under
SECTION 4.5(c) to any Lender materially in excess of those of the other Lenders or as provided in SECTION 12.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendment, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent, or, at the option of the Borrower, in the case of a replacement as provided in SECTION 12.1(b) where the consent of the respective Lender is required with respect to less than all of its Loans, to replace only the affected Loans with identical Loans provided by the Replacement Lender; PROVIDED that (i) at the time of any replacement pursuant to this
SECTION 3.6, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to such parties and Administrative Agent, pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the outstanding Loans of the Replaced Lender and (ii) all obligations of Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. The Replaced Lender shall be required to deliver for cancellation its Notes to be cancelled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as Borrower may reasonably request.

          3.7     CHANGE OF LENDING OFFICE.

          Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under SECTIONS 3.5(a)(ii) and
(iii), SECTION 3.5(c) or SECTION 4.5(c) with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event, PROVIDED that such designation is made on such terms that, such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this SECTION 3.7 shall affect or postpone any of the Obligations of the Borrower or the rights of any Lender provided in this Agreement.

                                   ARTICLE IV

                            PAYMENTS AND PREPAYMENTS

          4.1     VOLUNTARY PREPAYMENTS.

          Borrower shall have the right to prepay any Loan in whole or in part from time to time on the following terms and conditions: (i) Borrower shall give an irrevocable written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent, which such notice shall state Borrower's intent to prepay such Loans, the amount of such prepayment and the Loans to which such prepayment is to be applied, which notice shall be given by Borrower to Administrative Agent by 12:00 Noon (New York City time) at least three Business Days prior to the date of such prepayment if a prepayment of Eurodollar Loans or one Business Day for any other Loans and which notice shall promptly be transmitted by Administrative Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000; (iii) Eurodollar Loans may only be prepaid pursuant to this
SECTION 4.1 on the last day of an Interest Period applicable thereto, or on any other day subject to SECTION 3.4; and (iv) a partial prepayment of Eurodollar Loans shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than the minimum principal amount that would be required in respect of a similar Eurodollar Loans. Voluntary prepayments of Term Loans shall be applied first to the Term A Loans, with up to 50% of such prepayment applied pro rata to the Scheduled Term A Loan Principal Payments to be made within the twelve-month period following the date of such prepayment and the remaining portion of such prepayments shall be applied in inverse order of maturity. The notice provisions, the provisions with respect to the minimum amount of any prepayment and the provisions requiring prepayments in integral multiples above such minimum amount are for the benefit of Administrative Agent and may be waived unilaterally by Administrative Agent.

          4.2     MANDATORY PREPAYMENTS.

          (a) SCHEDULED TERM LOANS PRINCIPAL PAYMENTS. Borrower shall cause to be paid Scheduled Term A Loans Principal Payments on the Term A Loans until the Term A Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term A Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled Term A Loans Principal Payments (and such Scheduled Term A Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof. Borrower shall cause to be paid on the Term B Loan Maturity Date all outstanding Term B Loans.

          (b) MANDATORY PREPAYMENT UPON CERTAIN SALES. If Borrower, HSCHC, HSCC or any of Borrower's Restricted Subsidiaries receives any Net Sale Proceeds attributable to any Asset Disposition, then to the extent such Net Sale Proceeds, together with the Net Sale Proceeds of all other Asset Dispositions occurring in such Fiscal Year exceed $15,000,000 ("EXCESS NET SALE PROCEEDS"), Borrower shall on such date repay the Term Loans in an aggregate amount equal to 100% of such Excess Net Sale Proceeds; PROVIDED, HOWEVER, that, in addition to the foregoing, the Borrower shall be permitted to retain up to $10,000,000 in the aggregate of the Net Sale Proceeds resulting from one or more Asset Dispositions described on SCHEDULE 4.2(b). Notwithstanding the foregoing, for purposes of this SECTION 4.2(b), the Net Sale Proceeds attributable to any Asset Disposition shall not include such proceeds to the extent (i) such proceeds are directly attributable to the sale or transfer of accounts receivables or inventory comprising a portion of the "Borrowing Base," as such term is defined in the Priority Credit Agreement and (ii) an adjustment to such "Borrowing Base" is made on the date of such Asset Disposition pursuant to Section 4.5(e) of the Priority Credit Agreement. All prepayments of principal hereunder made by Borrower pursuant to this SECTION 4.2(b) shall be applied in the manner set forth in SECTION 4.3.

          (c) MANDATORY PREPAYMENT WITH EXCESS CASH FLOW. As soon as practicable, and in any event by April 30th of each Fiscal Year, (A) Borrower shall calculate the Excess Cash Flow for such Fiscal Year and (B) Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to (i) one hundred percent (100%) or (ii) after the Minimum Term B Prepayment is made, seventy-five percent (75%) of such Excess Cash Flow ("TOTAL PREPAYMENT AMOUNT"). All prepayments of principal made hereunder made by Borrower pursuant to this
SECTION 4.2(c) shall be applied first to the Term A Loans, with up to 50% of such prepayment applied pro rata to the Scheduled Term A Loan Principal Payments to be made within the twelve-month period following the date of such prepayment and the remaining portion of such prepayments shall be applied in inverse order of maturity.

          (d)     MANDATORY PREPAYMENT WITH PROCEEDS OF CAPITAL STOCK. If
Holdco I, Holdco II, Borrower, any of Borrower's Restricted Subsidiaries, HSCHC or HSCC receives any Net Offering Proceeds from any offering of Capital Stock or contribution to capital after the Closing Date, other than the Permitted Mezzanine Proceeds, Borrower shall on the date of the receipt by such Person of such proceeds prepay the Term Loans in an amount equal to such Net

Offering Proceeds. All prepayments of principal hereunder made by Borrower pursuant to this SECTION 4.2(d) shall be applied in the manner set forth in
SECTION 4.3.

          (e) MANDATORY PREPAYMENT WITH PROCEEDS OF PERMITTED JUNIOR DEBT. No later than the Business Day of receipt by Borrower of the cash proceeds (net of underwriting discounts, similar placement fees and commissions and other reasonable costs and expenses associated therewith) from the issuance of any Permitted Junior Debt of Borrower, Borrower shall prepay the Term Loans in an aggregate amount equal to such net cash proceeds. All prepayments of principal hereunder made by Borrower pursuant to this SECTION 4.2(e) shall be applied in the manner set forth in SECTION 4.3. Notwithstanding the foregoing, in the event that Borrower shall have made the Minimum Term B Prepayment, Borrower may retain an amount of proceeds of Permitted Junior Debt not greater than the then current outstanding principal amount of Polymers Senior Notes (the "PERMITTED POLYMERS NOTES REPURCHASE AMOUNT") solely for the purpose of purchasing and/or redeeming any outstanding Polymers Senior Notes (the "PURCHASED POLYMERS NOTES") from the holders thereof at a purchase or redemption price less than or equal to the par value of the Polymers Senior Notes; PROVIDED, HOWEVER, that (i) pending application of the Permitted Polymers Notes Repurchase Amount in the manner permitted hereunder, the Permitted Polymers Notes Repurchase Amount shall be promptly applied by Borrower to reduce the Loans outstanding under the Priority Credit Agreement or, if there shall be no Loans outstanding under the Priority Credit Agreement, such funds shall be promptly deposited into the Borrower's operating account at DB. All Purchased Polymers Notes shall, promptly following their being purchased or redeemed by Borrower hereunder, be cancelled and extinguished. In the event that the aggregate purchase price for such Polymers Senior Notes (whether purchased or redeemed) is less than the Permitted Polymers Notes Repurchase Amount, Borrower shall promptly, but in no event later than December 2, 2004 prepay the Term Loans in an amount equal to such difference.

          (f) MANDATORY PREPAYMENT WITH PROCEEDS OF OTHER DEBT. No later than the Business Day following receipt by Holdco I, Holdco II, Borrower, any of Borrower's Restricted Subsidiaries, HSCHC or HSCC of the cash proceeds (net of underwriting discounts, similar placement fees and commissions, and other reasonable costs and expenses associated therewith) from the issuance or incurrence of Indebtedness (other than Permitted Mezzanine Proceeds and the proceeds of Indebtedness which is expressly permitted under SECTION 8.2 hereof), Borrower shall prepay the Term Loans in an amount equal to such net cash proceeds. All prepayments of principal made by Borrower pursuant to this SECTION 4.2(f) shall be applied in the manner set forth in SECTION 4.3.

          (g) MANDATORY PREPAYMENT UPON A CHANGE OF CONTROL. Simultaneously with any Change of Control, Borrower shall prepay, in full, the outstanding principal amount of any outstanding Loans, together with all accrued interest, fees and other expenses incurred by the Administrative Agent or the Lenders as a result of such Change in Control and prepayment.

          (h) MANDATORY PREPAYMENT UPON RECOVERY EVENT. Within two (2) Business Days following each date on which Borrower or any of its Restricted Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of taxes and reasonable costs incurred in connection with such Recovery Event) shall be applied as a mandatory prepayment of principal of the Term Loans, applied in the manner set forth in SECTION 4.3, provided that (1) so long as no Event of Default then exists, if the net proceeds from any single or series of related Recovery Events are less than $5,000,000, then no prepayment shall be required pursuant to this SECTION 4.2(h), and (2) so long as no Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than $5,000,000 but less than 10% of net property, plant or equipment as set forth on the most recently delivered quarterly financial statements of Borrower (the "THRESHOLD"), such proceeds shall not be required to be so applied on such date to the extent that
(x) Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with the Administrative Agent for the benefit of the Secured Parties (the "RECOVERY EVENT ESCROW ACCOUNT") or, with consent of the Administrative Agent, are applied to the outstanding Priority Loans with a reserve established for usage of such amounts in accordance with this SECTION 4.2(h), from which escrow account (or revolver reserve) amounts may be withdrawn only to repay the Loans or to be used for the purposes described in clause (x) above; PROVIDED, FURTHER, that

                  (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds the Threshold, then the entire amount and not just the portion in excess of the Threshold shall be applied as a mandatory repayment of Term Loans as provided above in this SECTION 4.2(h),

                  (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the first proviso of this SECTION 4.2(h) are not so used (or contractually committed to be used) within 365 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loan as provided in this
     SECTION 4.2(h);

                  (iii) if all or any portion of such proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this SECTION 4.2(h); and

                  (iv)   Notwithstanding the foregoing, for purposes of this
     SECTION 4.2(h), the proceeds of any Recovery Event shall not include such proceeds to the extent (i) such proceeds are directly attributable to inventory or any other component comprising a portion of the "Borrowing Base," as such term is defined in the Priority Credit Agreement and (ii) an adjustment to such "Borrowing Base" is made on the date of the event giving rise to the Recovery Event pursuant to Section 4.5(g) of the Priority Credit Agreement.

          (i) WAIVER OF CERTAIN MANDATORY PREPAYMENTS BY TERM LENDERS. Notwithstanding anything to the contrary contained in this SECTION 4.2(i) or elsewhere in this

Agreement (including, without limitation, in SECTION 12.1), Borrower shall have the option, in its sole discretion, to give the Term Lenders the option to waive a mandatory prepayment of such Term Loans pursuant to SECTION 4.2(b), (c), (d),
(e), (f) and (h) (each such repayment, a "WAIVABLE MANDATORY PREPAYMENT") upon the terms and provisions set forth in this SECTION 4.2(i). If Borrower elects to exercise the option referred to in the preceding sentence, Borrower shall give to Administrative Agent written notice of its intention to give the Term Lenders the right to waive a Waivable Mandatory Prepayment at least five (5) Business Days prior to such repayment which notice Administrative Agent shall promptly forward to all Term Lenders (indicating in such notice the amount of such repayment to be applied to each such Term Lender's outstanding Term Loans). Borrower's offer to permit the Term Lenders to waive any such Waivable Mandatory Prepayment may apply to all or part of such repayment; provided, that any offer to waive part of such repayment must be made ratably to the Term Lenders on the basis of their outstanding Term Loans. In the event any such Term Lender desires to waive such Term Lender's right to receive any such Waivable Mandatory Prepayment in whole or in part, such Term Lender shall so advise the Administrative Agent no later than the close of business two (2) Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Term Lender desires to receive in respect of such prepayment. If any Term Lender does not reply to the Administrative Agent within the two (2) Business Days after the date of such notice from the Administrative Agent, it will be deemed not to have waived any part of such prepayment. If any Term Lender does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. The aggregate amount waived by the Term Lenders pursuant to the foregoing provisions shall be applied to the Term A Loans on a pro rata basis to those Term A Lenders that have not elected to waive such prepayments.

          (j) MANDATORY PREPAYMENT ON JUNE 30, 2006. If, as of the close of business on June 30, 2006, the outstanding principal amount of Term B Loans shall exceed $100 million, Borrower shall on the following Business Day prepay, in full, the outstanding principal amount of any outstanding Loans, together with all accrued interest, fees and other expenses incurred by the Administrative Agent or the Lenders as a result of such prepayment.

          4.3     APPLICATION OF PREPAYMENTS.

          (a) PREPAYMENTS. Except as expressly provided in this Agreement, all prepayments of principal of the Term Loans made by Borrower pursuant to
SECTION 4.2(b), (d), (e), (f) and (h) shall, for so long as any Term B Loans shall be outstanding, first be applied to the payment of the unpaid principal amount of the Term B Loans in proportional amounts equal to each Term B Lender's Pro Rata Share of such prepayment and, after the Term B Loans have been repaid, applied to the payment of the unpaid principal amount of the Term A Loans in proportional amounts equal to each Term A Lender's Pro Rata Share of such prepayment; PROVIDED, HOWEVER, that in the case of prepayments made following the payment in full of all Term B Loans, up to 50% of such prepayment shall be applied pro rata to the Scheduled Term A Loans Principal Payments to be made within the twelve-month period following the date of such prepayment and the remaining portion of such prepayment shall be applied to Scheduled Term A Loans Principal Payments in inverse order of maturity. If any prepayment of Eurodollar Loans shall reduce the outstanding amount of any Tranche of Eurodollar Loans to an amount less than $10,000,000, such Eurodollar Loans shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.4.

          (b) PAYMENTS. All payments of principal on the Term Loans shall be applied within the applicable Facility (i) first to the payment of Base Rate Loans and second to the payment of Eurodollar Rate Loans and (ii) with respect to Eurodollar Rate Loans, in such order as Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.4.

          4.4     METHOD AND PLACE OF PAYMENT BY BORROWER.

          (a) Except as otherwise specifically provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to Administrative Agent for the ratable account of the applicable Lenders in immediately available funds, no later than 1:00 P.M. (New York City time) on the date specified herein. Any such payment shall be made to such account of Administrative Agent as Administrative Agent shall specify by notice to Borrower provided, that unless and until otherwise specified, all such payments shall be made to Administrative Agent at its office at 31 West 52nd Street, New York, NY 10022. Administrative Agent will promptly distribute to each Lender its applicable Pro Rata Share of the Term A Loan or of the Term B Loan (or other applicable share as expressly provided herein), as the case may be, of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by Administrative Agent later than 1:00 P.M. (local time in the place of payment) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent as required hereunder on such date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount was distributed to such Lender until the date such Lender repays such amount to Administrative Agent at the Federal Funds Rate as in effect for each such day.

          4.5     NET PAYMENTS.

          (a) All payments made by Borrower hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. Except as provided in SECTION 4.5(d), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom:

                  (i) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the Lender or its lending offices by the USA or jurisdictions or political subdivision or taxing authority thereof in which such Lender's principal office or lending offices are located or are resident or in which such Lender is incorporated;

                  (ii) in the case of any Lender organized under the laws of any jurisdiction other than the USA or any state thereof (including the District of Columbia), any taxes imposed by the USA by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change;

                  (iii) any taxes to which the Lender (to the extent of the tax rate then in effect) would be subject to (as of the Closing Date) if a payment hereunder had been received by the Lender and, with respect to any Lender that becomes a party hereto after the date hereof, any taxes to which such Lender (to the extent of the tax rate then in effect) would be subject as of the date it becomes a party hereto if a payment had been received by the Lender (other than taxes which each other Lender is entitled to reimbursement pursuant to this Agreement);

                  (iv) taxes to which the Lender becomes subject subsequent to the date referred to in clause (iii) above as a result of a change in the residence, place of incorporation, or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or other similar circumstances unless such change or similar circumstance shall have been made at the request of the Borrower, and

                  (v) taxes as a result of the recognition by the Lender of gain on the sale, assignment or participation by the Lender of the participating interests in its creditor positions hereunder (such tax or taxes, other than excluded tax or taxes, being herein referred to as "TAX" or "TAXES"). If Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this SECTION 4.5 submitted to Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (b) If Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within 30 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

          (c) Without prejudice to the other provisions of this SECTION 4.5, if any Lender, or Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or Administrative Agent on its behalf, Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this SECTION 4.5(c), computed in a manner consistent with this SECTION 4.5(c). A certificate prepared in good faith as to the amount of such payment by such Lender, or Administrative Agent on its behalf, showing calculations thereof in reasonable detail, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

          (d) Each Lender that is not a USA person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from or reduced rate of USA withholding tax on interest payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver the applicable form pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT 4.5(d) (any such certificate, a "SECTION 4.5(d)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of IRS Form W-8 BEN or W-8EC1 (or successor form) certifying to such Lender's entitlement to a complete exemption from USA withholding tax on payments of interest to be made under this Agreement and under any Note; PROVIDED, HOWEVER, that no Lender shall be required to deliver a an IRS Form W-8BEN, W-8ECI, W-8IMY, or Section 4.5(d)(ii) Certificate under this SECTION 4.5(d) to the extent that the delivery of such form is not authorized by law; PROVIDED FURTHER, HOWEVER, that in the event that a Lender provides the Borrower or the Administrative Agent with an IRS Form W-8IMY (or substitute form) indicating that it is a "flow through" entity, as defined in Treasury Regulations promulgated under Section 1441 of the Code, or otherwise, not a beneficial owner of interest payments under this Agreement and under any Note, such Lender agrees, on or prior to the Closing Date, or the date of assignment to such Lender, as applicable, to take any actions necessary, and to deliver to Borrower and Administrative Agent all forms necessary, to establish such Lender's entitlement to a complete exemption from, or a reduction in, USA withholding tax on payments of interest to be made under this Agreement and under any Note, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, (i) a fiscally transparent entity may provide an IRS Form W-8BEN to claim a treaty exemption or rate reduction to the extent that such entity is receiving interest and is not treated as fiscally transparent by its own jurisdiction, provided the satisfaction of such conditions entitles the Lender to an exemption or reduction from withholding at the time such Lender becomes a party to this Agreement and (ii) a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code
Section 1441. For purposes of this Agreement, the term "Forms" shall include any attachments for to IRS Forms W-8IMY required to be filed by the Lender. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY and a Section 4.5(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender (or its partners, members, beneficiaries, or beneficial owners) to a continued exemption from or reduction in USA withholding Tax on interest payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such form or certificate; provided, however, that no Lender shall be required to deliver an IRS Form W-8BEN, W-8ECI, or W-8IMY under this SECTION 4.5(d) to the extent that the delivery of such form is not authorized by law; PROVIDED, FURTHER, HOWEVER, that any Lender which does not deliver the applicable form pursuant to SECTION 4.5(d) shall be entitled to additional payment pursuant to SECTION 4.5(a) or indemnification under SECTION 4.5(c) only if and to the extent (i) such failure results solely from a change in law or (ii) the Tax to which such additional payment or indemnification relates would have been imposed regardless of whether such Lender provided such forms. Notwithstanding anything to the contrary contained in SECTION 4.5 any Lender that has not provided to Borrower the IRS Forms required to be provided to Borrower pursuant to this SECTION 4.5(d) shall not be entitled to any payment of additional amounts pursuant to SECTION 4.5(a) or indemnification under
SECTION 4.5(c) with respect to any deduction or withholding which would not have been required if such Lender had provided such forms.

          (e) Each Lender that is incorporated or organized under the laws of the USA or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each Lender shall deliver to Borrower and Administrative Agent (provided that such Lender remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by Borrower. Each Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form or certification adopted by U.S. taxing authorities for such purpose).

          (f) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause Borrower to make a payment in respect of any Taxes to such Lender pursuant to SECTION 4.5(a) or a payment in indemnification for any Taxes pursuant to SECTION 4.5(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender or take any other action reasonably requested by Borrower if as a result thereof the additional amounts which would otherwise be required to be paid by such Borrower in respect of such Loans (or portions thereof) pursuant to
SECTION 4.5(a) or SECTION 4.5(c) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans (or portions thereof) through such other lending office or taking of such other action would not otherwise materially adversely affect such Loans or such Lender. Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender or taking of such other action pursuant to this SECTION 4.5(f).

          4.6     SHARING OF PAYMENTS; ETC.

          (a) If, other than as expressly set forth elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its applicable Pro Rata Share (or other pro rata share as expressly provided herein) of payments on account of Loans made or participated in by all the Lenders under any Facility, such Lender shall forthwith (x) notify Administrative Agent of such fact, and (y) purchase from the other Lenders in such Facility, such participations in the Term Loans made by them and then due, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor together with an amount equal to such paying Lender's applicable Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender), of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this
SECTION 4.6(a) and will in each case promptly notify the Lenders and Borrower following any such purchases. Any payments received after the Lenders have taken action pursuant to this SECTION 4.6(a) shall be allocated ratably among the Loans.

          (b) Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 4.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to SECTION 12.6) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          (c) Nothing herein shall require any Lender to exercise any right of setoff or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

                                   ARTICLE V

                              CONDITIONS OF CREDIT

          5.1     CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE AGREEMENT.

          The effectiveness of the provisions of this Agreement (other than the provisions of SECTION 5.2) and the obligation of the Lenders to restructure the Original Loans under this Agreement into the Term Loans as contemplated hereby shall be subject to the fulfillment, at or prior to the time thereof, of each of the following conditions:

          (a) EFFECTIVENESS OF CREDIT AGREEMENT. The condition to effectiveness of this Agreement set forth either in SECTION 12.20(a) or
     SECTION 12.20(b) shall have been satisfied.

          (b)     CREDIT DOCUMENTS.

                  (i) CREDIT AGREEMENT AND NOTES. Borrower shall have duly executed and delivered to Administrative Agent, with a signed counterpart for each Lender, the Agreement and, to the extent requested by any Lender, the Note payable to the order of such requesting Lender.

                  (ii) SECURITY DOCUMENTS. Borrower, HSCHC and each Restricted Domestic Subsidiary of Borrower (other than IRIC) shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in substantially the form of EXHIBIT 5.1(b)(ii) (as modified, supplemented or amended from time to time, the "SECURITY AGREEMENT") and shall have delivered to the Collateral Agent, all the Pledged Securities and Pledged Intercompany Notes referred to therein then owned, if any, by Borrower, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of Capital Stock constituting Pledged Securities and the other documents and instruments required to be delivered under the Security Agreements together with:

                         (A) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                         (B) copies of Requests for Information or Copies (Form UCC-1), or equivalent reports, listing all effective financing statements or similar notices that name Borrower or its Restricted Domestic Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which Administrative Agent shall have received satisfactory evidence of release);

                         (C) such amendments, modifications or supplements to the Pledged Intercompany Notes as may be requested by Administrative Agent, each such amendment, modification or supplement to be in a form satisfactory to Administrative Agent; and

                         (D) all other actions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect (or be in a position to perfect by the filing of financing statements) the security interests intended to be created by the Security Agreement.

                  (iii)  SUBSIDIARY GUARANTEE AGREEMENTS.

                         (A) AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT. Each of HSCHC and each Restricted Domestic Subsidiary of Borrower (other than IRIC) shall have duly executed and delivered the Amended and Restated Subsidiary Guarantee Agreement substantially in the form of EXHIBIT 5.1(b)(iii)(A) (as modified, supplemented or amended from time to time, the "AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT").

                         (B) SUBSIDIARY GUARANTEE AGREEMENTS. HSCC shall have duly executed and delivered the Subsidiary Guarantee Agreement substantially in the form of EXHIBIT 5.1(b)(iii)(B) (as modified, supplemented or amended from time to time, the "HSCC SUBSIDIARY GUARANTEE AGREEMENT" and, together with the Amended and Restated Subsidiary Guarantee Agreement, the "SUBSIDIARY GUARANTEE AGREEMENTS").

                  (iv) COLLATERAL ACCOUNT AGREEMENTS. Administrative Agent shall have received a fully executed Collateral Account Control Agreement in substantially the form of EXHIBIT 5.1(b)(iv) attached hereto (each together with such modifications thereto as may be agreeable to Administrative Agent, a "COLLATERAL ACCOUNT AGREEMENT") shall have been entered into with respect to each of the Deposit Accounts referenced in SCHEDULE 6.21(d).

                  (v) PLEDGE AGREEMENT. HSCC shall have duly executed and delivered the Pledge Agreement substantially in the form of EXHIBIT 5.1(b)(v) (as modified, supplemented or amended from time to time, the "PLEDGE AGREEMENT") pursuant to which HSCC shall have pledged 30% of the membership units of HIH to the Collateral Agent in a manner satisfactory to Administrative Agent.

                  (vi) MORTGAGE SUPPLEMENTS; TITLE INSURANCE; SURVEYS. Administrative Agent shall have received (A) fully executed counterparts of mortgages or amendments to mortgages (collectively, the "MORTGAGE SUPPLEMENTS") in each case in form and substance satisfactory to Administrative Agent, which mortgages shall cover such of the Real Property owned by Borrower and its Restricted Subsidiaries as shall be listed as mortgaged property on SCHEDULE 6.21(c), together with evidence that counterparts of the Mortgage Supplements have been delivered to the title insurance company for recording in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders and the other secured parties under the Security Agreement, subject only to Permitted Liens; (B) mortgagee title insurance policies issued by title insurance companies satisfactory to Administrative Agent (the "MORTGAGE POLICIES") with respect to the Mortgaged Properties not already subject to title insurance policies (each, an "UNINSURED MORTGAGED PROPERTY") in amounts satisfactory to Administrative Agent assuring Administrative Agent that the Mortgage Supplements with respect to such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to Administrative Agent and shall include, as appropriate, any other matter that Administrative Agent in its discretion may request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as Administrative Agent in its discretion may request; and
          (C) to the extent requested by Administrative Agent, a survey, in form and substance satisfactory to Administrative Agent, of each Uninsured Mortgaged Property dated a recent date acceptable to Administrative Agent, certified by a licensed professional surveyor satisfactory to Administrative Agent, PROVIDED, HOWEVER, in the event that any survey delivered pursuant to this provision is dated on a date which is more than six (6) months prior to the Closing Date, but less than one (1) year prior to the Closing Date, such survey shall be acceptable so long as such survey otherwise complies with the ALTA/ACSM standards required by Administrative Agent, and the owner and/or lessee of the Mortgaged Property delivers a "no change survey affidavit" in a form which is acceptable to the title insurance company issuing the Mortgage Policy, so that the title insurance company will delete any general survey exception in such Mortgage Policy.

                  (vii) PERFECTION. Borrower shall have delivered to Administrative Agent true and correct copies of Perfection Certificates, each of which shall be in full force and effect and in form and substance satisfactory to Administrative Agent as of the Closing Date.

                  (viii) HOLDCO AGREEMENT. Holdco I and Holdco II shall have executed and delivered an agreement in form and substance and on terms and conditions satisfactory to the Administrative Agent (the "HOLDCO AGREEMENT").

                  (ix) HORIZON SUBORDINATION AGREEMENT. Borrower shall have on or before the Closing Date, entered into an amended and restated subordination agreement with Horizon Ventures, LLC in form and substance and on terms and conditions satisfactory to Administrative Agent (the "HORIZON SUBORDINATION AGREEMENT").

          (c)     RESTRUCTURING DOCUMENTS.

                  (i) RESTRUCTURING AGREEMENT. GOF and Borrower shall have entered into an Exchange Agreement (the "GOF RESTRUCTURING AGREEMENT") substantially in the form of EXHIBIT 5.1(c)(i) and such agreement shall remain in full force and effect.

                  (ii) HOLDCO MATTERS. Holdco I shall have been formed in the manner contemplated by the Term Sheet attached hereto as EXHIBIT 5.1(c)(ii), with such changes as are acceptable to the Administrative Agent or, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), acceptable to the Required Lenders, and the Administrative Agent shall be satisfied that such formation shall have occurred in a manner satisfactory to it, including with respect to all matters pertaining to the governance and capitalization of Holdco I and Holdco II. Following such formation, each of the following actions shall have been taken, each on terms and conditions and in form and substance satisfactory to Administrative Agent with structural changes to any of the following which are not adverse to the interests of the Lenders:

                         (A) GOF shall have contributed (or caused to be contributed) to Holdco I and Holdco I shall have, in turn, contributed to Holdco II the rights and obligations under the ICI Agreement;

                         (B) The GOF Bonds shall have been exchanged for equity of Holdco I pursuant to the GOF Restructuring Agreement;

                         (C) CPH (or its Affiliate) shall have contributed (or caused to be contributed) all of its GOF Bonds to Holdco I;

                         (D) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) 19.9% of the Capital Stock of HSCHC to Holdco I, Holdco I shall have contributed or cause to be contributed such Capital Stock to Holdco II and Holdco II shall have, in turn, contributed such Capital Stock to Borrower such that, after giving effect to such contributions, Borrower will own 100% of the equity of HSCHC on the Closing Date;

                         (E) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) all of the Capital Stock of Borrower owned or held by it on the Closing Date to Holdco I, Holdco I shall have contributed such Capital Stock to Holdco II;

                         (F) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) 20% of the Capital Stock of JK Holdings to Holdco I, Holdco I shall have contributed such Capital Stock to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such equity to Borrower;

                         (G) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) $500,000 of preferred equity in Huntsman Petrochemical to Holdco I, Holdco I shall have contributed such preferred stock to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such preferred stock to Borrower; and

                         (H) Huntsman Family Holdings II Company, LLC shall have contributed (or caused to be contributed) the contractual rights or an entity solely holding the contractual rights to acquire the Australian Joint Venture Interests to Holdco I, Holdco I shall have contributed such rights to Holdco II and Holdco II shall have, in turn, contributed or cause to be contributed such rights to Borrower.

                  (iii) RESTRUCTURING. The legal, organizational and financial structure of Borrower and its Subsidiaries (after giving effect to the Restructuring) shall be acceptable to the Administrative Agent. In addition, all financial, legal and tax matters (including any tax legislation pending before Congress or any committee thereof) relating to the Restructuring or the financing contemplated hereby shall be satisfactory to the Administrative Agent.

          (d) CREDIT PARTY DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to the Administrative Agent the following with respect to each Credit Party:

                  (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business, except where, in the judgment of Administrative Agent, the failure to be so qualified in a foreign jurisdiction would not be material and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors (a) approving and authorizing the execution, delivery and performance of each of the Loan Documents to which it is a party, and (b) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments; and

                  (iv) Signature and incumbency certificates of its officers executing each of the Loan Documents to which it is a party.

          (e)     THIRD PARTY CREDIT DOCUMENTS.

                  (i) PRIORITY CREDIT AGREEMENT. Borrower shall have executed and delivered the Priority Credit Agreement providing for commitments of the lenders thereunder to make Priority Loans in an aggregate principal amount of not more than $275 million on terms and conditions substantially as set forth on EXHIBIT 5.1(e)(i) and all conditions precedent to the effectiveness thereof shall have been satisfied or waived.

                  (ii) AMENDED AND RESTATED SENIOR NOTES INDENTURES. On or before the Closing Date, after giving effect to the Transactions, the Amended and Restated Senior Notes Indentures shall be in full force and effect.

                  (iii) AMENDED AND RESTATED POLYMERS INDENTURE. On or before the Closing Date after giving effect to the Transactions, the Amended and Restated Polymers Indenture shall be in full force and effect.

          (f)     CERTIFICATES AND OPINIONS OF PARTIES' COUNSEL.

                  (i) REPRESENTATIONS AND WARRANTIES; DEFAULT; OFFICER'S CERTIFICATE. The representations and warranties set forth in ARTICLE VI hereof shall be true and correct and no Event of Default or Unmatured Event of Default shall have occurred or be continuing (after giving effect to this Agreement) and Administrative Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a Responsible Officer on behalf of Borrower, dated the Closing Date and in the form of EXHIBIT 5.1(f)(i) hereto, stating that the representations and warranties set forth in ARTICLE VI hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing (after giving effect to this Agreement), and that the conditions of
          SECTION 5.1 hereof have been fully satisfied or waived.

                  (ii) OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT 5.1(f)(ii)-1 annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, (ii) originally executed copies of one or more favorable written opinions of Stoel Rives LLP, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and setting forth substantially the matters in the opinions designated in
          EXHIBIT 5.1(f)(ii)-2 annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, (iii) originally executed copies of one or more favorable written opinions of such other local counsel to the Credit Parties as Administrative Agent may request in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date and (iv) evidence satisfactory to Administrative Agent that Borrower has requested such counsel to deliver such opinions to Lenders.

          (g) TAX SHARING AGREEMENT. Administrative Agent shall have received a fully executed Tax Sharing Agreement in substantially the form of EXHIBIT 5.1(g) attached hereto (together with such modifications thereto as may be agreeable to Administrative Agent, the "TAX SHARING AGREEMENT").

          (h) APPROVALS. All necessary governmental (domestic and foreign) and third party approvals in connection with the Transactions and the transactions contemplated by the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of such Transactions or the other transactions contemplated by the Loan Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transactions, the transactions contemplated by the Loan Documents.

          (i) ENVIRONMENTAL REPORTS. Administrative Agent shall have received copies of the most recent environmental risk assessment reports in the possession of Borrower or its Subsidiaries or performed at the request of Borrower or its Subsidiaries for any current and former facilities of Borrower and its Subsidiaries.

          (j) LITIGATION. No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of Borrower, threatened (except for litigation that would be rendered moot by, or would not survive, the consummation of the Plan of Reorganization) with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transactions), or which Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          (k) FEES. Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due.

          (l) ADVERSE CHANGE. Since December 31, 2001, nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which Administrative Agent or the Required Lenders shall reasonably determine has, or could have, a Material Adverse Effect.

          (m) INSURANCE. Administrative Agent shall be satisfied with the insurance coverage in effect on the Closing Date pertaining to the assets of Borrower and its Restricted Subsidiaries, and shall have received evidence satisfactory to it that Administrative Agent shall have been named as a loss payee, mortgagee and additional insured on all such policies of insurance, as appropriate.

          (n) RATING. Borrower shall have received a prospective senior secured debt rating with respect to the Loans from each of S&P and Moody's.

          (o) CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the Transaction and the other transactions contemplated by this Agreement shall be satisfactory in form and substance to Administrative Agent and, except as otherwise agreed by Administrative Agent, shall have been consummated without any waiver of any conditions or other provisions set forth therein and Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or the Required Lenders reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by a Responsible Officer or by proper corporate or Governmental Authorities.

     Each Lender hereby agrees that by its execution and delivery of its signature page hereto, such Lender approves of and consents to each of the matters set forth in SECTION 5.1 which must be approved by, or which must be satisfactory to, the Administrative Agent (in the case of DB), or the Required Lenders or Lenders, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Lender if so requested on or prior to the Closing Date.

          5.2     EXTENSION OF FORBEARANCE AND INTERIM MATURITY.

     By its execution hereof, each of the Original Lenders party hereto agrees that if the conditions set forth in SECTION 5.1 have not been satisfied or waived but if the Borrower, HSCHC, HSCC, the Administrative Agent and the holders of at least 66-2/3% of the Original Loans have executed and delivered this Agreement or a Forbearance Extension Agreement, then (a) each Lender party to the Original Credit Agreement executing this Agreement agrees to be bound by the provisions of the Original Credit Forbearance Extension Agreement, attached hereto as EXHIBIT 5.2(a) as if a party thereto including all of the terms, conditions and provisions therein and (b) each Lender party to the Original Term Loan executing this Agreement agrees to be bound by the provisions of the Term Loan Forbearance Extension Agreement, attached hereto as EXHIBIT 5.2(b) as if a party thereto including to all of the terms, conditions and provisions therein. Each Original Lender party hereto agrees that upon request, such Lender shall execute and deliver the signature page to the applicable Forbearance Extension Agreement to the Administrative Agent.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans, Borrower makes the following representations and warranties (both before and after giving effect to the consummation of the Transactions):

          6.1     CORPORATE STATUS.

          Each of Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company, trust or other entity in good standing under the laws of the jurisdiction of its organization (or the equivalent thereof in the case of Foreign Subsidiaries) except where the failure to be in such good standing would not have a Material Adverse Effect, (ii) has the corporate or partnership or other requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

          6.2     CORPORATE POWER AND AUTHORITY.

          Each Credit Party has the corporate or other appropriate power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is party and has taken all necessary corporate or other appropriate action to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Credit Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.3     NO VIOLATION.

          The execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of any Credit Party or

(iv) requires any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained or as set forth on SCHEDULE 6.3.

          6.4     GOVERNMENTAL AND OTHER APPROVALS.

          Except as set forth on SCHEDULE 6.4 hereto and except for the recording of the Mortgage Supplements and the filing of UCC financing statements, which shall be recorded and filed, respectively, on, or as soon as practicable after, the date hereof, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority (except as have been obtained or made on or prior to the Closing Date), is required to authorize, or is required in connection with, the execution, delivery and performance of any Loan Document.

          6.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC.

          (a) FINANCIAL STATEMENTS. The Historical Financial Statements copies of which have been furnished to Administrative Agent prior to the date hereof, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject, in the case of interim statements, to normal year end adjustments. Each Historical Financial Statement presents fairly the financial condition of the applicable Credit Party as of the date thereof. The Historical Financial Statements identified on SCHEDULE 6.5(a) as audited financial statements have been examined by Deloitte & Touche, independent certified public accountants, who delivered an opinion in respect thereto, and present fairly the financial condition of the applicable Credit Party at the date of each respective audited balance sheet. Since December 31, 2001, there has been no Material Adverse Effect.

          (b) SOLVENCY. On and as of the Closing Date, after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by Borrower in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of Borrower and each other Material Subsidiary will exceed its debts; (ii) neither Borrower nor any Material Subsidiary has incurred and does not intend to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) Borrower and each other Material Subsidiary will have sufficient capital with which to conduct its business. For purposes of this
SECTION 6.5(b) "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to SECTION 6.5(a) and on SCHEDULE 6.5(d) there were, to the best of Borrower's knowledge, as of the Closing Date (and after giving effect to the Transactions occurring on such date) no liabilities or obligations with respect to Borrower and its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Borrower.

          (d) INDEBTEDNESS. SCHEDULE 6.5(d) sets forth a true and complete list of (i) all Indebtedness of Borrower, HSCHC and HSCC and its Restricted Subsidiaries (other than Loans, Intercompany Indebtedness or Priority Loans) that is outstanding as of the Closing Date and that remains outstanding after giving effect to the Transactions, to the extent that, in each case, such Indebtedness is in excess of $1,000,000 (the "EXISTING OBLIGATIONS"), in aggregate principal amount thereof as of a date not more than three Business Days prior to the Closing Date (and the aggregate amount of any undrawn commitments with respect thereto as of the date specified therein), and (ii) Interest Rate Agreements, the notional amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Existing Obligation has been incurred in connection with, or in contemplation of, the Transactions or the other transactions contemplated hereby. Borrower has delivered or caused to be delivered to Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on SCHEDULE 6.5(d) and of each instrument pursuant to which such Indebtedness for money borrowed was issued.

          (e) PRO FORMA. The PRO FORMA balance sheet of Borrower attached hereto as SCHEDULE 6.5(e) (the "PRO FORMA BALANCE SHEET") presents fairly the financial condition of Borrower at the date of such balance sheet and presents a good faith estimate of the PRO FORMA financial condition of Borrower (after giving effect to the Transactions, and the other transactions contemplated hereby and thereby) at the date thereof). The Pro Forma Balance Sheet has been prepared using financial statements of Borrower and its Subsidiaries which were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments.

          (f) PROJECTIONS. On and as of the Closing Date, the financial projections, attached hereto as SCHEDULE 6.5(f) and previously delivered to Administrative Agent and the Lenders (the "PROJECTIONS") and each of the Projections delivered after the Closing Date pursuant to SECTION 7.2(f) are, at the time made, based on good faith estimates and assumptions made by the management of Borrower, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Closing Date, Borrower believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

          6.6     LITIGATION.

          There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened (except for litigation that would be rendered moot by, or would not survive, the consummation of the Plan of Reorganization) against Borrower or any of its Subsidiaries (i) with respect to any Loan Document seeking to enjoin Borrower's or any Subsidiary's performance thereof or (ii) which would reasonably be expected to have a Material Adverse Effect.

          6.7     TRUE AND COMPLETE DISCLOSURE.

          All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing (including electronically) to any Lender (other than the Projections as to which SECTION 6.5(f) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Lenders acknowledge that they have not relied on Borrower's company brochures.

          6.8     MARGIN REGULATIONS.

          No part of the proceeds of any Loan has been or will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

          6.9     TAX RETURNS AND PAYMENTS.

          Each of Borrower and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed, except where failure to file any such returns would not reasonably be expected to have a Material Adverse Effect, and have paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their respective material properties and all other material taxes, fees or other charges imposed on them or any of their respective properties by any Governmental Authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or its Subsidiaries, as the case may be) except where failure to take any such action would not reasonably be expected to have a Material Adverse Effect; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided) which would be reasonably expected to have a Material Adverse Effect.

          6.10    COMPLIANCE WITH ERISA.

          Each Plan has been operated and administered in a manner so as not to result in any material liability of Borrower for failure to comply with the applicable provisions of ERISA and the Code; no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; to the best knowledge of Borrower, no Multiemployer Plan is insolvent or in reorganization; as of the Closing Date, the aggregate present value of the accrued benefits as of the Closing Date under each Plan does not exceed the aggregate fair market value of the assets of such Plan, in each case, by more than $3,000,000 using the actuarial funding assumptions in effect for such Plan as of the most recent valuation date; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; no
proceedings have been instituted to terminate any Plan within the last fiscal year; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, to the best knowledge of Borrower, Borrower and its Subsidiaries and its ERISA Affiliates would not have any material liability to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ending prior to the Closing Date; no Lien imposed under the Code or ERISA on the assets of Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to either of which could reasonably be expected to have a Material Adverse Effect.

          6.11    OWNERSHIP OF PROPERTY.

          Each of Borrower and its Restricted Subsidiaries has good and marketable title in fee simple to, a valid leasehold interest in, or a valid contractual agreement to use, all its material real property, and good title to, a valid leasehold interest in, or valid contractual rights to use all its other material property, and none of such property is subject to any Lien except for Permitted Liens. As of the Closing Date, Borrower and its Restricted Subsidiaries have granted mortgages to secure the Obligations on all parcels of real estate which have an estimated fair market value in excess of $1,000,000.

          6.12    CAPITALIZATION OF BORROWER.

          On the Closing Date, the capitalization of Borrower is as set forth on
SCHEDULE 6.12 hereto. All shares of Capital Stock of Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 6.12, no authorized but unissued or treasury shares of Capital Stock of Borrower are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the certificate of incorporation and by-laws of Borrower in effect on the date of this Agreement has been delivered to Administrative Agent. Except as set forth on SCHEDULE 6.12, Borrower does not have any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as set forth in the certificate of incorporation of Borrower). Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence except for agreements the performance of which would not violate this Agreement. As of the Closing Date, all of the issued and outstanding shares of Capital Stock of Borrower are owned of record by the stockholders as set forth on SCHEDULE 6.12 hereto.

          6.13    SUBSIDIARIES.

          (a) ORGANIZATION. SCHEDULE 6.13 hereto sets forth, as of the date hereof, a true, complete and correct list of each Restricted Subsidiary of Borrower and indicates for each such Subsidiary (i) its jurisdiction of incorporation and (ii) its ownership (by holder and percentage interest). As of the date hereof, Borrower has no Restricted Subsidiaries except for those Restricted Subsidiaries listed as such on SCHEDULE 6.13 hereto.

          (b) CAPITALIZATION. All shares of Capital Stock of each Restricted Subsidiary of Borrower have been duly authorized and validly issued and, to the extent applicable in the case of Foreign Subsidiaries, are fully paid and non-assessable and, to the extent owned by Borrower, are owned by Borrower free and clear of all Liens except for Permitted Liens. No authorized but unissued or treasury shares of Capital Stock of any Restricted Subsidiary of Borrower are subject to any option, warrant, right to call or commitment of any kind or character.

          (c) RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any consensual encumbrance or restriction on the ability of (i) any Restricted Subsidiary of Borrower to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by Borrower or any Restricted Subsidiary of Borrower, or to pay any Indebtedness owed to Borrower or a Restricted Subsidiary of Borrower, (ii) any Restricted Subsidiary of Borrower to make loans or advances to Borrower or any of Borrower's Subsidiaries or (iii) Borrower or any of its Restricted Subsidiaries to transfer any of its properties or assets to Borrower or any of its Subsidiaries, except for such encumbrances or restrictions permitted to exist under SECTION 8.13.

          6.14    COMPLIANCE WITH LAW, ETC.

          Neither Borrower nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

          6.15    INVESTMENT COMPANY ACT.

          Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          6.16    PUBLIC UTILITY HOLDING COMPANY ACT.

          Neither Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.17    ENVIRONMENTAL MATTERS.

          Except as disclosed in SCHEDULE 6.17 hereto: (i) the operations of and the real property owned or operated by Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) Borrower and each of its Subsidiaries has obtained and will continue to maintain all Environmental Permits, and all such Environmental Permits are in good standing and Borrower and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) neither Borrower nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) is subject to: (A) any Environmental Claim or other written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material non-compliance with Environmental Laws or Environmental Permits to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, (C) any Remedial Action which if not taken could reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or substantial threat of a material Release of a Contaminant into the environment regardless of whether the Release or substantial threat of a material Release is occurring on Borrower's or any Subsidiaries present or past properties or at any other location, in each case where such Release or substantial threat of a Material Release could reasonably be expected to have a Material Adverse Effect; (iv) there is not now, nor to the knowledge of Borrower has there ever been, on or from any current or former property of Borrower or on, in or from the current or former property of any of its Subsidiaries, to the extent any of the following could reasonably be expected to have a Material Adverse Effect: (A) except in compliance with applicable Environmental Laws and Environmental Permits, any generation, handling, treatment, recycling, storage or off-site disposal of any hazardous waste as those terms are defined under Environmental Laws, (B) any on-site disposal of any hazardous waste, substance or material as those terms are defined under applicable Environmental Laws, (C) except in compliance with applicable Environmental Laws and Environmental Permits, any underground storage tanks or underground injection wells, (D) any surface impoundments, pits, ponds, lagoons or landfills, (E) except in compliance with applicable Environmental Laws and Environmental Permits, any friable asbestos-containing material; or (F) except in compliance with applicable Environmental Laws and Environmental Permits, any polychlorinated biphenyls (PCB's) or other Contaminants; (v) neither Borrower nor any of its Subsidiaries has received any written notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or substantial threat of a material Release of a Contaminant into the environment, which notice or claim could reasonably be expected to result in a Material Adverse Effect; and (vi) no Environmental Lien has attached to any property (whether owned or leased) of Borrower or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to Borrower or any of its Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

          6.18    LABOR RELATIONS.

          Neither Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Borrower or any of its Restricted Subsidiaries or, to the best knowledge of Borrower, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or any of its Restricted Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any of its Restricted Subsidiaries or, to the best knowledge of Borrower, threatened against Borrower or any of its Restricted Subsidiaries and (iii) to the best knowledge of Borrower, no question concerning union representation exists with respect to the employees of Borrower or any of its Restricted Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          6.19    INTELLECTUAL PROPERTY.

          Each of Borrower and its Restricted Subsidiaries owns or holds licenses or other rights to or under all of the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade secrets, proprietary information, computer programs, databases, and other proprietary rights (collectively, "INTELLECTUAL PROPERTY") necessary for the present conduct of its business, without any known conflict with the rights of others, except such conflicts which could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Restricted Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

          6.20    CERTAIN FEES.

          Except as otherwise disclosed to Administrative Agent in writing prior to the date hereof, no broker's or finder's fees or commissions or any similar fees or commissions will be payable by Borrower or any Restricted Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction under the Loan Documents or any services rendered in connection with such transactions. Borrower covenants that it will indemnify Administrative Agent and each Lender against and hold Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

          6.21    SECURITY DOCUMENTS.

          (a) SECURITY AGREEMENT COLLATERAL. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement, a legal, valid and enforceable security interest in all right, title and interest of the applicable Credit Party in the Collateral owned by such Credit Party, and the Security Agreement, together with the filings of Form UCC-1 in all relevant jurisdictions creates a first lien on, and security interest in, all right, title and interest of Borrower and such Credit Parties in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code of the appropriate jurisdiction and which have an aggregate fair market value of less than $5,000,000, all such liens have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected liens except for Permitted Liens. The recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Security Agreement will be effective, under Federal law, to perfect the security interest granted to the Collateral Agent in the trademarks, patents and copyrights covered by the Security Agreement. The recordation with the United States Surface Transportation Board of assignments for security made pursuant to the Security Agreement will be effective under Federal law, to create a valid first lien in favor of the Collateral Agent the in the railcars covered by the Security Agreement. Borrower and its Restricted Subsidiaries have good and marketable title to all Collateral, free and clear of all Liens except Permitted Liens.

          (b) PLEDGED SECURITIES. The security interests created in favor of the Collateral Agent, as pledgee for the benefit of the Lenders under the Security Agreement, constitute perfected security interests in the Pledged Securities and Pledged Intercompany Notes, subject to no security interests of any other Person other than Permitted Liens. Except as set forth in the Security Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation) within 10 Business Days after the Closing Date are required in order to perfect the security interests created in the Pledged Securities or Pledged Intercompany Notes under the Security Agreement. Sixty-five percent (65%) of the Capital Stock of all direct Foreign Subsidiaries with a net book value and a fair market value in excess of $250,000 are pledged to the Collateral Agent.

          (c) REAL PROPERTY COLLATERAL. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the secured parties under the Security Agreement, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under
SECTION 8.1). SCHEDULE 6.21(c) contains a true and complete list as of the Closing Date of (x) each parcel of real property of Borrower and its Restricted Subsidiaries with an estimated fair market value in excess of $1,000,000, (y) the type of interest in such parcel of real property held by Borrower or such Restricted Subsidiaries and (z) whether or not such parcel of real property is Mortgaged Property. Borrower or such Restricted Subsidiaries have good and marketable title to all Mortgaged Property free and clear of all Liens except those described in the first sentence of this SECTION 6.21(c).

          (d) DEPOSIT ACCOUNTS. All domestic Deposit Accounts and disbursement accounts of Borrower and its Restricted Subsidiaries whose balances exceed $100,000 as of the Closing Date are listed on SCHEDULE 6.21(d). Neither the Borrower nor any Subsidiary has granted any interest in any such Deposit Account or disbursement account to any Person other than pursuant to the Security Documents or the "Security Documents" as such term is defined in the Priority Credit Agreement.

          6.22 CHARITABLE CONTRIBUTIONS. Since October 31, 2001, neither Borrower nor any of its Restricted Subsidiaries has made any charitable contributions except as would have been permitted pursuant to SECTION 8.17 if it had been in effect at such time.

          6.23 ASBESTOS MATTERS. Neither the Borrower nor any Subsidiary of the Borrower (a) manufactures, produces or sells any product containing asbestos; or (b) has manufactured, produced or sold any product containing asbestos prior to the Effective Date which would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, Borrower shall:

          7.1     FINANCIAL STATEMENTS.

          Furnish, or cause to be furnished, to each Lender:

          (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of Borrower, (i) the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such quarter setting forth in comparative form the audited balance sheet of the Borrower and its consolidated Subsidiaries for the prior Fiscal Year, (ii) the related unaudited consolidated statement of income of the Borrower and its consolidated Subsidiaries as at the end of such quarter and for the portion of the Fiscal Year through the end of such quarter setting forth in comparative form the figures for the related periods in the prior Fiscal Year and (iii) the related unaudited consolidated statements of cash flow of Borrower and its consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, and setting forth in comparative form figures for the related period in the prior Fiscal Year, all of which shall be certified by a Responsible Financial Officer of Borrower, subject to normal year-end audit adjustments and, if Borrower has established any Unrestricted Subsidiaries, such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period and the prior year comparative period, reflecting on a combined basis, for Restricted Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries; and

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of Borrower, a copy of the consolidating and consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidating and consolidated statements of income and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period, reflecting on a combined basis, for Restricted Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries; all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods and, in the case of the consolidated financial statements referred to in this SECTION 7.1(b), accompanied by a report thereon of Deloitte & Touche or such other independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of Borrower and its Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP.

          (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within thirty (30) days after the end of each month (other than the last month of any Fiscal Quarter) of Borrower, unaudited financial statements consisting of a consolidated balance sheet as at the end of such month and consolidated statements of income and cash flows of Borrower and its Restricted Subsidiaries, consolidated and business segment statements of operations for such month and for the Fiscal Year through such month, setting forth in each case in comparative form the figures for the comparative month for the previous Fiscal Year, subject to normal year-end audit adjustments all in reasonable detail and certified on behalf of Borrower by a Responsible Officer of Borrower as having been prepared in accordance with GAAP consistently applied.

          7.2     CERTIFICATES; OTHER INFORMATION.

          Furnish to each Lender (or, if specified below, to Administrative Agent):

          (a) ACCOUNTANT'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1(b), to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from Deloitte & Touche or other independent certified public accountants of nationally recognized standing substantially in the form of EXHIBIT 7.2(a), stating that, in the course of their annual audit of the books and records of Borrower, no Event of Default or Unmatured Event of Default, insofar as they relate to accounting and financial matters, has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default.

          (b) OFFICER'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1, a certificate of a Responsible Financial Officer substantially in the form of EXHIBIT 7.2(b)-1 stating that, to the best of such officer's knowledge, such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of Borrower and its Subsidiaries for the period referred to therein (subject to normal year-end audit adjustments) and concurrently with the delivery of the financial statements referred to SECTION 7.1(a) and (b), a Certificate of a Responsible Officer substantially in the form of EXHIBIT 7.2(b)-2, that no Event of Default or Unmatured Event of Default has occurred except as specified in such certificate and, if so specified, the action which Borrower proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish Borrower's compliance with the covenants set forth in ARTICLE IX of this Agreement.

          (c) AUDIT REPORTS AND STATEMENTS. Promptly following Borrower's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of Borrower or any of its Subsidiaries.

          (d) PUBLIC FILINGS. Within 10 days after the same become public, copies of all financial statements and reports which Borrower may make to, or file with, the SEC.

          (e) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of Holdco I, Holdco II or Borrower or any of their Subsidiaries as Administrative Agent or any Lender (through Administrative Agent) may from time to time reasonably request.

          (f) PROJECTIONS. As soon as available and in any event within sixty (60) days following the first day of each Fiscal Year commencing with the Fiscal Year of Borrower beginning January 1, 2003 projections in form similar to that delivered on the Closing Date covering the period from the beginning of such Fiscal Year (on a quarterly basis for the first Fiscal Year and an annual basis thereafter) through the end of the third Fiscal Year thereafter, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such projections are based.

          7.3     NOTICES.

          Promptly (and in any event within three Business Days in the case of (a) below, or thirty days in the case of (b)-(c) below) after a Responsible Officer of Borrower or any Subsidiary obtains knowledge thereof, give notice to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

          (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower or such Subsidiary proposes to take with respect thereto.

          (b) LITIGATION AND RELATED MATTERS. The commencement of, or any material development in, any action, suit, proceeding or investigation affecting Borrower or any of its Restricted Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the amount of any claim, damage, penalty or fine asserted against Borrower or its Restricted Subsidiaries that Borrower reasonably determines is not covered by insurance is $3,000,000 or more, (ii) with respect to any Loan Document or any material Indebtedness or preferred stock of Borrower or any of its Restricted Subsidiaries or (iii) which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

          (c)     ENVIRONMENTAL NOTIFICATION.

                  (i) The occurrence of one or more of the following, to the extent that any of the following, if adversely determined, would have a material adverse effect on the financial condition, business or properties of Borrower and its Subsidiaries taken as a whole or, in any event, could reasonably be expected to result in liability to Borrower or any of its Restricted Subsidiaries in excess of $3,000,000 or a fine or penalty in excess of $1,000,000: (A) written notice, claim or request for information to the effect that Borrower or any of its Subsidiaries is or may be liable in any material respect to any Person as a result of the presence of or the Release or substantial threat of a material Release of any Contaminant into the environment; (B) written notice that Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the presence or to the Release or substantial threat of a material Release of any Contaminant into the environment; (C) written notice that any property, whether owned or leased by, or operated on behalf of, Borrower or its Subsidiaries is subject to a material Environmental Lien; (D) written notice of violation to Borrower or any of its Subsidiaries of any Environmental Laws or Environmental Permits; or (E) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws or Environmental Permits; PROVIDED, HOWEVER, that the provisions of this clause (i) shall not require Borrower to violate or breach any confidentiality covenants to which it is bound.

                  (ii) Upon written request by Administrative Agent, Borrower or any Restricted Subsidiary shall promptly submit to Administrative Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or Remedial Action and Borrower's or such Restricted Subsidiary's response thereto.

          (d) NOTICES AND OTHER REPORTS. Notwithstanding the foregoing, to the extent not otherwise required to be delivered hereunder, Borrower shall promptly provide to

Administrative Agent a copy of all material notices required to be delivered by the Borrower or any of its affiliates under the Priority Credit Agreement, the ICI Agreement, the GOF Restructuring Agreement or the MIOA.

          7.4     MAINTENANCE OF EXISTENCE.

          Preserve, renew and keep in full force and effect its and each Subsidiary's existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' businesses except to the extent that failure to take any such action would not in the aggregate reasonably be expected to have a Material Adverse Effect, or as otherwise permitted pursuant to SECTIONS 8.3 and 8.7, and comply and cause each of its Subsidiaries to comply with all Requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

          7.5     PAYMENT OF OBLIGATIONS.

          Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Restricted Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

                  (i) all material taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

                  (ii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

PROVIDED, HOWEVER, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such material tax, assessment, charge, levy or claim (A) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect or (B) which could not reasonably be expected to have a Material Adverse Effect.

          7.6     INSPECTION OF PROPERTY, BOOKS AND RECORDS.

          Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and will permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time, and from time to time at the reasonable request of such Lender made to Borrower and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and with the written consent of Borrower (which consent shall not be required if any Event of Default has occurred and is continuing) independent public accountants, provided that Borrower may attend any such meetings (and by this provision Borrower authorizes such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of Borrower and its Subsidiaries).

          7.7     ERISA.

          (a) As soon as practicable and in any event within ten (10) days after Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a certificate of a responsible officer of Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given;

          (b) Upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report and annual report completed with respect to any Plan;

          (c) as soon as possible and in any event within ten (10) days after Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred with respect to any Plan:

                  (i) such Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA,

                  (ii)   the Plan Sponsor intends to terminate such Plan,

                  (iii) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan,

                  (iv) that an accumulated funding deficiency has been incurred or that an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or on extension of any amortization period under Section 412 of the Code,

                  (v) that Borrower or any Subsidiary of Borrower, or any ERISA Affiliate will be required to make a deficit reduction contribution under Code Section 412(l) to any Plan for any Plan year, or

                  (vi) Borrower or any Subsidiary of Borrower has incurred any liability that would result in a Material Adverse Effect under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plans (as defined in Section 3(2) of ERISA), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof; and

          (d) as soon as possible and in any event within thirty days after Borrower or any of its Subsidiaries or ERISA Affiliates knows that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof.

For purposes of this SECTION 7.7, Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of Borrower shall be deemed to have knowledge of all facts known by the Plan administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor. In addition to its other obligations set forth in this ARTICLE VII, Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

                  (i) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service; and

                  (ii) at the request of any Lender, deliver to such Lender (and a copy to Administrative Agent) copies of the most recent annual reports and notices (as requested by such Lender) received by Borrower or any Subsidiary or any ERISA Affiliate with respect to any Plan no later than ten (10) days after the date of such request.

          7.8     MAINTENANCE OF PROPERTY; INSURANCE.

          (i) Keep and cause each of its Restricted Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted, (ii) maintain on behalf of its Restricted Subsidiaries or shall cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be cancelled or revised without thirty days' prior written notice thereof by the insurer to the Collateral Agent.

          7.9     ENVIRONMENTAL LAWS.

          (a) ENVIRONMENTAL COMPLIANCE. Borrower shall, and shall cause each of its Restricted Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with applicable Environmental Laws or Environmental Permits or to any material Release or a substantial threat of a material Release of a Contaminant, and upon request from Administrative Agent, shall regularly report to Administrative Agent on such response. Without limiting the generality of the foregoing, whenever Administrative Agent or any Lender has a reasonable basis to believe that Borrower is not in material compliance with applicable Environmental Laws or Environmental Permits or that any property of Borrower or its Subsidiaries, or any property to which Contaminants generated by Borrower or its Subsidiaries have come to be located ("OFFSITE PROPERTY") has or may become contaminated or subject to an order or decree such that any non-compliance, contamination or order or decree could reasonably be anticipated to have a Material Adverse Effect, then, to the extent Borrower has the legal right to do so, Borrower agrees to, at Administrative Agent's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Administrative Agent to conduct such tests of the site where the alleged or actual non-compliance or contamination has occurred and prepare and deliver to Administrative Agent, the Lenders and Borrower a report(s) reasonably acceptable to Administrative Agent setting forth the results of such tests, Borrower's proposed plan and schedule for responding to any environmental problems described therein, and Borrower's estimate of the costs thereof; and (ii) provide Administrative Agent, the Lenders and Borrower a supplemental report(s) of such engineer whenever the scope of the environmental problems or Borrower's response thereto or the estimated costs thereof, shall materially change. Notwithstanding the above, Borrower shall not be obligated (other than as required by applicable law) to undertake any tests or remediation at any Offsite Property that (a) is not owned or operated by Borrower or any of its Subsidiaries and (b) where Contaminants generated by persons other than Borrower or any of its Subsidiaries have also come to be located.

          (b) ENVIRONMENTAL INDEMNITY. Borrower shall, and shall cause each of its Restricted Subsidiaries, to defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower, any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this SECTION 7.9(b) shall survive repayment of the Notes and all other Obligations.

          7.10    ADDITIONAL SECURITY; FURTHER ASSURANCES.

          (a) AGREEMENT TO GRANT ADDITIONAL SECURITY. Promptly, and in any event within thirty (30) days after the acquisition by Borrower or any Restricted Domestic Subsidiary of assets or real or personal property of the type that would have constituted Collateral on the date hereof, in each case in which the Collateral Agent does not have a perfected security interest under the Security Documents (other than (t) equipment subject to Liens permitted under SECTION 8.1(b) under agreements which prohibit the creation of additional Liens on such assets, (u) the property subject to the Headquarters Mortgage Loan Documents, (v) Capital Stock of a Subsidiary (which is governed by clause (c) below) (w) any parcel of real estate or leasehold interest acquired after the Closing Date with a fair market value of less than $1,000,000 or (x) any other asset with a fair market value of less than $100,000 individually, provided that all such other assets collectively have a fair market value of less than $5,000,000) or promptly following request by Administrative Agent or the Collateral Agent with respect to any other collateral deemed material by Administrative Agent or Required Lenders (the "ADDITIONAL COLLATERAL"), Borrower will, and will cause each of its Restricted Domestic Subsidiaries to, take all necessary action, including (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate and (ii) with respect to real estate, the execution of a mortgage, the obtaining of title insurance policies, title surveys and real estate appraisals satisfying the Requirements of Law, to grant the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement a perfected Lien (subject only to Permitted Liens) in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement.

          (b) ADDITIONAL SUBSIDIARY GUARANTEES AND INTERCOMPANY NOTES. Borrower agrees to cause each Restricted Domestic Subsidiary (other than IRIC) to execute and deliver the Amended and Restated Subsidiary Guarantee Agreement (or a supplement thereto), the Security Agreement (or a supplement thereto) and to execute and deliver a Pledged Intercompany Note, if applicable.

          (c) PLEDGE OF NEW SUBSIDIARY STOCK. Borrower agrees to pledge (or cause its Restricted Domestic Subsidiaries to pledge) all of the Capital Stock of each new Restricted Subsidiary established or created to the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement; PROVIDED that the pledge of the Capital Stock of any new Restricted Subsidiary which is a Foreign Subsidiary, including "loan stock" or other obligations which are treated as equity under the Code ("LOAN STOCK") shall, (i) only be required to the extent owned by Borrower or its Restricted Domestic Subsidiaries, (ii) be limited to 65% of the Capital Stock of any Foreign Subsidiary with a net book value and a fair market value in excess of $250,000 and (iii) any filings or recordations with respect to Foreign Subsidiaries will be made (or submitted for recordation) within 10 Business Days of the acquisition thereof or such longer period as the Administrative Agent may approve. No Foreign Subsidiary may be or become a shareholder of a Domestic Subsidiary.

          (d) GRANT OF SECURITY BY NEW SUBSIDIARIES. Subject to the provisions of SECTIONS 7.10(a) and 7.10(c), Borrower will cause each Restricted Domestic Subsidiary established or created in accordance with SECTION 8.7 to grant to the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement a first priority Lien (subject to Permitted Liens) on all property (tangible and intangible) of such Subsidiary by executing and delivering an agreement substantially in the form of EXHIBIT A to the Security Agreement, or on other terms satisfactory in form and substance to the Collateral Agent and Administrative Agent.

Borrower shall cause each Restricted Domestic Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Borrower will cause each of its Restricted Domestic Subsidiaries to take all actions requested by Administrative Agent or the Required Lenders (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

          (e) PLEDGE OF EQUITY IN UNRESTRICTED SUBSIDIARIES. Borrower agrees to pledge (or cause its Restricted Domestic Subsidiaries to pledge) all of the Capital Stock owned by Borrower or a Restricted Subsidiary of each new Unrestricted Subsidiary established or created after the Closing Date to the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement other than a Foreign Subsidiary with Consolidated Total Assets of $1,000,000 or less as long as the Consolidated Total Assets of all Foreign Subsidiaries owned directly by Borrower or its Restricted Domestic Subsidiaries the Capital Stock of which is not pledged hereunder, does not exceed in the aggregate $10,000,000; PROVIDED that the pledge of the Capital Stock or Loan Stock of any new Unrestricted Subsidiary which is a Foreign Subsidiary shall,
(i) only be required to the extent owned by Borrower or its Restricted Domestic Subsidiaries, (ii) be limited to 65% of the Capital Stock (or Loan Stock) of such Foreign Subsidiary and (iii) any filings or recordations with respect to Foreign Subsidiaries will be made (or submitted for recordation) within 10 Business Days of the acquisition thereof or such longer period as the Administrative Agent may approve. Borrower agrees to pledge, or cause its Restricted Subsidiaries to pledge, to the Collateral Agent for the benefit of the secured parties pursuant to the Security Agreement all instruments evidencing indebtedness owed by any Unrestricted Subsidiary to Borrower or any Restricted Domestic Subsidiary.

          (f) PLEDGE OF ADDITIONAL HUNTSMAN INTERNATIONAL HOLDINGS EQUITY. Immediately upon the release from pledge by ICI of any equity in Huntsman International Holdings LLC, HSCC shall pledge such equity pursuant to the Security Agreement.

          (g) DOCUMENTATION FOR ADDITIONAL SECURITY. The security interests required to be granted pursuant to this SECTION 7.10 shall be granted pursuant to the Annexes to the Security Documents or such other security documentation satisfactory in form and substance to Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons (other than the "Secured Parties" as such term is defined in the Priority Loan Documents) and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by Borrower or its Subsidiaries. At the time of the execution and delivery of the Additional Security Documents, Borrower shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, title surveys, real estate appraisals satisfying any Requirements of Law, and other related documents as may be reasonably requested by Administrative Agent or the Required Lenders to assure themselves that this
SECTION 7.10 has been complied with.

          7.11    END OF FISCAL YEARS; FISCAL QUARTERS.

          Borrower shall cause its annual accounting period to end December 31 of each year (each a "FISCAL YEAR", with quarterly accounting periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year (each a "FISCAL QUARTER")).

          7.12 OPERATING ACCOUNTS. Borrower shall at all times cause its primary cash operating account to be maintained at Deutsche Bank Trust Company Americas (or such other institution approved by Administrative Agent).

          7.13 POLYMERS NOTES. On or before the maturity date of the Polymers Senior Notes, Borrower shall have refinanced the then outstanding Polymers Senior Notes with proceeds of Permitted Junior Debt permitted by SECTION 8.2(i) and/or shall have redeemed or repurchased such Polymers Senior Notes in accordance with SECTION 8.7(h).

          7.14 COMPENSATION. Borrower and its Restricted Subsidiaries agree that the base salary, bonus and other compensation or payments to any member of the Huntsman Group shall be consistent with past practices of Borrower and its Restricted Subsidiaries and with industry practices for comparable publicly held companies. Borrower and its Restricted Subsidiaries acknowledge that Mr. Jon M. Huntsman has retired and therefore will not receive any base salary, bonus or other similar compensation from Borrower or its Restricted Subsidiaries during the effectiveness of this Agreement.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder:

          8.1     LIENS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation; except for the following Liens (herein referred to as "PERMITTED LIENS"):

          (a) Liens existing on the Closing Date listed on SCHEDULE 8.1(a) hereto and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness is not increased and such Liens do not extend to or cover any other property or assets;

          (b) (i) Liens (including Liens under Capitalized Leases) in respect of property or assets acquired or constructed by Borrower or a Subsidiary after the date hereof, including, without limitation, liens on rolling stock, which Liens are created at the time of acquisition or completion of construction of such property or asset or within 120 days thereafter, to secure

Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property or asset, (ii) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into Borrower or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged (and not incurred in anticipation thereof), (iii) in the case of any property or asset acquired by Borrower or any Subsidiary after the Closing Date, Liens existing on such property or asset at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by Borrower or a Subsidiary; PROVIDED, that in any such case:

                  (x) no such Lien shall extend to or cover any other property or assets of Borrower or of such Subsidiary, as the case may be, and

                  (y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition or, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time and the amount of Indebtedness secured on the date of issuance of such Liens shall not be less than 80% of the fair market value unless the Collateral Agent shall have a perfected second lien on such equipment;

and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness secured thereby is not increased and, such Liens do not extend to or cover any other property or assets, PROVIDED FURTHER, that the aggregate principal amount of Indebtedness secured by Liens permitted by this
SECTION 8.1(b) does not exceed at any one time outstanding $15,000,000;

          (c)     Customary Permitted Liens;

          (d)     Liens granted pursuant to the Security Documents;

          (e) Liens consisting of an agreement to sell, transfer or dispose of any asset (to the extent such sale, transfer or disposition is permitted hereunder);

          (f) Liens on property of Huntsman Headquarters Corporation incurred pursuant to the Headquarters Mortgage Loan Documents and Liens on property of Airstar Corporation incurred pursuant to the Airstar Aircraft Financing Documents;

          (g) Lien on the assets of Nitroil Vegyipari Termelo-Fejleszto Resvenytarsag (Nitroil Chemical Engineering and Production Co., Plc) which secure not more than $2,000,000 of Indebtedness;

          (h) Liens on property of Foreign Subsidiaries securing Indebtedness permitted by SECTION 8.2(j);

          (i) Liens securing Obligations under the Priority Credit Agreement to the extent such Indebtedness is permitted by SECTION 8.2(b);

          (j) Liens incurred in connection with the sale and leaseback by the Borrower or any of its Subsidiaries of railcars acquired after the date hereof;

          (k)     Liens securing Permitted Junior Debt; and

          (l) Liens (other than Liens securing Indebtedness) with respect to property with a fair market value not exceeding $5,000,000 in the aggregate at any one time outstanding.

          8.2     INDEBTEDNESS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness (including without limitation any Guarantee Obligation in respect of Indebtedness of its Unrestricted Subsidiaries and any Receivables Facility Attributed Indebtedness) except for:

          (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness of Borrower or its Subsidiaries which are parties to the Subsidiary Guarantee Agreement pursuant to the Priority Credit Agreement and the Loan Documents (as defined in the Priority Credit Agreement) in a principal amount outstanding not to exceed $275,000,000 and guarantees thereof by any Subsidiary Guarantor;

          (c) Indebtedness with respect to the Senior Subordinated Notes in an aggregate principal amount not to exceed $60,000,000;

          (d) Indebtedness with respect to the Polymers Senior Notes in an aggregate principal amount not to exceed $37,000,000;

          (e) Indebtedness of Huntsman Headquarters Corporation incurred pursuant to the Headquarters Mortgage Loan Documents in a principal amount not in excess of $12,000,000;

          (f) Indebtedness (other than Intercompany Indebtedness) outstanding on the Closing Date listed on SCHEDULE 6.5(d) hereto;

          (g) Indebtedness not to exceed $30,000 under the First Mortgage Notes and guarantees thereof by Subsidiaries of Huntsman Petrochemical Corporation;

          (h) Indebtedness resulting from the extension, renewal or refinancing or successive refinancing (whether in whole or in part) of any Indebtedness, permitted under SECTIONS 8.2(c), (d), (e) and (f); PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date, (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased, (iii) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are customary market terms reasonably satisfactory to the Administrative Agent and do not conflict in any material respect with the provisions of this Agreement and (iv) the terms of such refinancing Indebtedness shall be reasonably satisfactory to the Administrative Agent. In the case of any Indebtedness which is subordinated to the Obligations, such refinancing Indebtedness shall be subordinated to the Obligations on the same terms or on such other terms as may be approved by the Administrative Agent.

          (i) Permitted Junior Debt of Borrower and guarantees thereof by a Restricted Subsidiary consisting of Permitted Junior Debt of such Restricted Subsidiary; PROVIDED, that Borrower shall have complied with the mandatory prepayment requirements of SECTION 4.2(e);

          (j) Indebtedness of any Foreign Subsidiary (or, to the extent such Indebtedness is incurred with respect to its international activities, Huntsman International Trading Corporation) and guarantees thereof by Borrower and/or its Subsidiaries pursuant to over-draft lines or similar extensions of credit such that the aggregate amount of such Indebtedness under this clause outstanding at any one time does not exceed $5,000,000 (or the dollar equivalent thereof determined on a quarterly basis);

          (k) Indebtedness of Nitroil Vegyipari Termelo-Fejlesztro Resvenytatsag in a principal amount not in excess of $2,000,000;

          (l) Intercompany Indebtedness to the extent permitted by SECTIONS 8.7(c), (e), (f) and (g); PROVIDED, HOWEVER, that in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Restricted Subsidiary of Borrower or any subsequent transfer of such Indebtedness (other than to Borrower or any of its Restricted Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this SECTION 8.2; PROVIDED, FURTHER, HOWEVER, that (x) such Intercompany Indebtedness arising after the Closing Date shall be evidenced by a Pledged Intercompany Note and (y) any loan or advance to Borrower shall be unsecured;

          (m) Indebtedness secured by Liens permitted by SECTIONS 8.1(b) and 8.1(j) and any extension, renewal or replacement thereof in accordance with the terms of SECTIONS 8.1(b) and 8.1(j);

          (n) Indebtedness with respect to Hedging Agreements entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate, commodity or other revenue or expense risk, and not for speculative purposes, in any case;

          (o) Indebtedness consisting of Guarantee Obligations of any Subsidiary of Borrower of the Obligations under any Loan Document or consisting of a guarantee of obligations of a Restricted Subsidiary under any lease or other agreement entered into in the ordinary course of business not constituting Indebtedness and for which the liability with respect thereto is not required to be reflected on a balance sheet prepared in accordance with GAAP; and

          (p) Indebtedness consisting of Guarantee Obligations incurred to satisfy bonding obligations not in excess of $15,000,000 at any one time which arise in the ordinary course of business.

For purposes of this SECTION 8.2, any Indebtedness of an entity outstanding when it becomes a Subsidiary shall be deemed to have been incurred at that time.

          8.3     FUNDAMENTAL CHANGES.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, (i) consummate any Acquisition or (ii) enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets; PROVIDED, HOWEVER, that so long as prior to or simultaneously with such transactions, Borrower has complied with, and has caused its Subsidiaries to comply with, the provisions of SECTION 7.10:

          (a) any Subsidiary of Borrower may be merged or consolidated with or into Borrower so long as Borrower is the surviving corporation or with or into any one or more Wholly-Owned Subsidiaries of Borrower (other than an Unrestricted Subsidiary, Airstar Corporation, Huntsman Headquarters Corporation, Huntsman Polymers Corporation or IRIC); PROVIDED, HOWEVER, that (i) the Wholly-Owned Subsidiary or Subsidiaries shall be the surviving corporation and
(ii) in the case of any merger or consolidation between Subsidiaries at least one of which is a Subsidiary Guarantor, the surviving Person shall be or become a party to the Amended and Restated Subsidiary Guarantee Agreement);

          (b) any Subsidiary of Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets to Borrower or any other Wholly-Owned Subsidiary of Borrower (other than an Unrestricted Subsidiary);

          (c) any Subsidiary of Borrower (other than a Finance Subsidiary or Huntsman Polymers Corporation) may voluntarily liquidate, wind-up or dissolve;

          (d) any transaction permitted pursuant to SECTIONS 8.6(d) may be consummated;

          (e)     agreements to conduct the transactions referred to in CLAUSES
(a) through (d) above may be entered into;

          8.4     DIVIDENDS OR OTHER DISTRIBUTIONS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, either: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock in respect of such Capital Stock (except dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to Borrower or a Wholly-Owned Subsidiary of Borrower), (ii) purchase, redeem or otherwise acquire or retire for value any of its Capital Stock (other than Capital Stock held by Borrower or a Wholly-Owned Subsidiary of Borrower), (iii) make a loan (a "SHAREHOLDER LOAN") to any Holdco Party (as defined in the Holdco Agreement), (iv) pay any Management Fees or (v) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, any Polymers Senior Notes, Permitted Junior Debt or any Indebtedness that is subordinate or junior in right of payment to the Obligations (any such non-excepted dividend, distribution, purchase, redemption, repurchase, other acquisition, retirement or Shareholder Loan or payment being hereinafter referred to as a "RESTRICTED PAYMENT"); PROVIDED, HOWEVER, that (w) Borrower may, under clause (v) above, use the Permitted Polymers Notes Repurchase Amount to redeem or repurchase then outstanding Polymers Senior Notes in accordance with SECTION 4.2(e), to the extent that such amount is not otherwise required to be applied to prepay Loans pursuant to SECTION 4.2(e), (x) Borrower may make payments to Holdco II pursuant to the terms of the Tax Sharing Agreement, (y) the Senior Subordinated Notes may be refinanced with Subordinated Indebtedness permitted by SECTION 8.2(h) and (z) Borrower and its applicable Subsidiaries may consummate the HIH Unit Transfer.

          8.5     ISSUANCE OF STOCK.

          (a) Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any Restricted Subsidiary of Borrower, except (i) to Borrower, (ii) to another Wholly-Owned Subsidiary of Borrower which is a Restricted Subsidiary, (iii) to qualify directors if required by applicable law or similar de minimis issuances of Capital Stock to comply with Requirements of Law, or (iv) pledges constituting Permitted Liens pursuant to SECTION 8.1(a) or 8.1(d) OR 8.1 (j). Notwithstanding the foregoing, Borrower or its Subsidiaries shall be permitted to sell the outstanding stock of a Subsidiary, subject to SECTIONS 8.3 and 8.6.

          (b) Borrower shall not issue any Capital Stock, except for (i) issuances of additional units of Membership Interests to Holdco II and (ii) issuances of Capital Stock, where Administrative Agent and the Required Lenders have consented to the terms and conditions of such offering. In the event any Capital Stock of Borrower is issued pursuant to this SECTION 8.5(b), Borrower shall apply the Net Offering Proceeds received in connection with such disposition in accordance with SECTION 4.2(d).

          8.6     DISPOSITION OF ASSETS.

          Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any of its assets to any Person, except that:

          (a) Borrower or any Subsidiary may engage in a transaction permitted by SECTION 8.3. Any Foreign Subsidiary which is a Wholly-Owned Subsidiary may transfer, sell or assign any of its assets to another Foreign Subsidiary which is a Wholly-Owned Subsidiary;

          (b) Borrower or any Subsidiary may sell, transfer or otherwise dispose of inventory and Cash Equivalents in the ordinary course of business;

          (c) Borrower or any Subsidiary may permit to exist Liens upon its assets which are permitted by SECTION 8.1;

          (d) Borrower or any Subsidiary may sell, assign, transfer or otherwise dispose of an Investment permitted under SECTIONS 8.7(c), 8.7(d) and 8.7(g);

          (e) Borrower and any Subsidiary may sell, assign, transfer or otherwise dispose of its assets to Borrower or any Wholly-Owned Domestic Subsidiary which is a

Restricted Subsidiary (other than Airstar Corporation, Huntsman Headquarters Corporation or IRIC);

          (f) Borrower or any Subsidiary may sell, lease or otherwise dispose of any assets in the ordinary course of business which, in the reasonable judgment of Borrower, have become uneconomic, obsolete or worn out and may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables not otherwise permitted under clause (i) below);

          (g) Borrower or any Subsidiary may enter into operating leases as lessor in the ordinary course of business which are not substantially equivalent to sales;

          (h) Borrower or any Subsidiary may enter into assignments and licenses of intellectual property in the ordinary course of business;

          (i) Borrower and its Subsidiaries may sell railcars acquired after the Closing Date in connection with sale and leaseback transactions;

          (j) Borrower or any Restricted Subsidiary may dispose of any of its assets if the aggregate fair market value (at the time of disposition thereof) of all assets disposed of by Borrower and its Restricted Subsidiaries subsequent to the Closing Date pursuant to this clause (j) plus the aggregate fair market value (net, in the case of the real estate owned by Huntsman Headquarters Corporation, of the debt secured by such real estate) of all the assets then proposed to be disposed of does not exceed $50,000,000 per annum and $150,000,000 in the aggregate from and after the Closing Date; and

          (k) Borrower and its applicable Subsidiaries may consummate the HIH Unit Transfer.

          8.7     LOANS AND INVESTMENTS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any or own any Investments except that Borrower and its Restricted Subsidiaries may:

          (a)     acquire and hold Cash and Cash Equivalents;

          (b) make or maintain advances to their employees in the ordinary course of business for travel, relocation and related expenses;

          (c) hold (i) its existing Investments in Subsidiaries and (ii) the other Investments identified on SCHEDULE 8.7 (in each case, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital and similar circumstances);

          (d) acquire and hold Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and other Persons having obligations in favor of Borrower or a Subsidiary in settlement of delinquent obligations of, and other disputes with, customers and suppliers and such other Persons arising in the ordinary course of business;

          (e) make additional Investments in any Restricted Domestic Subsidiary; PROVIDED that (i) any such additional equity Investments in Restricted Domestic Subsidiaries after the Closing Date shall not exceed, in the aggregate $10,000,000 outstanding, and (ii) any such Investment constituting a loan or advance to a Restricted Domestic Subsidiary shall be made pursuant to one of the Pledged Intercompany Notes;

          (f) make any Investment by Borrower or any Restricted Domestic Subsidiary in any Foreign Subsidiary after the Closing Date in an aggregate amount for all such Investments from and after the Closing Date in excess of $15,000,000 or any Investment by a Foreign Subsidiary in any other Foreign Subsidiary;

          (g) make any Investment after the Closing Date in Unrestricted Subsidiaries in an amount not in excess of $10,000,000 in the aggregate from and after the Closing Date; PROVIDED, that the purpose of any such Investment shall be to fund a current expenditure of such Unrestricted Subsidiary;

          (h) purchase Polymers Senior Notes in an aggregate amount not exceeding the Permitted Polymers Notes Repurchase Amount to the extent such amount is available and not required to be prepaid pursuant to SECTION 4.2(e); and

          (i) make one or more Investments in HSCHC (which may be reinvested by HSCHC in HSCC) when and as interest payments become due and payable on the BASF Note, each in an amount not to exceed the interest payment required to be paid in cash by HSCC on the BASF Note.

          8.8     TRANSACTIONS WITH AFFILIATES.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate of Borrower or any of its Subsidiaries (other than the Borrower or any Restricted Subsidiary), except for (i) transactions that are on terms no less favorable to Borrower or such Subsidiary, as applicable, than could be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower or any of its Subsidiaries and are necessary or desirable for Borrower or its Subsidiary in the conduct of its business, (ii) the Tax Sharing Agreement and transactions thereunder in accordance with the terms thereof and (iii) the HIH Unit Transfer.

          8.9     SALE-LEASEBACKS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, lease any property as lessee in connection with Sale and Leaseback Transactions entered into after the Closing Date.

          8.10    LINES OF BUSINESS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or acquire any line of business which does not consist of the manufacture, distribution, purchase or sale of chemicals, plastics or finished products made therefrom or is not otherwise reasonably related to the business engaged in as of the Closing Date, except to the extent that after any such entry or acquisition, Borrower and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them as of the Closing Date. Notwithstanding anything to the contrary in this Agreement, IRIC shall not engage in any business other than the business of serving as a captive insurance company for Borrower and its Subsidiaries and engaging in such necessary activities related thereto as may be permitted to be engaged in by a Vermont captive insurance company pursuant to applicable Vermont captive insurance company rules and regulations; PROVIDED, that IRIC shall not hold cash or other Investments except in a manner consistent with SCHEDULE 8.18(a).

          8.11    FISCAL YEAR. Borrower shall not change its Fiscal Year.

          8.12    AMENDMENTS TO ORGANIZATIONAL AND OTHER DOCUMENTS.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or waive, or permit any amendment, modification or waiver to its Organizational Documents if such amendment, modification or waiver could reasonably be expected to adversely affect the interests of the Collateral Agent, Administrative Agent or the Lenders. Borrower shall not, nor shall it permit any of its Subsidiaries to waive or release any interest under any Security Document except as expressly permitted hereby or thereby. Borrower shall not, and shall not permit any Subsidiary to, amend, modify or waive or cause to be amended, modified or waived any provision of (a) the ICI Agreement unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders (b) the BASF Note, unless such amendment, modification or waiver is approved by the Administrative Agent, (c) the Tax Sharing Agreement, unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders and (d) the Horizon Subordinated Note, unless such amendment, modification or waiver is approved by the Administrative Agent and, if adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change), by the Required Lenders. Neither Borrower or any of its Restricted Subsidiaries shall enter into any tax sharing agreement with Holdco I or Holdco II except as set forth in the Tax Sharing Agreement.

          8.13    LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other Obligations owed to Borrower or any of its other Subsidiaries, (ii) make any loans or advances to Borrower or any of its other Subsidiaries, (iii) transfer any of its property or assets to Borrower or any of its other Subsidiaries or (iv) enter into any Material Agreement unless such agreement expressly provides that it may be collaterally assigned to the Collateral Agent and may be further assigned by the Collateral Agent in any foreclosure, except:

          (a) any encumbrance or restriction pursuant to the Priority Credit Agreement or the agreement governing Permitted Junior Debt or any extension, replacement or refinancing thereof which is not otherwise prohibited by the terms of this Agreement;

          (b) any such encumbrance or restriction consisting of customary non-assignment provisions in Contractual Obligations which are not Material Agreements and are entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of such agreement;

          (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the assets specifically secured by such security agreement;

          (d) any restriction on transfer of an asset pursuant to an agreement to sell such asset to the extent such sale would be permitted under the terms of this Agreement;

          (e) restrictions on Airstar Corporation in the Airstar Aircraft Financing Documents and restrictions on Huntsman Headquarters Corporation in the Headquarters Mortgage Loan Documents;

          (f) restrictions in Section 4.03 of the Articles of Incorporation of Huntsman Chemical Corporation; and

          (g) restrictions on Foreign Subsidiaries in Foreign Overdraft Facilities.

          8.14    ACCOUNTING CHANGES.

          Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the Closing Date, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Administrative Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the financial statements referred to in SECTION 6.5(a) hereof occur after the Closing Date and such changes result in, in the sole judgment of Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations to amend the covenants employing financial calculations herein so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

          8.15 RESTRICTIONS ON CERTAIN UNRESTRICTED SUBSIDIARIES. Borrower will not permit either HSCHC or HSCC to, and HSCHC and HSCC hereby agree that they will not, except in each case as described on SCHEDULE 8.15, (i) incur any Indebtedness or other material obligations of any kind; (ii) directly or indirectly, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of their properties or assets (including, without limitation any securities or intercompany Indebtedness in favor of HSCC or HSCHC), except as may be approved by the Administrative Agent in connection with any settlement entered into between HSCC and ICI and/or its Affiliates with respect to certain claims of ICI with respect to the membership interests in HIH held by ICI; (iii) issue any Capital Stock; (iv) dispose of or transfer any assets; (v) in the case of HSCHC, engage in any business other than holding securities of its Subsidiaries; or (vi) in the case of HSCC, engage in any business other than holding securities of Huntsman International LLC; provided, that this SECTION 8.15 shall not prohibit any amendment to the BASF Note to the extent not prohibited by SECTION 8.12. Neither HSCHC nor HSCC will create any additional direct Subsidiaries after the Closing Date.

          8.16 AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO PRIORITY CREDIT AGREEMENT. Borrower shall not agree to or permit any of the following terms or provisions of the Priority Credit Agreement to be amended, modified, waived or supplemented without the prior consent of (i) in the case of clause (a), Lenders holding at least 80% of all Loans and (ii) in the case of clauses (b) and (c), the Supermajority Lenders, in each case in addition to any other vote which may be required under the Priority Credit Agreement:

          (a) Permit the amount of Indebtedness permitted to be outstanding under the Priority Credit Agreement to be increased above $275,000,000;

          (b) The definition of the term "Advance Rate" set forth in the Priority Credit Agreement (as in effect on the Closing Date); and

          (c) The definitions of the terms "Eligible Receivables" and "Eligible Inventory" as set forth in the Priority Credit Agreement (as in effect on the Closing Date) if the changes to such definitions has the effect of increasing the aggregate amount of available credit under the Priority Credit Agreement.

          8.17 CHARITABLE CONTRIBUTIONS. Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make charitable contributions, except for DE MINIMIS civic and community contributions made in the ordinary course of business.

          8.18 COLLATERAL ACCOUNT AGREEMENTS. Borrower shall not, and shall not permit any Credit Party or IRIC to, establish or utilize any domestic Deposit Account, unless a fully executed Collateral Account Agreement shall be in full force and effect with respect thereto, except with respect to one or more Deposit Accounts maintained at financial institutions with which no Collateral Account Agreement shall have previously been entered into with account balances of any such accounts not to at any time exceed $100,000 and the aggregate of all such accounts not at any time to exceed $500,000, except in the case of IRIC, with respect to insurance proceeds which may be disbursed and held in accordance with the procedures set forth on SCHEDULE 8.18(a). Except as set forth on SCHEDULE 8.18(b), at no time shall the Dollar Equivalent of the aggregate balances in all accounts maintained by Borrower and its Restricted Subsidiaries outside the USA exceed $500,000.

          8.19 BORROWINGS UNDER PRIORITY CREDIT AGREEMENT. In no event shall Borrower make any borrowing of Priority Loans under the Priority Credit Agreement if, after giving effect to such borrowing, Borrower would have more than $50,000,000 of Available Liquidity (but in any event excluding any cash from time to time in a Recovery Event Escrow Account in accordance with SECTION 4.2(h)).

                                   ARTICLE IX

                               FINANCIAL COVENANTS

          Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or in any other amount is owing to any Lender or Administrative Agent hereunder, Borrower shall not directly or indirectly:

          9.1     LEVERAGE RATIO.

          Permit the ratio (the "LEVERAGE RATIO") of (a) Consolidated Debt on the last day of any Fiscal Quarter of Borrower (after giving effect to all payments and prepayments made on such date) to (b) EBITDA of Borrower for the four Fiscal Quarter periods ending on such day to exceed the ratio set forth below at the end of any Fiscal Quarter occurring during the period opposite such ratio:

DATE                                                         RATIO
-----------------------------------                          -----------
Closing Date - June 30, 2003                                 8.25 to 1.0
July 1, 2003 - September 30, 2003                            8.00 to 1.0
October 1, 2003 - December 31, 2003                          7.25 to 1.0
January 1, 2004 - March 31, 2004                             6.75 to 1.0
April 1, 2004 - June 30, 2004                                6.00 to 1.0
July 1, 2004 - September 30, 2004                            5.00 to 1.0
October 1, 2004 - December 31, 2004                          4.75 to 1.0
January 1, 2005 - June 30, 2005                              3.75 to 1.0
July 1, 2005 - and thereafter                                3.25 to 1.0

          9.2     INTEREST COVERAGE RATIO.

          Permit the ratio (the "INTEREST COVERAGE RATIO") of (i) EBITDA for each period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter of Borrower to (ii) the sum of Cash Interest Expense of Borrower and its Restricted Subsidiaries for such period to be less than the ratio opposite the applicable period set forth below:

DATE                                                         RATIO
----------------------------                                 -----------
Closing Date - June 30, 2003                                 1.30 to 1.0

July 1, 2003 - September 30, 2003                            1.40 to 1.0
October 1, 2003 - December 31, 2003                          1.50 to 1.0
January 1, 2004 - March 31, 2004                             1.75 to 1.0
April 1, 2004 - September 30, 2004                           2.00 to 1.0
October 1, 2004 - December 31, 2004                          2.25 to 1.0
January 1, 2005 - June 30, 2005                              2.50 to 1.0
July 1, 2005 - and thereafter                                2.75 to 1.0

          9.3 FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) EBITDA of Borrower for each period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter to (ii) Consolidated Fixed Charges for such period to be less the ratio opposite the applicable period set forth below:

DATE                                                         RATIO
--------------------------------                             -----------
Closing Date - June 30, 2003                                 .85 to 1.0
July 1, 2003 - December 31, 2003                             .90 to 1.0
January 1, 2004 - June 30, 2004                              1.00 to 1.0
July 1, 2004 - and thereafter                                1.25 to 1.0

          9.4     CAPITAL EXPENDITURES.

          Permit, nor permit any of its Restricted Subsidiaries to, make any Consolidated Capital Expenditures, except that Borrower and its Restricted Subsidiaries may make such Consolidated Capital Expenditures (i) during 2002, not in excess of an amount equal to $85,000,000; (ii) during each Fiscal Year thereafter and until payment in full of all Obligations hereunder, not in excess of an amount equal to $100,000,000 plus, in each case, Permitted Turnaround Capital Expenditures; PROVIDED, HOWEVER, that, to the extent that Borrower consummates the Minimum Term B Prepayment, Borrower and its Restricted Subsidiaries may make Consolidated Capital Expenditures in each Fiscal Year commencing on January 1, 2003 in an amount equal to $135,000,000 plus Permitted Turnaround Capital Expenditures; PROVIDED, FURTHER, HOWEVER, to the extent Consolidated Capital Expenditures referred to in CLAUSE (ii) for any Fiscal Year are less than the amount allowable for such Fiscal Year, the difference thereof may be carried forward to the immediately following fiscal year in an amount not to exceed $10,000,000.

                                    ARTICLE X

                                EVENTS OF DEFAULT

          10.1    EVENTS OF DEFAULT.

          Any of the following events, acts, occurrences or state of facts shall constitute an "EVENT OF DEFAULT" for purposes of this Agreement:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower (i) shall default in the payment of principal on any of the Loans; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days; or

          (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on the part of Borrower or any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

          (c) COVENANTS. Any Credit Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE VIII, ARTICLE IX hereof or SECTIONS 7.1, 7.3(a), 7.9, 7.10, 7.11, and 7.13 or any term of the HSCC Agreement or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to Borrower by Administrative Agent or any Lender; or

          (d) DEFAULT UNDER OTHER LOAN DOCUMENTS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this SECTION 10.1) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to Borrower by Administrative Agent; or

          (e) VOLUNTARY INSOLVENCY, ETC. Holdco I, Holdco II, Borrower or any of its Material Subsidiaries which are Restricted Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution (except as permitted by SECTION 8.3(c)) or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

          (f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against Holdco I, Holdco II, Borrower or any of its Material Subsidiaries which are Restricted Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any similar writ, judgment, warrant of attachment, execution or process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty (30) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

          (g) DEFAULT UNDER OTHER AGREEMENTS. (i) Holdco I, Holdco II, Borrower or any of its Restricted Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any amount pursuant to any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 (or, in the case of such a default under a Hedging Agreement, $2,500,000, measured by reference to the mark to market termination value of obligations under the respective Hedging Agreement(s) at the time) in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) a default shall occur in the performance or observance of any agreement under any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity or (iii) any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $5,000,000 of Holdco I, Holdco II, Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than with proceeds of the event giving rise to such prepayment), prior to the stated maturity thereof; or

          (h) JUDGMENTS. One or more judgments or decrees shall be entered against Borrower or any of its Restricted Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within thirty
(30) days from the entry thereof; or

          (i) ERISA. Either (i) any Reportable Event which constitutes grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan; (iii) the PBGC shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (iv) Borrower or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 et seq. of ERISA; or (vi) Borrower or any Subsidiary of Borrower, or any ERISA Affiliate shall fail to make a deficit reduction contribution required under Code Section 412(l) to any Plan by the due date for such contribution; if as of the date thereof or any subsequent date, the sum of each of Borrower's and its Subsidiaries' and their ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) as a result of such events listed in subclauses (i) through (v) above exceeds $7,500,000; or

          (j)     CHANGE IN CONTROL. A Change of Control shall occur; or

          (k) SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent subject to no other Liens (except to the extent expressly permitted herein or therein); or

          (l) HOLDCO AGREEMENT BREACH. A "Default" (as defined in the Holdco Agreement) shall occur under the Holdco Agreement.

          If any of the foregoing Events of Default shall have occurred and be continuing, Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Borrower declare all sums then owing by Borrower hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, (ii) enforce, as Administrative Agent (to the extent permitted under the applicable Loan Documents) or direct the Collateral Agent to enforce, pursuant to the terms of the applicable Security Document, all of the Liens and security interests created pursuant to the Security Documents. In cases of any occurrence of any Event of Default described in clause (e) or
(f) of this SECTION 10.1, the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by Borrower hereunder shall also become immediately due and payable all without notice of any kind.

          Anything in this SECTION 10.1 to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal (other than principal due solely as a result of such acceleration), if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of SECTION 12.1 hereof.

          10.2    RIGHTS NOT EXCLUSIVE.

          The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                              ADMINISTRATIVE AGENT

          In this ARTICLE XI, the Lenders agree among themselves as follows:

          11.1    APPOINTMENT.

          Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent (for purposes of this Agreement, the term Administrative Agent shall include Administrative Agent in its capacity as Collateral Agent pursuant to the Security Documents) to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, Administrative Agent to take such action on its behalf under the provisions of the Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders or all Lenders, as the case may be) and any other instruments, documents and agreements referred to therein and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its officers, directors, agents, employees or affiliates.

          11.2    NATURE OF DUTIES.

          Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. The duties of Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to ARTICLE X.

          11.3    RIGHTS, EXCULPATION, ETC.

          Neither Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Lender for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of Borrower. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other document or the financial condition of Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders, Supermajority Lenders or all Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of either Administrative Agent acting or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by SECTION 12.1, all of the Lenders.

          11.4    RELIANCE.

          Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notice, statement, certificate, order or other document or any telephone, telex, teletype, telecopier or electronic message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          11.5    INDEMNIFICATION.

          To the extent that Administrative Agent is not reimbursed and indemnified by Borrower, the Lenders will reimburse and indemnify Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent, acting pursuant hereto in such capacity, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by Administrative Agent under any of the Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 11.5 shall survive the payment in full of the Notes and the termination of this Agreement. For purposes hereof, "Aggregate Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender's Term Loans and the denominator of which shall be the aggregate of all of the Loans outstanding hereunder.

          11.6    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

          With respect to its Loans made by it, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any Subsidiary of Borrower as if it were not acting as the Administrative Agent hereunder or under any other Loan Document, including the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

          11.7 NOTICE OF DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Lenders.

          11.8 HOLDERS OF OBLIGATIONS. Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent pursuant to SECTION 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

          11.9    RESIGNATION BY ADMINISTRATIVE AGENT.

          (a) Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (b), (c) or (d) below.

          (b) Upon any such notice of resignation by Administrative Agent, Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to Borrower and shall be an incorporated bank or trust company.

          (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, Administrative Agent, with the consent of Borrower, shall then appoint its successor who shall serve as Administrative Agent, as the case may be, until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c), by the 20th Business Day after the date such notice of resignation was given by Administrative Agent, as the case may be, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.

                                   ARTICLE XII

                                  MISCELLANEOUS

          12.1    NO WAIVER; MODIFICATIONS IN WRITING.

          (a) No failure or delay on the part of Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Administrative Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall:

                  (i) without the consent of Lenders holding at least 80% of the principal amount of the affected Term Loans reduce the amount of or postpone the date of any Scheduled Term Loan Principal Payments;

                  (ii) without the consent of Lenders holding at least 66-2/3% of all Loans:

                         (A) amend, modify or waive any provision of SECTION 4.2(b), SECTION 4.2(c) (including for purposes hereof the definition of Excess Cash Flow set forth in SECTION 1.1), SECTION 4.2(e) or
          SECTION 4.2(g), or

                         (B) prior to the Minimum Term B Prepayment, amend, modify or waive any provision of SECTION 8.1 or SECTION 8.2;

                  (iii) without the consent of each Lender (with Obligations directly affected thereby in the case of the following clause (A)):

                         (A) extend the final scheduled maturity of any Loan or Note or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof),

                         (B) other than as expressly permitted under SECTION 12.17(b)(i)(A)-(C), effect any release of assets with a book value aggregating 5% or more of the total consolidated tangible assets of Borrower (measured as of the end of the most recently completed Fiscal Quarter for which financial statements have been delivered to Administrative Agent) during the term of this Agreement,

                         (C)  amend, modify or waive any provision of this
          SECTION 12.1(a),

                         (D) reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders (it being understood that, with the consent of the Required Lenders, the definition of "Required Lenders" or "Supermajority Lenders" shall include lenders with respect to additional loans pursuant to this Agreement),

                         (E) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement,

                         (F)  amend the definition of Pro Rata Share, or

                         (G) amend, modify or waive any provision of SECTION 4.2(j);

                  (iv) without the consent of Administrative Agent, amend, modify or waive any provision of ARTICLE XI as same applies to Administrative Agent or any other provisions as same relates to the rights or obligations of Administrative Agent;

                  (v) without the consent of Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of Administrative Agent under the other Loan Documents;

                  (vi) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment or repayment, alter the required application of any prepayments or repayments, as between the various Facilities pursuant to the first sentence of SECTION 4.3(a) and the second sentence of SECTION 4.5(a) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered);

                  (vii) without the consent of the Majority Lenders of each Facility amend the definition of Majority Lenders;

                  (viii) without the consent of Supermajority Lenders:

                         (A) amend, modify or waive SECTION 8.3 so as to permit any Acquisition involving a total Investment in an amount in excess of $20 million,

                         (B) amend, modify or waive any provision of SECTION 8.4, 8.8, 8.16(b) or 8.16(c),

                         (C) amend, modify or waive any provision of SECTION 8.1, 12.17(b), the Security Documents or the Intercreditor Agreement so as to expressly agree that any Liens shall be senior to the Liens securing the Obligations, other than Liens securing the Priority Loans, or

                         (D) amend, modify or waive SECTION 8.2 to permit any Receivables Facility Attributed Indebtedness; or

                  (ix) without the consent of Lenders holding at least 80% of all Loans, amend, modify or waive SECTION 8.16(a).

          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (a)(i) through (ix), inclusive, of the proviso to the third sentence of
SECTION 12.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Borrower if the respective Lender's consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
SECTION 3.6 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change or (B) repay outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with SECTION 12.1(a); PROVIDED that, unless Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; PROVIDED, FURTHER, that in any event the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) contemplated by the proviso to this SECTION 12.1(b).

          12.2    FURTHER ASSURANCES.

          Borrower agrees to do such further acts and things and to execute and deliver to Administrative Agent such additional assignments, agreements, powers and instruments, as Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Administrative Agent its rights, powers and remedies hereunder.

          12.3    NOTICES, ETC.

          Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the other methods provided above, all in accordance with the provisions of this SECTION 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on its signature page to this Agreement or, in the case of any Assignee, on its signature page to its Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on its signature page to this Agreement or such Assignment or Assumption Agreement, as the case may be.

          12.4    COSTS, EXPENSES AND TAXES.

          (a) GENERALLY. Borrower agrees without duplication to pay promptly upon request by Administrative Agent all reasonable costs and expenses incurred by or on behalf of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, and any local counsel retained by Administrative Agent relative thereto, other Attorney Costs, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, Borrower shall pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan, and agrees to save and hold Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by Borrower in paying, or omission by Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following Administrative Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate.

          (b) INDEMNIFICATION. Borrower will indemnify and hold harmless Administrative Agent and each Lender and each director, officer, employee, agent, attorney, trustee, advisor and Affiliate of Administrative Agent and each Lender (each such Person an "INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS") from and against all losses, claims, damages, obligations (including removal or remedial actions), expenses or liabilities (not including Taxes as to which Borrower is not required to make any payment of additional amounts pursuant to SECTION 4.7(c) hereof) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not Administrative Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER,

                  (i) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct or bad faith of such Indemnified Person as finally determined by a court of competent jurisdiction and

                  (ii) that nothing contained herein shall affect the obligations and liabilities of the Lenders to Borrower contained herein.

                  (iii) If any action, suit or proceeding arising from any of the foregoing is brought against Administrative Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this
     SECTION 12.4, Borrower will, if requested by Administrative Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless Administrative Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability to the extent arising out of the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment, Borrower further agrees to indemnify and hold each Indemnified Person harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Person by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or Threatened Release of any Contaminants into the environment for which Borrower or any of its Subsidiaries has any liability or which occurs upon the

     Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in SCHEDULE 6.17, provided that, with respect to any liabilities arising from acts or failure to act for which Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, Borrower's obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of Borrower or any such Subsidiary. If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to Borrower that it proposes to take such action. Any and all amounts so expended by Administrative Agent shall be repaid to it by Borrower promptly upon Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless Administrative Agent or any Lender as set forth in this SECTION 12.4 may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of Borrower under this SECTION 12.4 shall survive the termination of this Agreement and the discharge of Borrower's other Obligations hereunder.

          12.5    CONFIRMATIONS.

          Each of Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

          12.6    ADJUSTMENT.

          (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against, Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Borrower, Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          (b) Borrower expressly agrees that to the extent Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

          12.7    EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          12.8    BINDING EFFECT; ASSIGNMENT; ADDITION AND SUBSTITUTION OF
LENDERS.

          (a) This Agreement shall be binding upon, and inure to the benefit of, Borrower, Administrative Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Administrative Agent and all of the Lenders.

          (b) Each Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in all or any portion of its Loans or any other interest of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Lender shall from time to time upon request of Borrower notify Borrower of the identity of any Participants with respect to its Credit Exposure hereunder, PROVIDED, HOWEVER, that failure to provide such notice will not affect the validity of such participation. Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 4.6. Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 3.4, 3.5 and
4.5 with respect to its participation in the Loans outstanding from time to time as if it were a Lender, PROVIDED that such Participant's benefits under SECTIONS 3.4, 3.5 and 4.5 shall be limited to the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under this Agreement or any of the Loan Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definitions of Scheduled Term A Loans Principal Payments (other than the Term A Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note), or reduce the rate or extend the time of payment of interest or fees on any such Loan or Note (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such Participant is participating.

          (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (treating any fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an affiliate of such investment manager as a single Eligible Assignee) (each an "ASSIGNEE"), all or any part of its Loans pursuant to an Assignment and Assumption Agreement attached hereto as
EXHIBIT 12.8(c); PROVIDED that (i) it assigns its Credit Exposure in an amount not less than $1,000,000 (except in the case of an assignment to another Lender) and (ii) any assignment of all or any portion of any Lender's Loans to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a fund that invests in senior loans, any Related Fund of any Lender, shall require the prior written consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), PROVIDED FURTHER, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Loans to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a Related Fund, to any Related Fund of any Lender). Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a fund to one or more Related Fund) in immediately available funds to Administrative Agent at its Payment Office in connection with each such assignment ($2,500 with respect to assignments to any Lender or an Affiliate of such Lender), written notice thereof by such transferor Lender to Administrative Agent and the recording by Administrative Agent in the Register of such assignment and the resulting effect upon the applicable Loans of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that Borrower and

Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by Borrower, the Lenders or Administrative Agent shall be required. At the time of each assignment pursuant to this SECTION 12.8(c) to a Person which is not already a Lender hereunder and which is not a USA person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to Borrower and Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.5(d)(ii) Certificate) described in SECTION 4.5(d). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Borrower of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the determination of its Pro Rata Share of the applicable Facility (in each case, rounded to twelve decimal places), the Loans and any new Notes to be issued, at Borrower's expense, to such Assignee, and no further consent or action by Borrower or the Lenders shall be required to effect such amendments.

          (d) Borrower authorizes each Lender to disclose to any Participant or Assignee or its investment advisor (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and any Subsidiary of Borrower which has been delivered to such Lender by Borrower pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation of Borrower prior to entering into this Agreement. Any Transferee or any prospective Transferee to whom such financial information is disclosed shall be required to maintain the confidentiality of such information pursuant to SECTION
12.17 as if they were parties to this Agreement

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, Borrower; provided that no such pledge or assignment of a security interest under this SECTION 12.8(e) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          12.9    CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

          (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

          (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
(A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.10 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          12.11 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          12.12 TRANSFERS OF NOTES. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and Borrower of such transfer, and Administrative Agent and Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Administrative Agent and Borrower shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of Term A Loans or Term B Loans, as the case may be, of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

          12.13 REGISTRY. Borrower hereby designates Administrative Agent to serve as Borrower's agent, solely for purposes of this SECTION 12.13 to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to SECTION 12.8(c). Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. Borrower agrees to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent (other than those arising from the gross negligence or willful negligence of the Administrative Agent) in performing its duties under this SECTION 12.13.

          12.14 HEADINGS. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          12.15 TERMINATION OF AGREEMENT. This Agreement shall terminate when all outstanding Obligations and Loans have been paid in full; provided, however, that the rights and remedies of Administrative Agent and each Lender with respect to any representation and warranty made by Borrower pursuant to this Agreement or any other Loan Document, and the indemnification provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.

          12.16 CONFIDENTIALITY. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to Borrower and its Subsidiaries or Affiliates which is provided to it by any such parties in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except:

                  (i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender,

                  (ii) to the extent such information is independently obtained from a source other than Borrower or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted,

                  (iii) to an Affiliate of such Lender, counsel, auditors, examiners of any regulatory authority having or reasonably asserting jurisdiction over such Lender, accountants and other consultants retained by Administrative Agent or any Lender or to any Affiliate of a Lender which is a direct or indirect contractual counterparty in swap agreements with the Borrower or a Subsidiary of the Borrower or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 12.16) or to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender,

                  (iv) in connection with any litigation or the enforcement of the rights of any Lender or Administrative Agent under this Agreement or any other Loan Document,

                  (v) to the extent (x) required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or reasonably asserting jurisdiction over any Lender or Administrative Agent; PROVIDED, HOWEVER, that in such event, if the Lender(s) are able to do so, the Lender shall provide Borrower with prompt notice of such requested disclosure so that Borrower may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, (y) requested by any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender or (z) requested by an Affiliate of a Lender which is a direct or indirect contractual counterparty in swap agreements with the Borrower or a Subsidiary of the Borrower or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 12.16) or to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender,

                  (vi) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement). In no event shall Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by Borrower.

          12.17   CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

          (a) AUTHORITY. Each Lender authorizes and directs DB to act as Collateral Agent and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other secured parties. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders (or, where required by the express terms, hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any of its Subsidiaries; (iii) act as the Collateral Agent for the Lenders for purposes stated therein to the extent such action is provided for under the Loan Documents, PROVIDED, HOWEVER, the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender;
(iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b)     RELEASE OF COLLATERAL.

                  (i) The Administrative Agent and the Lenders hereby direct the Administrative Agent and the Collateral Agent, as the case may be, to release, in accordance with the terms hereof, any Lien held by the Administrative Agent or the Collateral Agent, as the case may be, under the Security Documents (and, in the case of clause (B) below, release the affected Subsidiary from its guaranty):

                         (A) against all of the Collateral, upon final and indefeasible payment in full of the Loans and Obligations and termination hereof;

                         (B) against any part of the Collateral sold or disposed of by Borrower or any of its Subsidiaries (other than sales permitted under SECTION 8.6(e) but including, without limitation, in the case of a sale or disposition of all of the Capital Stock of a Subsidiary owned by Borrower and its Subsidiaries or the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to an amendment hereto with the approval of the Required Lenders, all assets of such Subsidiary and its Subsidiaries and all Pledged Intercompany Notes issued by such Subsidiary and its Subsidiaries) to the extent such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

                         (C) against any Collateral acquired by Borrower or any of its Subsidiaries after the Closing Date and at least 80% of the purchase price therefor is within 120 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by SECTION 8.1(b)(i); and

                         (D) against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in
          SECTION 12.1(a)(iii)(B), if such release is consented to by the Required Lenders;

PROVIDED, HOWEVER, that (y) the Administrative Agent or the Collateral Agent, as the case may be shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any of its Subsidiaries in respect of) all interests retained by Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (ii) Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this SECTION 12.17 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

          (c) NO OBLIGATION. Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent or the Collateral Agent in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interests in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, provided, that, notwithstanding the foregoing, the Administrative Agent and the Collateral Agent shall be responsible for their grossly negligent actions or actions constituting intentional misconduct.

          (d) PRIORITY CREDIT AGREEMENT LIEN SUBORDINATION. Each Lender hereby instructs the Administrative Agent and the Collateral Agent to enter into the Security Agreement and the Intercreditor Agreement and such amendments or modifications thereto and to the other Security Documents consistent herewith and as the Administrative Agent or the Collateral Agent reasonably determines to be necessary to subordinate the Liens granted by Borrower and the Restricted Subsidiaries in favor of the Administrative Agent and Lenders to secure the Obligations to the Liens granted pursuant to the Priority Loan Documents. Each Lender agrees that, notwithstanding the time, order or method of attachment or perfection of Liens granted in favor of the Collateral Agent and/or the Priority Collateral Agent, to secure the Obligations and/or the Obligations (as defined in the Priority Credit Agreement) or the filing or recording of financing statements or other Security Documents and/or Security Documents (as defined in the Priority Credit Agreement); the validity or enforceability of the security interests and Liens granted in favor of the Priority Collateral Agent or the Collateral Agent; any provisions of the UCC or any applicable law or decision; any provision set forth in any Security Document and/or any Security Document (as defined in the Priority Credit Agreement) in the possession or control by the Priority Collateral Agent or the Collateral Agent of all or any part of any Collateral as of the date hereof or otherwise, the Liens granted under the Security Documents (as defined in the Priority Credit Agreement) shall be a first and prior security interest for all purposes and the Liens granted under the Security Documents to secure the Obligations shall be second and subordinated to the liens granted under the Security Documents (as defined in the Priority Credit Agreement). Each Lender agrees that it shall not challenge or question in any proceeding the validity or enforceability of this SECTION 12.17(d) or any corresponding provisions with respect to lien subordination in the Security Agreement or the Intercreditor Agreement. Each Lender agrees that it shall not challenge or question in any proceeding the priority or validity of the liens granted to the Administrative Agent, Lenders or the Collateral Agent to secure the Obligations (as defined in the Priority Credit Agreement).

          (e) TRANSFER RESTRICTION AGREEMENT. The Administrative Agent and the Required Lenders (as defined in the Original Credit Agreement) and the Required Lenders (as defined in the Original Term Loan Agreement) hereby permit the contribution of the Capital Stock which is subject to the Transfer Restriction Agreement dated as of December 20, 2001, by and among the Borrower, Jon M. Huntsman and DB, to the Borrower on or before the Closing Date, without the payment of any cash consideration, pursuant to SECTION 5.1(c)(ii).

          12.18 CERTAIN GUARANTEE OBLIGATIONS. The Borrower hereby guarantees all obligations of each of its Subsidiaries (for so long as such Subsidiary remains a Subsidiary) under all Hedging Agreements entered into by such Subsidiary with any Lender or any Affiliate of a Lender (even if such Person subsequently ceases to be a Lender hereunder for any reason), which obligations are pursuant to the terms of such Hedging Agreements expressly secured by the security interests granted under the Security Agreement. The provisions of Sections 4 through 9 of the Amended and Restated Subsidiary Guarantee Agreement are hereby incorporated herein by reference MUTATIS MUTANDIS as if all references to "Guarantor" and "Guaranteed Obligations" were references to Borrower and the obligations guaranteed by this SECTION 12.18, respectively.

          12.19 STEERING COMMITTEE. No member of the Steering Committee (as defined in the Second Amendment to the Amended and Restated Term Loan Agreement) or any of such member's officers, directors, employees or agents shall be liable to the Borrower, any Lender, the Administrative Agent or any other Person for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Borrower shall, and to the extent that any member of the Steering Committee is not reimbursed and indemnified by Borrower, the Lenders shall reimburse and indemnify such member of the Steering Committee for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such member of the Steering Committee (or against such member's officers, directors, employees or agents), acting in such capacity, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Steering Committee or such member of the Steering Committee under any of the Loan Documents, or in connection herewith or therewith, in proportion to each Lender's Aggregate Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such member of the Steering Committee's gross negligence or willful misconduct.

          12.20 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (a) Borrower, Administrative Agent and each of the Existing Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office (or to Administrative Agent's counsel as directed by such counsel) or, in the case of the Existing Lenders, shall have given to Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Administrative Agent's counsel that the same has been signed and mailed to it or (b) upon the occurrence of the Effective Date as defined in the Plan of Reorganization and approved by a court of competent jurisdiction. Administrative Agent will give Borrower and each Existing Lender prompt written notice of the occurrence of the Effective Date.

          12.21 EFFECT OF AMENDMENT AND RESTATEMENT. Borrower, Administrative Agent and the Lenders acknowledge and agree that (i) this Agreement and the documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the Obligations (as such terms are defined in the Original Credit Agreement and the Original Term Loan Agreement, each as in effect prior to the Closing Date (prior to giving effect to the Transactions)) or a novation, payment and reborrowing of the Loans (as such terms are defined in the Original Credit Agreement and the Original Term Loan Agreement, each as in effect prior to the Closing Date (prior to giving effect to the Transactions)) and (ii) the liens and security interests of the Existing Lenders securing payment of the Obligations (as such term is defined in the Original Credit Agreement and the Original Term Loan Agreement) are in all respects continuing and in full force and effect with respect to the Obligations hereunder. The security interest in, lien upon and/or conditional assignment of rights and interest of the Borrower and the Subsidiary Guarantors granted to the Collateral Agent pursuant to the Security Agreement are hereby ratified and shall continue from and after the date hereof and as such, shall remain in full force and effect pursuant to the Security Agreement from and after the date hereof.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           HUNTSMAN COMPANY LLC

                                           By:
                                              -------------------------------

                                           Name:
                                                -----------------------------

                                           Title:
                                                 ----------------------------

                                           Address:

                                           Huntsman Company LLC
                                           500 Huntsman Way
                                           Salt Lake City, Utah 84108
                                           Attn: General Counsel
                                           Tel. No.: (801) 532-5200
                                           Telecopier No.: (801) 584-5781

Solely for purposes of SECTION 8.15 of this Agreement:

HUNTSMAN SPECIALTY CHEMICALS
CORPORATION

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


Solely for purposes of SECTION 8.15 of this Agreement:

HUNTSMAN SPECIALTY CHEMICALS
HOLDINGS CORPORATION

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                     Amended and Restated Credit Agreement

                                           DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS (f/k/a BANKERS TRUST
                                           COMPANY in its individual
                                           capacity as a Lender and
                                           Administrative Agent)

                                           By:
                                              -------------------------------

                                           Name:
                                                -----------------------------

                                           Title:
                                                 ----------------------------

                                           Address:
                                                   --------------------------

                                           Deutsche Bank Trust Company Americas
                                           31 West 52nd Street
                                           New York, NY 10022
                                           Attn: John Anos
                                           Tel. No.: (212) 469-2750
                                           Telex No.: 62922
                                           (Answerback: BTA9-UAW)
                                           Telecopier No.: (212) 469-3632

                     Amended and Restated Credit Agreement

                                           [Name of Financial Institution]

                                           By:
                                               ------------------------------

                                           Name:
                                                -----------------------------

                                           Title:
                                                 ----------------------------

                     Amended and Restated Credit Agreement